UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CVB FINANCIAL CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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CVB Financial Corp. Notice of 2021 Annual Meeting of shareholders and proxy statement

CVB FINANCIAL CORP.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 19, 2021

To Our Shareholders:

The 2021 annual meeting of shareholders of CVB Financial Corp. will be held at 8:00 a.m. local time at CVB Financial Corp.’s Corporate Headquarters, 701 North Haven Avenue, Ontario, CA 91764, on Wednesday, May 19, 2021.

We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the COVID-19 pandemic, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. There will be no food or refreshments provided at this meeting.

The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 19, 2021). To join our conference call facility, please dial 1 (833) 301-1161, passcode 5992194. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 26, 2021. To access the replay, please dial 1 (855) 859-2056, passcode 5992194.

Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present for purposes of California law, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. Participation by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call.

At our meeting, we will ask you to act on the following matters:

1.	Election of Directors. Elect ten persons to the Board of Directors to serve a term of one year and until their successors are elected and qualified. The following ten persons are our nominees:

George A. Borba, Jr.	Marshall V. Laitsch
David A. Brager	Kristina M. Leslie
Stephen A. Del Guercio	Raymond V. O’Brien III
Rodrigo Guerra, Jr.	Jane Olvera
Anna Kan	Hal W. Oswalt

Additional information regarding procedures for shareholders recommending nominees for directors is set forth below under the heading “Consideration of Shareholder Proposals and Director Nominees.”

2.	Ratification of Appointment of Independent Registered Public Accountants. Ratify the appointment of KPMG LLP as our independent registered public accountants for 2021.

3.	Advisory Compensation Vote. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for 2020 (“Say-On-Pay”).

4.	Other Business. Transact any other business that properly comes before the meeting.

If you were a shareholder of record at the close of business on March 29, 2021, you may vote at the annual meeting or at any postponement or adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the 2021 Annual Meeting of Shareholders:

This Proxy Statement, our 2020 Annual Report and our Annual Report on Form 10-K for the fiscal year 2020 are available on the Internet at: http://www.cbbank.com/annualmaterials.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO PLEASE VOTE BY INTERNET OR TELEPHONE, OR TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IF YOU RECEIVED A PAPER COPY OF THIS PROXY STATEMENT AND A PROXY CARD, PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors

Myrna L. Di Santo
Dated: April 7, 2021	Vice President, Corporate Secretary

CVB FINANCIAL CORP.

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PROXY STATEMENT

CVB FINANCIAL CORP.

701 North Haven Avenue

Ontario, California 91764

(909) 980-4030

This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 19, 2021, beginning at 8:00 a.m. local time, at CVB Financial Corp.’s Corporate Headquarters, located at 701 North Haven Avenue, Ontario, CA 91764, and at any postponements or adjournments of the meeting.

CVB Financial Corp. is a bank holding company whose principal subsidiary is Citizens Business Bank. CVB Financial Corp.’s common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) and CVB Financial Corp. is therefore subject to Nasdaq’s listing requirements. CVB Financial Corp. is incorporated in the State of California and Citizens Business Bank is a California-chartered bank. CVB Financial Corp. and Citizens Business Bank are sometimes referred to collectively in this proxy statement as the “Company.”

We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the COVID-19 pandemic, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to listen to our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. There will be no food or refreshments provided at this meeting.

The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 19, 2021). To join the conference call facility, please dial 1 (833) 301-1161, passcode 5992194. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 26, 2021. To access the replay, please dial 1 (855) 859-2056, passcode 5992194.

Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on any matters to be considered at our annual meeting or otherwise to be present for purposes of California law, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. Listening into the meeting by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call.

PROXY STATEMENT SUMMARY

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Shareholders

Time and Date:	8:00 a.m. local time on May 19, 2021

Place:	CVB Financial Corp. Corporate Headquarters
701 North Haven Avenue
Ontario, CA 91764

Record Date:	Shareholders as of the close of business on March 29, 2021

Admission/ Audio Conference Call:	Please follow the instructions specified above

On April 7, 2021, we posted on our website at: www.cbbank.com/annualmaterials, and began mailing to shareholders who requested paper copies, this proxy statement, our 2020 Annual Report and our Annual Report on Form 10-K for 2020.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendations	Page Reference
1. Election of Directors	FOR EACH NOMINEE	11
2. Ratification of Independent Registered Public Accounting Firm	FOR	80
3. Say-On-Pay	FOR	81

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board of Directors is committed to good business practices, transparency in financial reporting and the highest levels of corporate governance. To that end, the Board of Directors has adopted Corporate Governance Guidelines, which among other things, provide for:

•	At least a majority of independent directors;
•	Audit, compensation and nominating and corporate governance committees consisting solely of independent directors;
•	Mandatory retirement of directors;
•	Director stock ownership guidelines;
•	Periodic executive sessions of non-management directors and Audit Committee directors;
•	An annual self-evaluation process for the Board of Directors and its committees;
•	Ethical conduct of directors;
•	Director access to officers and employees;
•	Director access to independent advisors;
•	Periodic review of management’s succession plans; and
•	Methodology for reporting concerns to non-employee directors or the Audit Committee.

A copy of our Corporate Governance Guidelines is available on our website at www.cbbank.com by clicking the tab “Investors”, “Corporate Overview” and then “Governance Documents.”

Board Composition

Pursuant to Article III, Section 3.3(a) of our Bylaws, the authorized number of directors of the Company has been established as not less than seven or more than thirteen, with the exact number within those limits to be set by the Board of Directors by resolution. The current number of directors is set at ten persons.

Director Tenure, Age and Diversity

The distributions of our ten directors, as of the date of this proxy statement, by tenure, age and diversity are as set forth in the three pie charts below.

Board Diversity

In December 2020, Nasdaq filed with the Securities and Exchange Commission (“SEC”) a proposal to adopt listing rules for Nasdaq-listed companies related to board diversity. Proposed Rule 5605(f) (Diverse Board Representation) would require Nasdaq-listed companies, subject to certain exceptions, (1) to have at least one director who self-identifies as a female, and (2) to have at least one director who self-identifies as

Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the reporting company does not have at least two directors on its board who self-identify in the categories listed above. In addition, proposed Rule 5606 (Board Diversity Disclosure) would require each Nasdaq-listed company, again subject to certain exceptions, to provide statistical information about such company’s Board of Directors, in a proposed uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. Although these proposed listing rules have not yet been approved by the SEC and formally adopted by Nasdaq, and, if adopted as presently proposed, such rules would not be effective for at least one calendar year following SEC approval, the Company has nonetheless elected to commence making the requested disclosures in the uniform format proposed by Nasdaq, as set forth in the matrix below.

In addition, the State of California has enacted two statutes on the subject of board diversity that apply to all publicly held companies whose principal executive offices are located in California. In 2018, SB 826 was adopted whereby such companies whose boards of directors have six or more members were required to have at least one female director by the end of 2019 and are required to have at least three female directors by the end of 2021. In 2020, AB 979 was adopted which requires all publicly held corporations headquartered in California to diversify their boards of directors with directors from “underrepresented communities.” Similar to Nasdaq proposed Rule 5605(f), AB 979 defines “director from an underrepresented community” as “an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.” Covered companies must have at least one director from an underrepresented community on their boards by December 31, 2021, and covered companies with nine or more directors must have at least three such directors on their boards by December 31, 2022. The same individual may count for the purposes of both gender and underrepresented community diversity.

The Company believes that it is presently in compliance with the diversity requirements imposed by the proposed Nasdaq listing rules as well as the two State of California statutes summarized above.

Board Diversity Matrix (as of March 31, 2021)

Board Size:

Total Number of Directors	10

Gender:	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	7	3	0	0

Number of directors who identify in any of the categories below:

African American or Black	0	0	0	0

Alaskan Native or American Indian	0	0	0	0

Asian	0	1	0	0

Hispanic or Latinx	1	1	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	6	1	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Undisclosed	0

Board Selection Process

We have established a Nominating and Corporate Governance Committee. This Committee assists the Board of Directors in director selection, as well as in review and consideration of developments in corporate governance practices. This Committee also makes recommendations to the Board of Directors regarding our director nominees for each Board of Directors Committee, and reviews any director candidates submitted by shareholders. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholder(s) utilizing the same criteria as candidates identified by the Committee itself.

The Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors and our goals for nominees to the Board of Directors, including nominees who are current members of our Board of Directors.

The Nominating and Corporate Governance Committee has the authority to utilize, and from time to time engages, third party advisors, as appropriate, to assist it in fulfilling its Board of Directors selection function and in enhancing our corporate governance standards. Services provided by third party advisors generally include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. In 2019, the Committee utilized a nationally recognized compensation consulting firm, Pearl Meyer and Partners, LLC (“Pearl Meyer”), to assist in developing an enhanced Board stock ownership policy. See “Director Stock Ownership” below.

The Nominating and Corporate Governance Committee considers the entire makeup of the Board of Directors when making its nominating recommendations to the full Board of Directors, including tenure, experience, skillset and diversity considerations. In identifying and evaluating nominees for director, the goals of the Nominating and Corporate Governance Committee include maintaining a strong, experienced and diverse Board of Directors by regularly assessing each director’s business background, current responsibilities, community involvement, independence, commitment to CVB Financial Corp. (including meaningful ownership of our common stock pursuant to our director stock ownership policy for our continuing directors) and time available for service.

The Nominating and Corporate Governance Committee also considers diversity of viewpoints, background, experience (including skill diversity), gender, membership in an underrepresented community and other demographics in the selection of nominees. Other important factors the Nominating and Corporate Governance Committee will consider in evaluating nominees include current knowledge of and contacts in CVB Financial Corp.’s industry (banking) and other industries relevant to CVB Financial Corp.’s business, and ability to work together with other members of the Board of Directors. Members of CVB Financial Corp.’s Board also serve on the Board of Citizens Business Bank.

Our mandatory director retirement policy provides that any Board member who reaches his or her 75th birthday is permitted to serve out the remainder of his or her then-current one-year term, but would be ineligible to be re-nominated for re-election.

Director Stock Ownership

Director Stock Ownership Guidelines
3X Annual Retainer

Our directors are expected to evidence their commitment to CVB Financial Corp. through, among other things, ownership of a meaningful amount of our common stock. In 2019, our Compensation Committee revised its guidelines for stockholdings by our non-employee directors to increase the target ownership level of CVB Financial Corp. common stock, from a dollar value of $100,000 to an amount equal to three times (3x) the annual base retainer provided to our non-employee directors. Because the amount of the annual base retainer for 2020 was $70,000 (see the section of this proxy statement on “Director Compensation”), this means the target stock ownership level for our non-employee directors was $210,000 for our 2020 fiscal year. Please see the subsequent Table in this proxy statement on “How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own?”

Board and Executive Leadership Structure and Risk Oversight

The business and affairs of CVB Financial Corp. and Citizens Business Bank are managed under the direction of our Board of Directors. The Board of Directors has historically separated the roles of Chief Executive Officer and Chairman of the Board. We believe this structure, together with our other strong corporate governance practices, provide robust independent oversight of management while ensuring clear strategic alignment throughout the Company. Mr. Raymond V. O’Brien III was elected by our Board of Directors as the Chairman of the Board, effective on January 1, 2015. Mr. O’Brien had previously served as a director of CVB Financial Corp. and Citizens Business Bank since 2012 and as Vice-Chairman of the Board since March 2014. Mr. George A. Borba, Jr., who has served as a director of CVB Financial Corp. and Citizens Business Bank since 2012, continues to serve as our Vice-Chairman of the Board.

Separate board committees exist at CVB Financial Corp. and Citizens Business Bank, each of which is responsible for supervising various areas of responsibility or risk. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee exist at CVB Financial Corp. The Balance Sheet Management Committee, Credit Committee, Risk Management Committee and Trust Services Committee exist at Citizens Business Bank. All of the committees meet on regular schedules and report to the full Board of Directors.

The Board of Directors is charged with providing oversight of the Company’s risk management policies and processes. In accordance with the rules and regulations of Nasdaq, the Audit Committee is primarily responsible for overseeing our financial and internal controls, external and internal audit functions at CVB Financial Corp., and our information security management program under the Company’s Chief Information Security Officer (“CISO”).

The Risk Management Division of Citizens Business Bank conducts periodic monitoring of compliance efforts with a special focus on those areas that expose the Bank to compliance, enterprise and governance risk. The purpose of this periodic monitoring is to ensure that Citizens Business Bank’s associates and business practices are adhering to established policies and procedures and regulatory and corporate governance requirements. The Chief Risk Officer of Citizens Business Bank notifies the appropriate department head, the Management Compliance Committee, the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp. of any significant violations noted.

Our board committees meet periodically with various members of management and receive comprehensive reports on risk management, including management’s assessment of risk exposures (such as risks related to liquidity, market and interest rate sensitivity, credit, cybersecurity, fraud, operations, litigation and regulatory compliance, among others), and the processes in place to monitor and control such risk exposures. From time to time, the committees also receive updates between meetings from members of management relating to risk oversight and corporate governance matters. The Risk Management Committee of Citizens Business Bank is presented with a report on enterprise risk management by management on at least a quarterly basis, and this report is shared and discussed with the full Board of Directors.

In addition to the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp., other committees of the Board of CVB Financial Corp. consider the risks within their respective areas of responsibility. For example, the Compensation Committee of CVB Financial Corp. considers the risks that may be implicated by our executive compensation programs, including our Executive Incentive Plan. For a discussion of the Compensation Committee’s review of CVB Financial Corp.’s executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Discussion of Compensation Policies and Practices Related to Risk Management” in this proxy statement.

We are committed to protecting our customers’ and employees’ personal and financial information, and our Board of Directors and executive management team devote a significant amount of time to information security and cyber security risks, since cyber security incidents compromising non-public personal financial information may produce material adverse effects on the Company’s business, including but not limited to, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation costs. Under the direction of our CISO, the Company maintains a formal information security management program to address cyber security risks. The program leverages industry frameworks and standards with the goal of ensuring appropriate controls are established and are regularly assessed for adequacy. Major components of the program include safeguarding customer and employee information, third party vendor oversight, incident response and seeking to ensure business continuity. Our Audit Committee regularly receives reports and briefings from the CISO on cyber security issues, the Company’s risk posture to protect against cyber security threats, and policies that are intended to adequately implement the information security management program. The CISO and our Chief Risk Officer also periodically keep the Board informed about efforts relating to compliance, examinations, risk assessments, results of audits, penetration and vulnerability testing, security breaches or violations and recommended changes to our information security management program. This periodic reporting includes an annual review of regulatory requirements relating to cyber security, the Gramm-Leach-Bliley Act and, starting in 2020, the California Consumer Privacy Act.

In addition, starting in March 2020, our Board of Directors exercised close oversight regarding management’s strategies and actions to address key risks posed to the Company by the developing COVID-19 pandemic. These key risks included, among others, (i) enhanced credit risk to our loan and investment portfolios caused by widespread economic distress, (ii) net interest margin compression, asset-liability sensitivity and asset-liability duration risks caused by the accompanying decline in prevailing market interest rates, (iii) employee, customer and workplace health and safety issues resulting from Citizens Business Bank’s need to remain open and available as an essential business, and (iv) additional cyber security and information security risks arising from the implementation of remote work capability for a significant number of our employees. In this connection, our Board of Directors received regular reports on developments related to COVID-19 from our CEO, our Chief Operations Officer who chairs the Company’s Business Continuity Special Committee, our Chief Credit Officer, our Chief Financial Officer, our Director of Human Resources, our Chief Information Officer and our CISO. In July 2020, our Board of Directors approved special “thank-you” bonus awards for each of our qualifying employees (other than the 27 members of the Company’s senior leadership team) who worked to ensure that Citizens Business Bank would continue to provide a full range of services and products to our customers and communities during the pandemic.

Consideration of Shareholder Proposals and Director Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder proposals and nominations for candidates for membership on our Board of Directors pursuant to the Company’s Bylaws (as revised in December 2019). In evaluating director nominees by shareholders, the Nominating and Corporate Governance Committee will look at the same factors described under the heading “Board Selection Process” above that it uses for nominees who come to its attention from current members of the Board of Directors. Recommendations must be submitted in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the following address:

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Shareholders should include in such recommendation the following items: (1) the name and address of each proposed nominee, (2) the principal occupation of each proposed nominee, (3) the number of shares of voting stock of CVB Financial Corp. owned by each proposed nominee and the notifying shareholder, (4) the name and residence address of the notifying shareholder, and (5) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the CVB Financial Corp. Board of Directors and will serve as a member of the Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating and Corporate Governance Committee Charter for serving on CVB Financial Corp.’s Board of Directors. This Charter is available on our website at www.cbbank.com by clicking the tab “Investors”, then “Corporate Overview” and then “Governance Documents.”

In addition, our Bylaws permit shareholders to make proposals or to nominate directors for consideration prior to an annual meeting. Pursuant to Section 2.11 of the Company’s Bylaws, nominations by shareholders of persons for election to our Board of Directors must be delivered to the Company’s Corporate Secretary, at the address specified above, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the Company’s annual meeting for the preceding year.

If the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring properly before a meeting of shareholders, our Bylaws require that the following items be included: (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

If the notice relates to a nomination of a director, in order to be deemed to be in proper form under Section 2.11 of our Bylaws, any such nomination must include, as to each nominee, (1) all information relating to such person that is generally required to be disclosed in connection with solicitations of proxies for the election of directors in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), including information required in response to a director’s questionnaire in a form to be provided by the Company to the nominating shareholder, (2) the nominee’s written consent to being named in the proxy statement and to serving as a director if elected, (3) the number of shares of capital stock in any depositary institution or bank holding company (including the Company) owned by the nominee, and any hedging or similar transactions entered into by the nominee in order to increase or decrease the risks or voting power of such stockholdings, (4) whether the nominee would qualify as an “independent director” or

“audit committee financial expert” under applicable law or Nasdaq regulations, (5) certain additional background information concerning the nominee, including any criminal convictions or bankruptcy petitions, and (6) any arrangements or understandings between the nominating shareholder and nominee relating to the nomination.

In addition, pursuant to these same provisions of our Bylaws, the nominating shareholder must provide information concerning (1) the name and address of such shareholder, (2) the number of shares of the Company’s capital stock owned by such shareholder and any derivative positions in the Company’s stock held by or on behalf of such shareholder, (3) any other shareholders or beneficial owners known by such shareholder to support the nomination being proposed, and (4) whether such shareholder is prepared to deliver a proxy statement or solicitation in support of the nomination.

Executive Sessions

Executive sessions of our independent directors are held at least six times a year. The person who presides at these meetings is typically our Chairman of the Board who is also an independent director.

Attendance at Annual Meetings

The Board of Directors encourages all of its members to attend the annual meeting of shareholders. All of our directors who were directors at the time attended our 2020 annual meeting of shareholders either in person or via our conference call facility.

Communications with the Board of Directors

Shareholders wishing to contact CVB Financial Corp.’s Board of Directors, including a committee of the Board of Directors, may do so by writing to the following address to the attention of the Board of Directors or a committee of the Board of Directors at:

Board of Directors

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Confidential communications may be sent through the Internet by logging on to http://www.reportit.net and entering the username: “Citizens” and the password: “Citizens”. All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the communication is intended only for a specific committee. In the case of issues relating to our financial reporting, communications should be directed to the Chair of our Audit Committee who is an independent director. CVB Financial Corp.’s Corporate Secretary keeps a log of all communications sent to the Board of Directors or its committees. This log is available for inspection by the members of the Board of Directors.

Executive Officers

David A. Brager was promoted by our Board of Directors to become CEO of the Company from his previous position as Executive Vice President of our Sales Division, effective on March 16, 2020, following the retirement of Christopher D. Myers, who served as the Company’s CEO and President from August 1, 2006 to March 15, 2020. In conjunction with Mr. Brager’s promotion, the Board of Directors also decided to separate the roles of CEO and President in view of the Company’s recent expansion and increased size and scale. The Company is seeking to recruit a President who would report to Mr. Brager and would be focused on the day-to-day management of the Company’s lending, deposit and specialty product growth opportunities, but this position remains unfilled as of the date of this proxy statement.

Biographical information about all of our executive officers is contained under Item 1 of our Annual Report on Form 10-K for 2020, a copy of which is being mailed with this proxy statement or, as referenced in the Notice, is available on the SEC’s website at http://www.sec.gov and at www.cbbank.com/annualmaterials.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:

ELECTION OF DIRECTORS

We have nominated for election ten (10) directors, all of whom are presently members of CVB Financial Corp.’s Board of Directors, to serve until our 2022 annual meeting of shareholders and until their successors have been duly elected and qualified. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. Proxy holders will cast their votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. Proxies cannot be voted for a greater number of individuals than the number of nominees named.

Each of our Board members was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board of Directors that the nominees have demonstrated an ability to make meaningful contributions to the oversight of our business and affairs, have a reputation for honesty and ethical conduct in their personal and professional activities, exhibit independence, experience and sufficient communication and analytical skills, and meet our Board diversity objectives. On an annual basis, the members of our Board of Directors are required to complete detailed questionnaires which assess, among other things, the specific skill sets and qualifications of our directors, and the responses to these questionnaires are in turn reviewed by our Nominating and Corporate Governance Committee.

The Nominees

The directors standing for reelection are:

					Committee Memberships

					CVBF Board Committees			CBB Board Committees

Name Current Position	Age	Occupation	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Balance Sheet Management	Credit	Risk Management	Trust Services

Raymond V. O’Brien III Chairman of the Board	64	Chief Executive Officer, Cal Plate, Inc.	2012	YES	•	•	•	•	•	•	•

George A. Borba, Jr. Vice Chairman of the Board	53	Partner, George Borba & Son Dairy, LP; President, Belonave Dairy; President, 5 Mile Ranch LLC	2012	YES		•	•	Chair	•	•	•

David A. Brager Director and Chief Executive Officer	53	Chief Executive Officer, CVB Financial Corp.	2020	NO				•	•	•	•

Stephen A. Del Guercio Director	59	Partner, Demetriou, Del Guercio, Springer & Francis, LLP	2012	YES	•	•	•	•		Chair	•

Rodrigo Guerra, Jr. Director	65	Retired Partner, Skadden, Arps, Slate, Meagher & Flom LLP	2017	YES	•	•	Chair	•		•	•

Anna Kan Director	47	Chair, California Manufacturing Technology Consulting	2016	YES	•	•	•	•		•	Chair

Marshall V. Laitsch Director	72	Retired Banking Executive	2018	YES	•	•	•	•	Chair	•	•

Kristina M. Leslie Director	56	Retired Finance Executive	2015	YES	Chair	•	•			•

Jane Olvera Director	52	Founder and President, JP Marketing	2021	YES	•	•	•	•		•	•

Hal W. Oswalt Director	73	President and Chief Executive Officer, Oswalt Consulting	2014	YES	•	Chair	•	•		•	•

Nine of our ten nominees were elected at our 2020 annual meeting of shareholders, and one nominee (Jane Olvera) was appointed to our Board of Directors effective February 10, 2021 in connection with the expansion of our Board from nine to ten directors. Although each of the nominees was selected based on the entirety of his or her experience and skills, the following sets forth certain specific qualifications for directorship for each of our directors:

Director since: 2012 Age: 53 CVBF Committees: Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management (Chair) Credit Risk Management Trust Services

George A. Borba, Jr.

Experience

George A. Borba, Jr. is Vice-Chairman of the Board and has served on our Board since 2012. Mr. Borba, a dairy farmer, became a partner in George Borba and Son Dairy in 1990. He is currently President of Belonave Dairy and 5 Mile Ranch LLC, in Bakersfield, California, which together represent one of the larger dairy operations in the State of California. Mr. Borba earned a B.S. in Agricultural Business Management with a concentration in Finance from the California Polytechnic University in San Luis Obispo. He has served on various boards in San Bernardino and Kern Counties and is active in the Bakersfield community. Currently, Mr. Borba serves as a board member of Bethany Homeless Shelter and the Alliance Against Family Violence and Sexual Assault.

Qualifications

Mr. Borba brings to our Board a deep understanding of the dairy and agricultural industries, which are important components of Citizens Business Bank’s loan portfolio, as well as strong connections with the business community in the Central Valley of California, which is a vital region for Citizens Business Bank’s current and potential future growth.

Director since: 2020 Age: 53 CVBF Committees: None CBB Committees: Balance Sheet Management Credit Risk Management Trust Services

David A. Brager

Experience

David A. Brager is the Chief Executive Officer and a director of CVB Financial Corp. and Citizens Business Bank, having been appointed to these positions effective on March 16, 2020. From 2010 to 2020, Mr. Brager served as Executive Vice President of Citizens Business Bank’s Sales Division which includes oversight of all business financial centers, customer lending and deposit relationships, marketing, treasury management, international services, government services and bankcard products. Mr. Brager previously served as the Senior Vice President and Regional Manager of Citizens Business Bank’s Central Valley Region, after serving as Manager of the Bank’s Fresno Business Financial Center. Mr. Brager received his B.S. from California State University, Fresno, and graduated from the Pacific Coast Banking School, which is in partnership with the University of Washington Graduate School of Business. He presently also serves as a member of the board of directors of the Western Bankers Association, as a member of the board of directors of the Pacific Bankers Management Institute, and as a member of the Governance Council of the College and Career Preparatory Academy under the Orange County Office of Education.

Qualifications

Mr. Brager’s qualifications to sit on our Board include his extensive banking, sales, operational and executive leadership experience.

Director since: 2012 Age: 59 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management (Chair) Trust Services

Stephen A. Del Guercio

Experience

Stephen A. Del Guercio has served on our Board since 2012. Mr. Del Guercio is presently a partner with the law firm of Demetriou, Del Guercio, Springer & Francis, LLP. He was admitted to the California Bar in 1986. His practice areas include real estate and corporate transactional law, serving mid-sized businesses and high net worth individuals. He received his B.A. from the University of Southern California, graduating magna cum laude in 1983, and he received his J.D. from the University of Southern California Law School, graduating Order of the Coif in 1986. Mr. Del Guercio served on the City Council of the City of La Canada Flintridge from 2001 to 2013, including three one-year terms as Mayor. He is also involved with various community and charitable organizations in the greater Pasadena and Los Angeles areas.

Qualifications

Mr. Del Guercio’s qualifications to sit on the Board include his legal and financial experience and his extensive relationships in the business community in the San Gabriel Valley, which is another key region for Citizens Business Bank.

Director since: 2017 Age: 65 CVBF Committees: Audit Compensation Nominating & Corporate Governance (Chair) CBB Committees: Balance Sheet Management Risk Management Trust Services

Rodrigo Guerra, Jr.

Experience

Rodrigo Guerra, Jr. was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2017. Mr. Guerra is a retired partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he worked from 1983 until 2016. During his 33 years at the firm, he represented leading companies, investment banks and institutional investors in a broad range of corporate transactions, including corporate finance, mergers and acquisitions, and restructurings. He also specialized in counseling corporations and their officers and directors on securities and corporate governance matters, with particular expertise in advising special committees of directors in conflict situations. Mr. Guerra has also served as a Commissioner on the Los Angeles County Local Government Services Commission and as a board member of the Los Angeles Center for Law & Justice, Polytechnic School and Descanso Gardens. He received his B.A. from Stanford University in 1978, and his M.B.A. and J.D. from UCLA in 1982.

Qualifications

Mr. Guerra’s qualifications to sit on our Board include his deep expertise in corporate and securities law, mergers and acquisitions, and corporate governance matters, as well as his strong connections with the greater Los Angeles business and legal communities.

Director since: 2016 Age: 47 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management Trust Services (Chair)

Anna Kan

Experience

Anna Kan was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2016. Ms. Kan serves as Chair of the Board of California Manufacturing Technology Consulting (CMTC), the largest Manufacturing Extension Center in the U.S. which, in partnership with the U.S. Department of Commerce, is dedicated to serving and promoting U.S. manufacturing. Previously, Ms. Kan served as the President and CEO of privately held Formosa Meat Company (dba Golden Island Jerky) from 1997 to 2013. Under her leadership, the company achieved seventeen consecutive years of growth. In 2013, Ms. Kan negotiated a successful sale of the company to Hillshire Brands. Ms. Kan earned her B.A. degree in communication studies from the University of Iowa and received her Executive Masters of Business Administration from the Kellogg School of Management, Northwestern University.

Qualifications

Ms. Kan’s qualifications to sit on our Board include her organizational and strategic planning expertise in innovation and growth and her knowledge of commercial and industrial lending, family businesses and customer relationship management.

Director since: 2018 Age: 72 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Credit (Chair) Risk Management Trust Services

Marshall V. Laitsch

Experience

Marshall V. Laitsch was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2018. Mr. Laitsch is a retired banking executive and was Chairman of the Board at Community Bank from 2014 until its merger with Citizens Business Bank in August 2018. Over the past decade, Mr. Laitsch has served on the boards of directors of several banks based in California and New Jersey, including Professional Business Bank, Bank of Manhattan and College Savings Bank, as well as on the board of The Management Trust, a property management company. From 1999 to 2007, he held the position of President and CEO at a succession of financial institutions in California and Hawaii, including Pacific Century Financial Corporation, Sunwest Bank, Bank of Orange County and Placer Sierra Bank. Earlier in his career, he served in the U.S. Army and in a variety of officer positions at larger national banking organizations, including Continental Illinois, Crocker National Bank, Citicorp and Union Bank, where he worked in commercial lending, corporate banking, leveraged buy-outs, and merger and acquisition financing. Mr. Laitsch has been involved in a variety of roles with the Orange County Chapter of the Juvenile Diabetes Research Foundation. He received both his B.A. in business administration and his M.B.A. in finance from Western Illinois University, in 1970 and 1973, respectively.

Qualifications

Mr. Laitsch’s qualifications to sit on our Board include his deep experience as a financial services executive and bank board member as well as his significant connections to and service with Community Bank. He is also a prominent member of the business community in Orange County, which is an important region for Citizens Business Bank.

Director since: 2015 Age: 56 CVBF Committees: Audit (Chair) Compensation Nominating & Corporate Governance CBB Committees: Risk Management

Kristina M. Leslie

Experience

Kristina M. Leslie was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2015. Ms. Leslie began her career at Paramount Communications in New York, serving in a variety of financial management roles, including treasury, investor relations and strategic planning. Following the acquisition of Paramount by Viacom, Ms. Leslie served as Director of Financial Planning for Viacom with responsibility for financial and strategic planning for Paramount Pictures, Madison Square Garden and Simon and Schuster. In 1996, Ms. Leslie relocated to California to join DreamWorks as Head of Strategic Planning and Corporate Finance, where she oversaw financial planning, strategic partnerships and investor and banking relationships. She became Chief Financial Officer of DreamWorks in 2003 and led the $840 million initial public offering of DreamWorks Animation in 2004. She continued to serve as DreamWorks’ CFO until her retirement in 2007. Ms. Leslie is currently Chair of the Board of Blue Shield of California, and serves as a member of its Nominating and Governance Committee. In addition, Ms. Leslie is a Director at Justworks, Inc. where she is Chair of its Audit Committee, and a Director at A Place for Rover, Inc., where she is also Chair of its Audit Committee. Ms. Leslie is also a trustee and Chair of the Board at Flintridge Preparatory School in La Canada, California. Ms. Leslie earned her B.A. degree in Economics from Bucknell University and her Master of Business Administration degree in Finance from Columbia University.

Qualifications

Ms. Leslie’s qualifications to sit on our Board include her extensive experience in the areas of treasury management, financial planning, accounting and finance, and her prominence in the business community in the San Gabriel Valley, where Citizens Business Bank has important operations and customers.

Director since: 2012 Age: 64 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Credit Risk Management Trust Services

Raymond V. O’Brien III

Experience

Raymond V. O’Brien III is Chairman of the Board and has served on our Board since 2012. Mr. O’Brien has an extensive background in both manufacturing and banking. Mr. O’Brien began his professional career in banking in 1979 with Chase Manhattan Bank and moved to 1st Business Bank in 1983. In 1988, he left the banking profession and became CEO and owner of I.L. Walker, a Los Angeles-based manufacturing company. Over the next two-plus decades, Mr. O’Brien owned and led several manufacturing companies. He is currently the Chief Executive Officer and owner of Cal Plate, Inc., based in Artesia, California. Mr. O’Brien was a founding director of American Business Bank in 1997 and served as a director at that institution until 2012. Mr. O’Brien earned his B.B.A. in Finance from the University of Notre Dame in 1979. Mr. O’Brien is an active “49er” member of the Young Presidents’ Organization.

Qualifications

Mr. O’Brien’s qualifications to sit on our Board include his operational and financial expertise gained from the successful operation of a number of business entities, as well as his direct experience as a banker and bank director.

Director since: 2021 Age: 52 CVBF Committees: Audit Compensation Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management Trust Services

Jane Olvera

Experience

Jane Olvera was appointed as a director of CVB Financial Corp. and Citizens Business Bank on February 10, 2021. Ms. Olvera has specialized in the fields of marketing and communications for over three decades and is the Founder and President of JP Marketing, which is based in Fresno, California and provides business clients with competitive insights and tactical communication plans and implementation. She is also a founding partner of Windsong Productions, a video production company, and Flagship Marketing, a disabled veterans business enterprise focusing on work with government contractors. Ms. Olvera has a B.A. in Speech Communication and a pending thesis for a M.A. in Organizational Communication from California State University, Fresno. Her numerous professional awards include “40 Business Professionals Under 40” by The Business Street Online and “24 Women of Influence” by KSEE TV NBC 24. Ms. Olvera is a member of the Public Relations Society of America and the Fresno State Bulldogs Alumni Association, and is Chair of the Institute for Family Business.

Qualifications

Ms. Olvera’s qualifications to sit on our Board include her extensive experience in providing direction, brand guidance, sales advice and marketing strategy to a wide variety of organizations to help accelerate their growth and expansion, as well as her strong connections with the business community in the Central Valley of California, which is a key region for Citizens Business Bank.

Director since: 2014 Age: 73 CVBF Committees: Audit Compensation (Chair) Nominating & Corporate Governance CBB Committees: Balance Sheet Management Risk Management Trust Services

Hal W. Oswalt

Experience

Hal W. Oswalt was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2014. Mr. Oswalt spent 16 years as a commercial banker in Oklahoma, where he served in the positions of President, CEO and Director of several community banks in Oklahoma City and Tulsa. He has extensive experience working in the financial consulting industry where his roles have included serving as Managing Director of Global Consulting for an international IT software and outsourcing provider, as Managing Director of Sheshunoff Consulting Services, President of Brintech, Inc., President of SC+S Risk Management Services and President of Oswalt Consulting. Mr. Oswalt has managed consulting projects throughout the United States, Europe, Asia and Australia. Mr. Oswalt earned a B.S. in Business and a M.B.A. from Oklahoma State University. He is also a graduate of the University of Wisconsin’s Graduate School of Banking.

Qualifications

Mr. Oswalt’s qualifications to sit on our Board include his extensive background in both commercial banking and financial consulting, and his particular expertise in strategic planning, cost management and organizational change management.

Director Independence

With the exception of Mr. Brager, each of our directors is “independent” within the meaning of the rules and regulations promulgated by Nasdaq, and has been determined to be “independent” by our Nominating and Corporate Governance Committee, with respect to his or her Board service and the committees on which each such director respectively serves. In making such determinations, our Nominating and Corporate Governance Committee evaluates banking, commercial service, familial or other connections and transactions involving each director or immediate family member and his or her related interests, and the Company, if any.

The Board of Directors and Committees

The Board of Directors of CVB Financial Corp. oversees our business and corporate affairs. As set forth previously, the Board of Directors of CVB Financial Corp. also has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors of Citizens Business Bank has four standing committees: Balance Sheet Management Committee, Credit Committee, Risk Management Committee and Trust Services Committee.

Number of Meetings Attended

During the 2020 calendar year, CVB Financial Corp.’s Board of Directors held 12 regular meetings and 7 special meetings, and the Board of Directors of Citizens Business Bank held 12 regular meetings and 5 special meetings. The higher than normal number of special meetings during 2020 was primarily due to the Board’s preparation for the retirement of Mr. Myers as our President and Chief Executive Officer on March 15, 2020, the selection of Mr. Brager as our new CEO, and the completion of an appropriate employment agreement and compensation package for Mr. Brager.

All of the directors of CVB Financial Corp. and Citizens Business Bank who served in 2020, and all of the directors of CVB Financial Corp. who are nominated for election at the 2021 annual meeting of shareholders (except for Ms. Olvera who was appointed as a director effective February 10, 2021), attended at least 75% of the aggregate of (i) the total number of CVB Financial Corp. and Citizens Business Bank Board meetings which they were eligible to attend and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial Corp. or Citizens Business Bank on which they served during 2020 and which they were eligible to attend.

Audit Committee

The Audit Committee of the Board of Directors is composed of Kristina M. Leslie (Chair), Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Marshall V. Laitsch, Raymond V. O’Brien III, Jane Olvera, and Hal W. Oswalt. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on our website at www.cbbank.com by clicking the tab “Investors”, then “Corporate Overview” and then “Governance Documents.” The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of the members of the Audit Committee is independent within the meaning of the rules and regulations of Nasdaq.

The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and the Company’s systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; (iv) the performance of our internal audit function and independent auditors; and (v) our information security program. The Board of Directors has determined that Ms. Leslie is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the Company’s independent auditors. Our internal audit function, headed by our Chief Audit Executive, our independent auditors and our CISO report directly to the Audit Committee. Among other things, the Audit Committee prepares the audit committee report for inclusion in the annual proxy statement; reviews and discusses with management and the independent auditors our independent certified audits; reviews and discusses with management and the independent auditors our quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; approves all auditing and permitted non-auditing services performed by our independent auditors; oversees our information security program; reviews any significant findings by our bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submission to it by our employees of concerns or questions relating to accounting or auditing matters. The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties. During 2020, the Audit Committee held 12 regular monthly meetings, plus four quarterly meetings for the purpose of reviewing and approving SEC filings and appointing our independent auditing firm, and one special meeting.

The report of the Audit Committee is included below.

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this Report by reference.

Audit Committee Report

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, the audit process of CVB Financial Corp. and our information security program. The Audit Committee manages CVB Financial Corp.’s relationship with its independent auditors (who report directly to the Audit Committee).

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and KPMG LLP, the independent registered public accounting firm for CVB Financial Corp., regarding our audited consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and satisfied itself as to their independence. The Audit Committee also reviewed the most recent PCAOB inspection report and peer review report of KPMG LLP by PricewaterhouseCoopers LLP.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K, for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

THE AUDIT COMMITTEE
Kristina M. Leslie, Chair	Marshall V. Laitsch
Stephen A. Del Guercio	Raymond V. O’Brien III
Rodrigo Guerra, Jr.	Jane Olvera
Anna Kan	Hal W. Oswalt

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee consisting of Rodrigo Guerra, Jr. (Chairman), George A. Borba, Jr., Stephen A. Del Guercio, Anna Kan, Marshall V. Laitsch, Kristina M. Leslie, Raymond V. O’Brien III, Jane Olvera and Hal W. Oswalt. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the rules and regulations of Nasdaq.

As set forth above, the Nominating and Corporate Governance Committee:

•	Assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors;
•	Recommends to the Board of Directors the director nominees for the next annual meeting;
•	Recommends to the Board of Directors director nominees for each Board committee; and
•	Develops and recommends a set of corporate governance principles applicable to CVB Financial Corp. and Citizens Business Bank.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: retaining and terminating any outside search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern regarding corporate governance matters; recommending to the Board the appropriate directors to serve on each Board committee; and reviewing and reassessing the adequacy of its Charter and its own performance on an annual basis. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in CVB Financial Corp.’s bylaws and referenced in the Notice of Annual Meeting of Shareholders. The charter of the Nominating and Corporate Governance Committee is available on our website at www.cbbank.com by clicking the tab “Investors”, then “Corporate Overview” and then “Governance Documents.” The Nominating and Corporate Governance Committee held 4 regular meetings and no special meetings during 2020.

Compensation Committee

The Compensation Committee of the Board of Directors of CVB Financial Corp. (the “Compensation Committee”) has overall responsibility for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation, bonus and equity-based plans. This committee is composed of Hal W. Oswalt (Chairman), George A. Borba, Jr., Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Marshall V. Laitsch, Kristina M. Leslie, Raymond V. O’Brien III and Jane Olvera. Each of the members of the Compensation Committee is independent within the meaning of the rules and regulations of Nasdaq. During 2020, the Compensation Committee held 11 regular meetings and 6 special meetings.

The Compensation Committee has a charter which can be found on CVB Financial Corp.’s website, www.cbbank.com, by clicking the tab “Investors”, then “Corporate Overview” and then “Governance Documents.”

The Compensation Committee has the responsibility of recommending to the Board of Directors the appropriate level of compensation for the Board of Directors, and for determining the total compensation of all executive officers of CVB Financial Corp. and Citizens Business Bank. In 2020, this responsibility included (i) working with the Company’s outside compensation consultants at Pearl Meyer to develop appropriate compensation parameters in connection with the Company’s recruitment of a new CEO and (ii) negotiating, reviewing and approving the terms and conditions of the Company’s employment agreement with the person selected as our new CEO, Mr. David A. Brager. For further information on the terms and conditions of our new CEO’s employment agreement, please refer to the section of this proxy statement on “Compensation Arrangements with our New Chief Executive Officer.”

The Compensation Committee may delegate its authority to others within the organization if it deems necessary, but it has not done so. Our CEO, Chief Financial Officer and Human Resources Director participate, when requested to do so, in determining or recommending the amount or form of executive and director compensation (except with respect to their own compensation).

Role of our Compensation Consultants

The Compensation Committee has the authority to consult and retain internal and external advisors as needed. In determining the compensation of our named executive officers, including our CEO and our Board of Directors, the Compensation Committee has elected to utilize a variety of resources, including, from time to time, reports, information and advice provided by leading national firms specializing in providing compensation consulting services to public companies.

Since June 2019, our Compensation Committee has retained Pearl Meyer as the Company’s primary outside compensation consultants. During the Company’s 2020 fiscal year, Pearl Meyer supported the Compensation Committee in connection with the following specific projects: (i) developing appropriate terms for the Company’s employment agreement with our new CEO, Mr. Brager, which was concluded on February 14, 2020, (ii) reviewing and recalibrating the Company’s peer group of comparable banking companies for our 2020 fiscal year, (iii) performing benchmarking studies covering the compensation of our CEO and our other NEOs, (iv) providing trends and regulatory updates and (v) providing assistance with the preparation of our annual proxy statement. For further information regarding the adjustments made to the compensation of our outside directors and certain committee chairs for the Company’s 2019 and 2020 fiscal years, please refer to the section of this proxy statement on “Director Compensation,” and for further information on the terms of the Company’s 2020 employment agreement with our new CEO, please refer to the section of this proxy statement on “Compensation Arrangements with our New Chief Executive Officer.”

The peer group review and recalibration performed by Pearl Meyer in 2020 is part of our ongoing efforts to properly benchmark the Company’s financial and operational performance for executive and director compensation and related purposes. For further information on the results of such benchmarking analysis, please refer to the section of this proxy statement on “Overview of our Financial and Operational Performance.”

For our 2020 fiscal year, CVB Financial Corp. engaged Pearl Meyer for the projects described above at a total cost of approximately $92,000. Our assessment found no conflict of interest posed by the retention of Pearl Meyer as compensation consultants for CVB Financial Corp.

COMPENSATION DISCUSSION AND ANALYSIS — GENERAL INFORMATION

The following compensation discussion and analysis describes and summarizes the structure, objectives and results of the various compensation programs administered by our Compensation Committee for our 2020 fiscal year for those of our then-current executive officers for whom disclosures must be provided under SEC rules (“named executive officers” or “NEOs”). In 2020, as required by Item 402 of SEC Regulation S-K, CVB Financial Corp. is required to report on compensation and compensation programs for six instead of five NEOs, since Item 402 of SEC Regulation S-K requires reporting entities to include all individuals who served as such entity’s principal executive officer (“PEO”) during any portion of the most recent fiscal year, all individuals who served as such entity’s principal financial officer (“PFO”) during any portion of the most recent fiscal year, plus the entity’s three most highly compensated executive officers other than any PEOs or PFOs who were serving as executive officers at the end of the most recent fiscal year. Accordingly, CVB Financial Corp.’s NEOs for 2020 are as follows:

David A. Brager	CEO of CVB Financial Corp. and Citizens Business Bank, commencing on March 16, 2020 (sometimes referred to as the “CEO”)
Christopher D. Myers	President and CEO of CVB Financial Corp. and Citizens Business Bank, from January 1 through March 15, 2020 (retired)
E. Allen Nicholson	Executive Vice President, CFO of CVB Financial Corp. and Citizens Business Bank
David F. Farnsworth	Executive Vice President, Chief Credit Officer of Citizens Business Bank
David C. Harvey	Executive Vice President, Chief Operations Officer of Citizens Business Bank
Richard H. Wohl	Executive Vice President, General Counsel of CVB Financial Corp. and Citizens Business Bank

In addition, in connection with Mr. Myers’ decision to retire as our President and CEO in March 2020, the Board of Directors decided to split the role of President and CEO, and to create the separate positions of CEO and President, due to the Company’s need for additional executive management resources following our acquisition of Community Bank in 2018 and the Company’s resulting significant growth in assets and personnel. Subsequently, after undertaking a nationwide search that included external candidates, our Board of Directors selected Mr. Brager as the Company’s successor CEO, and once the CEO position was filled, the Company began to actively recruit for the newly-created President position. However, while various candidates were considered, the President position remained open and unfilled for the remainder of the Company’s 2020 fiscal year.

Overview of our Financial and Operational Performance

The year 2020 was marked by a number of remarkable events, initially including the worldwide COVID-19 pandemic which created both a public health crisis and an economic crisis throughout the United States, and subsequently including widespread social unrest and a historically contentious presidential election. The public health measures that were put in place in response to the COVID-19 pandemic, such as stay-at-home orders and business shut-downs, triggered a sharp economic contraction and caused the Federal Reserve, among other government agencies, to step in with a broad array of ameliorative programs and actions, including cutting the benchmark federal funds interest rate down to near-zero levels. This combination of severe disruption to the business environment and record low interest rates created a challenging environment for financial institutions.

We believe that CVB Financial and Citizens Business Bank performed admirably in a number of respects in the face of this unprecedented situation in 2020, particularly compared to peer institutions, across a range of financial and credit metrics, and Citizens Business Bank and our branches remained open as an essential business continuing to serve our customers and communities throughout the pandemic. However, similar to many banking entities in California and elsewhere in the United States, when comparing our performance for 2020 versus 2019, we experienced declines in certain key financial measures, such as annual net earnings, net interest margin, return on assets and return on equity, while we garnered positive growth in other important dimensions, such as total loans, total deposits and shareholder equity.

For 2020, our net earnings were $177.2 million. This represented a decline of $30.7 million, or 14.76%, from our earnings in the prior year. Diluted earnings per share were $1.30 for 2020 compared to $1.48 for 2019. Much of this decline was driven by (i) a decrease in our net interest margin (tax equivalent) from 4.36% in 2019 to 3.59% in 2020, and a corresponding reduction in our net interest income (before provision for credit losses) from $435.8 million in 2019 to $416.1 million in 2020 and (ii) a $18.5 million year-over-year increase from 2019 to 2020 in our provision for credit losses. Commensurate with this decrease in earnings, the Company’s return on average assets (“ROAA”) ratio declined from 1.84% in 2019 to 1.37% in 2020, while the Company’s return on average equity (“ROAE”) and return on average tangible common equity (“ROATCE”) both decreased, from 10.71% and 17.56% for 2019 to 8.90% and 14.25%, respectively, for 2020.

At year-end 2020, the Company reported total assets of $14.42 billion, which represented an increase of $3.14 billion, or 27.8%, from total assets of $11.28 billion at December 31, 2019. Interest earning assets increased by $3.20 billion, or 31.88%, to $13.22 billion at December 31, 2020, compared with $10.03 billion at December 31, 2019. The increase in interest-earning assets included a $1.81 billion increase in interest-earning balances due from the Federal Reserve, a $784.2 million increase in total loans, and a $562.8 million increase in investment securities.

Total deposits and customer repurchase agreements increased by $3.04 billion, or 33.31%, from $9.13 billion at year-end 2019 to $12.18 billion at year-end 2020. In this connection, our balances of noninterest-bearing deposits, which are a key component of our strategy to maintain a competitive advantage in our cost of funds, increased by $2.21 billion, or 42.13%, from $5.25 billion at December 31, 2019 compared to $7.46 billion at December 31, 2020, and noninterest-bearing deposits comprised 63.52% of total deposits at December 31, 2020, compared to 60.26% at December 31, 2019.

Citizens Business Bank’s increase in total loans was primarily due to the origination of approximately $1.1 billion in new loans under the federal Small Business Administration’s Paycheck Protection Program (“PPP”), with a remaining outstanding PPP loan balance of $883.0 million as of December 31, 2020. Excluding PPP loans, Citizens Business Bank’s total loans declined by $98.8 million from year-end 2019 to year-end 2020.

As our asset size expanded, including a $1.8 billion increase in balances on deposit at the Federal Reserve, our ratio of noninterest expense to total average assets improved from 1.76% in 2019 to 1.49% in 2020, while our efficiency ratio slightly increased from 40.16% in 2019 to 41.40% in 2020, due primarily to the decrease in our net interest margin.

During this same period, despite the prevailing economic difficulties, the Company’s credit profile remained strong. Nonperforming assets (defined as nonaccrual loans plus other real estate owned) increased by $7.5 million, from $10.2 million at December 31, 2019 to $17.7 million at December 31, 2020, and our ratio of nonperforming assets to total assets rose slightly from 0.09% to 0.12%. For the year ended December 31, 2020, the allowance for credit losses increased by $25.0 million. This increase was primarily due to $23.5 million in provision for credit losses recorded in the first half of 2020, resulting from forecasted changes in macroeconomic variables related to the COVID-19 pandemic.

During the course of 2020, CVB Financial Corp. continued its enviable record of achieving its 175th consecutive quarter of profitability, and its 125th consecutive quarter of paying shareholder cash dividends, while maintaining what we believe to be a notably sound financial structure. In January 2021, for the second year in a row, and for the third time in the past five years, CVB Financial Corp. and Citizens Business Bank were proud to be recognized as the number one, top-rated bank in the United States by Forbes “America’s Best Banks 2021,” which rates the 100 largest publicly traded banks in the United States by asset size, utilizing financial metrics over the applicable reporting period based on the magazine’s performance scorecard. In addition, during 2020, the Company grew shareholders’ equity by $13.9 million to a total of $2.01 billion at year end. The Company’s ratios for critical capital measures as of December 31, 2020 significantly exceeded the amounts necessary in order to be considered well-capitalized for regulatory purposes: 15.1% (Tier 1 Risk-based Capital Ratio), 14.8% (Common Equity Tier 1 Risk-based Capital Ratio), 16.2% (Total Risk-based Capital Ratio), and 9.9% (Tier 1 Leverage Ratio). The well-capitalized standards for these ratios in 2020 were 8%, 6.5%, 10%, and 5%, respectively.

CVB Financial Corp.’s financial and operational success can also be measured on a relative basis by comparing the Company’s performance to that of a group of peer companies. The Company’s peer group was updated in December 2020 in connection with the engagement of Pearl Meyer to assist with the Compensation Committee’s review of our executive officer compensation. This group of peer companies is described below in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant.” As measured by six key metrics which we believe are commonly utilized in evaluating banking entities, (ROE, ROA, net interest margin, nonperforming assets excluding restructured loans divided by total assets, efficiency ratio, and noninterest expense divided by average assets), CVB Financial Corp.’s performance for 2020 placed it in the top quartile of our peer group on four of the six measures, all except ROE and net interest margin, and just below the top quartile for ROE. For the three-year period from 2018-2020, CVB Financial Corp. attained top (fourth) quartile performance on five of the six measures and third quartile performance on the other measure.

Source: Standard & Poor’s SNL Financial

CVB Financial Corp. achieved annualized shareholder returns for the one-year, three-year and five- year periods ending December 31, 2020 of -5%, -3% and 6%, respectively, which places CVB Financial Corp. in the second quartile for the one-year measurement period, and in the third quartile for the three- and five-year measurement periods, relative to its peers.

2020 Compensation Program Overview

The Compensation Committee believes that CVB Financial Corp.’s executive compensation program is well-designed to support growth in enterprise and shareholder value within the context of maintaining a sound and compliant financial and risk management structure. The following points summarize how the Compensation Committee addressed the key issues and components of our executive compensation program for our 2020 fiscal year:

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Effective on March 16, 2020, the Company promoted David A. Brager as the Company’s new CEO from his previous position as Executive Vice President and Sales Division Manager of Citizens Business Bank. In connection with his promotion, Mr. Brager entered into a three-year employment agreement with the Company (“2020 Employment Agreement”), and the key terms of Mr. Brager’s 2020 Employment Agreement are outlined below in the section of this proxy statement on “Compensation Arrangements with our New Chief Executive Officer.” Mr. Brager’s compensation as our CEO for 2020 conformed to the terms of his 2020 Employment Agreement:

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Mr. Brager’s base salary was set at an annualized rate of $600,000 (this annualized base salary was increased by the Compensation Committee to $720,000, effective on January 1, 2021, as a result of Mr. Brager’s strong performance during 2020 and the peer institution compensation benchmarking analysis performed by Pearl Meyer in December 2020 as discussed above);

¡	Mr. Brager earned an aggregate annual cash incentive of $720,000 for 2020 in accordance with the metrics and criteria specified in his 2020 CEO Performance Compensation Plan; and
¡

On March 25, 2020, Mr. Brager received a grant of 19,750 time-based restricted shares and 19,750 performance-based restricted stock units for 2020 (with the performance metrics keyed in equal measures to the Company’s relative return on average tangible common equity and relative return on average assets, as calculated over a three-year performance period, as compared to the same two metrics for banks in the KBW Nasdaq Regional Banking Index).

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Christopher D. Myers retired as the Company’s President and CEO on March 15, 2020. In anticipation of such retirement, in July 2019, the Company entered into an amendment to Mr. Myers’ 2018 employment agreement (the “2018 Employment Agreement”) and a Retirement and Consulting Agreement (the “2019 Consulting Agreement”) which provided that (i) Mr. Myers would continue to serve as our CEO until March 15, 2020 and (ii) would thereafter serve the Company as a consultant through December 31, 2020:

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Mr. Myers continued to earn his base salary, as periodically adjusted pursuant to his 2018 Employment Agreement (but which was not increased during 2020), at an annualized rate of $927,000, until March 15, 2020, for total cash compensation of $230,379 during 2020 in his capacity as our President and CEO;

¡	Mr. Myers earned no performance incentive compensation or bonus during the stub period of 2020 during which he served as our President and CEO;
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In return for Mr. Myers’ agreement to continue serving as our President and CEO until March 15, 2020, the vesting date of certain time-based restricted stock units and the target number of performance-based restricted stock units, which would have otherwise vested on September 12, 2020 under the terms of Mr. Myers’ 2018 Employment Agreement, was accelerated to March 15, 2020. These restricted stock units totaled 90,000 shares. Although these restricted stock units were earned and vested on March 15, 2020, their value is reported as 2019 compensation in the Summary Compensation Table because they were granted to Mr. Myers in 2019;

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As consideration for Mr. Myers’ agreement to serve the Company as a consultant following his retirement date through December 31, 2020, which included non-solicit and non-competition obligations, the Company granted Mr. Myers time-based restricted stock units for 90,000 shares that vested at the end of the consultancy term. Although these restricted stock units were earned and vested on December 31, 2020, their value is reported as 2019 compensation in the Summary Compensation Table because they were likewise granted to Mr. Myers in 2019; and

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During the effective term of his consultancy from March 16 through December 31, 2020, Mr. Myers received monthly cash compensation of $25,000, for total cash compensation of $237,903 in his role as a consultant. See the section of this proxy statement below on “Mr. Myers’ 2019 Retirement and Consulting Agreement.”

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Base salary increases were implemented for all our other NEOs (except for Mr. Myers, due to his retirement in March 2020 as noted above) at moderate but varying levels, reflecting adjustments based on changes in market compensation rates and individual performance levels.

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Annual incentive payouts for our five continuing NEOs under the Company’s annual CEO, NEO and individual Performance Compensation Plans were keyed to our traditional metrics of profit and expense goals, loan and deposit growth and retention, loan quality, and project management:

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As in the past, net profit and expense measures remained the most important metrics for all five of our continuing NEOs, and the relative weighting of other measures was structured to emphasize the areas over which each executive had the most direct responsibilities;

¡	Overall annual incentive payouts under our CEO, NEO and individual Performance Compensation Plans varied by executive, ranging from 42% to 120% of the applicable NEO’s base salary,
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Similar to past years, our annual incentive plans for Messrs. Nicholson, Farnsworth and Harvey in 2020 included an added component based upon an evaluation of each eligible NEO’s individual performance, which allows for an assessment of each such NEO’s individual contributions to CVB Financial Corp. that could not be captured by looking solely at our financial metrics;

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Each of Messrs. Nicholson, Farnsworth and Harvey could earn up to an additional 20% of their respective base salaries under this separate plan component. Overall payouts for these three NEOs varied by executive, ranging from 12% to 18% of the applicable NEO’s base salary; and

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In the cases of Mr. Brager and Mr. Wohl, this individual component of compensation was instead included as one of the five core factors in his respective overall incentive award calculation, rather than as a separate added opportunity. This individual component was set at a range of 10% to 30% of base salary for Mr. Brager and at a range of 0% to 12% for Mr. Wohl. Mr. Brager received an award of 30% of base salary, and Mr. Wohl received an award of 12% of base salary, respectively, for this included individual component of his otherwise metrics-based incentive plan.

•

Long-term equity incentives for our five continuing NEOs continued to be an important component of our NEO compensation package. Annual grants to our directors continued to be in the form of restricted stock. Our Compensation Committee made three significant enhancements to our equity compensation program for 2020:

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Normalizing our equity awards. Historically, our equity awards were made periodically. In 2020 the Committee decided to re-align the timing of the Company’s equity grants for our NEOs to an annual cycle to provide greater ongoing flexibility to reflect the Company’s and each NEO’s performance.

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Implementation of performance restricted stock units (“PRSUs”) and issuance of a 50%/50% split between PRSUs and time-based restricted stock. The Committee believes the inclusion of performance contingent shares measured over a three year period will significantly enhance the pay-for-performance structure of NEO compensation.

¡	Catch-up equity awards for 2019. As part of this enhancement, the Committee determined to award select NEOs a “catch-up” award in 2020 to make up for the lack of any regular equity grants during 2019.

•

The Company’s current Executive Incentive Plan, which sets forth the business criteria and other key terms of our annual CEO and NEO performance compensation plans, was last approved by our shareholders at our annual meeting in 2015. For our fiscal years prior to 2018, we were required to submit our Executive Incentive Plan for shareholder approval at least once every five years, in order for NEO incentive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and its California tax law counterpart, which in turn enabled the Company to maintain tax deductibility for such compensation paid to our executives in excess of $1 million per individual per fiscal year. However, as a result of amendments made to Section 162(m) by the federal Tax Cuts and Jobs Act of 2017, and similar changes subsequently enacted under California law, performance-based compensation for our executives is now included in compensation subject to the annual $1 million annual deduction limitation, so that such compensation in excess of $1 million is not deductible for fiscal years 2018 and after. As a result, there is no longer any legal requirement for the Company to obtain shareholder approval for our Executive Incentive Plan every five years at our annual meeting. However, our Compensation Committee has continued to utilize the business criteria outlined in our 2015 Executive Incentive Plan for our 2020 CEO and NEO Performance Compensation Plans, and the Committee presently intends to maintain this practice in connection with the adoption of our 2021 CEO and NEO Performance Compensation Plans.

•

The Compensation Committee adjusted remuneration for our outside directors and two of our Board Committee Chairs in 2019 based on the then-current analysis of peer company director compensation provided by Pearl Meyer. Two of these changes took effect in 2020:

¡	Effective January 1, 2020, the annual retainer for all our outside directors was increased from $60,000 to $70,000; and
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Effective for 2020, the annual restricted stock grant provided to each of our outside directors was changed to be targeted at $85,000 in stock value on the grant date instead of a flat 4,000 shares per year.

Philosophy and Objectives of Our Executive Compensation Program

We have adopted a basic philosophy and objective of offering an overall compensation program and package designed to attract and retain highly qualified managers and employees. We actively seek to implement compensation practices that we believe will encourage and motivate our Company’s managers to achieve superior performance on both a short-term and long-term basis. This underlying philosophy pertains specifically to executive compensation as well as to employee compensation at all other levels throughout our organization.

Our compensation program is generally designed to achieve the following objectives:

•	Attract and retain talented and experienced executives;
•	Provide a base salary that is competitive in our industry;
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In the annual incentive plan, align the interests of our executives with those of our shareholders, by utilizing performance-based incentive compensation, based primarily on financial metrics that we believe support shareholder value, along with a discretionary component based on an evaluation of individual performance; and

•

Offer equity-based compensation that also serves to better align the interests of our executives with those of our shareholders (through an emphasis on the creation of long-term shareholder value) and, in the case of our NEOs, is in part contingent upon the achievement of performance metrics.

Each of these elements is intended to incentivize our employees to accomplish our corporate goals. Our primary objectives are to achieve a level of earnings growth and loan and deposit growth consistent with enhancing shareholder value, while maintaining safe and sound practices in accordance with our legal and regulatory requirements.

The elements of the Company’s comprehensive compensation package for our executives typically consist of base salary, an annual performance incentive plan, an annual supplemental discretionary bonus plan, a long-term equity compensation plan, 401(k) plan contributions, a profit sharing plan, a deferred compensation program and health and welfare benefits. Our annual performance incentive plans for our executives, in turn, have historically been based on a subset of the objective financial and operational metrics that are set forth in the Executive Incentive Plan approved by our shareholders, most recently at our annual shareholders meeting in 2015. The specific elements of our annual incentive plans for 2020 are provided below in the section of this proxy statement on “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus.”

Summary of Components of Compensation

The following table outlines our various compensation components for which our NEOs are typically eligible in any given fiscal year of the Company.

The allocation in our program between cash and non-cash compensation is based on the Compensation Committee’s determination of the appropriate mix among base salary, annual cash incentives and long-term equity incentives to encourage executive officer retention and performance.

Component	Characteristics	Purpose

Base Salary

This is a fixed cash compensation amount. Each executive officer is eligible for an annual salary increase, which will typically occur between January 1 and March 31 of each calendar year, based on performance.

The base salary component allows us to compensate our officers at a level that we believe is competitive in our industry. This helps us attract and retain highly qualified executives. This rewards individual performance and tenure of experience, and provides a level of stability for our officers.

Annual Incentive Compensation Awards

Paid based on CVB Financial Corp.’s and/or Citizens Business Bank’s attainment of enumerated financial and business metrics and goals established annually pursuant to our 2015 Executive Incentive Plan. Individual executives are provided with specific performance criteria based on their respective positions with CVB Financial Corp. and/or Citizens Business Bank.

The incentive compensation element serves to reward our executives when CVB Financial Corp. and/or Citizens Business Bank meet specified financial and business metrics and goals for the year, which we believe adds to shareholder value. This component incentivizes our executives to meet objective performance targets, which in turn helps us to meet the Company’s overall strategic goals.

Component	Characteristics	Purpose

Supplemental Bonus Payments

This component (up to 12%, 20% or 30% of base salary, depending on the officer) is discretionary and based on each executive’s individual performance as a senior manager of CVB Financial Corp. and/or Citizens Business Bank.

The evaluation criteria are tailored to each executive’s areas of responsibility.

The discretionary bonus element is designed to encourage our executives to meet their enumerated non-financial goals, such as risk management, customer retention, staff recruitment and retention, and support for other divisions. This component incentivizes teamwork and the achievement of non-metrics-based objectives that are critical for our overall success.

Restricted Stock and Time-Vesting RSUs

Awarded from time to time to selected officers, including our NEOs, based on position and performance. Our grants of restricted stock and time-vesting RSUs are subject to time-based vesting requirements. Recipients of awards of restricted stock or RSUs are also entitled to currently receive dividends associated with the underlying shares before such shares have vested.

Restricted stock and time-vesting RSUs link the interests of recipients to those of our shareholders, by focusing on the long-term value of CVB Financial Corp.’s stock, and have less dilution to our shareholders compared to stock option grants, because restricted stock and RSU grants typically involve fewer shares. Restricted stock and time-vesting RSU awards to our NEOs typically vest over a three or five-year period in order to encourage long-term employment at the Company and/or to support the achievement of long-term Company objectives.

Performance-Vesting RSUs (applicable to four of our five continuing NEOs for 2020 and to all five of our NEOs for 2021)

Payment is tied to the attainment of specific financial or performance-based goals. Recipients of performance-vesting RSUs are also entitled to receive dividends associated with the underlying shares after the date of grant and prior to vesting, although such dividends are paid retroactively, only after the actual number of shares earned under the award is finally determined.

Performance-vesting RSUs incentivize an executive to achieve specific financial or other goals which are considered to be important to the Company’s overall success.

Stock Options	Recipients must pay an exercise price that is not less than the fair market value of the stock at the time of grant in order to acquire the related shares of stock.

Stock options allow the executive to share in the long-term appreciation of CVB Financial Corp.’s stock. This helps to align the compensation of the executive with the interests of our shareholders. Stock option grants typically vest over a three or five-year period and have a ten-year term.

Component	Characteristics	Purpose

401(k) Plan/Profit Sharing

This has two components: (i) “safe harbor” 401(k) Plan contributions which are paid by CVB Financial Corp. in a fixed percentage for eligible participating employees (in addition to which the executive may elect to make deferral contributions), and (ii) profit-sharing contributions which are paid to eligible Plan participants, including our NEOs. Contributions with respect to both components are at the discretion of the Compensation Committee and may be up to an aggregate of 8% of salary and bonus (subject to a ceiling of total salary and bonus for calculation purposes for any individual of $285,000 for 2020).

The 401(k) Plan assists the executive in saving for retirement because all contributions go into a tax-qualified retirement plan. The profit-sharing portion also allows the executive to share in the profits of CVB Financial Corp. and, to that extent, encourages our executives to meet targeted performance goals.

Deferred Compensation Plans

One plan was available for contributions by Mr. Myers (prior to his retirement) with a guaranteed annual minimum rate of return, and a second plan was available to our other qualifying senior officers and directors for contributions during 2020 without such a guaranteed rate of return; an updated plan was adopted in December 2020 for our other qualifying senior officers and directors for contributions commencing in 2021 (also without any guaranteed rate of return).

Deferred compensation allows for the tax deferral of compensation and the potential growth of any deferred amounts.

Health and Welfare Benefits

These benefits are the same as those offered to the Company’s eligible employee base, including medical, dental, vision, life and disability insurance. Our NEOs pay a portion of the costs in the same manner as all eligible employees.

These benefits assist all our eligible employees, including our NEOs, in meeting their and their respective families’ basic health and welfare needs.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our CEO, the Compensation Committee meets outside the presence of all our named executive officers. With respect to the compensation of all our other NEOs, the Compensation Committee meets outside the presence of all our executive officers, other than, as requested by the Compensation Committee, our CEO, our Chief Financial Officer (except with respect to his own compensation) and our Human Resources Director. The Compensation Committee generally reviews and approves any incentive compensation and discretionary bonus plans for our NEOs and other key managers within the first ninety days of the applicable year, although there may be exceptions in the case of extraordinary or unique circumstances or events. Base salary increases, if any, for all our employees, including our NEOs, are generally reviewed and approved by the Compensation Committee between January 1 and March 31 of each fiscal year.

With the input of our Human Resources Department, the CEO summarizes the previous year’s performance of selected officers and employees for the Compensation Committee and makes recommendations to the Compensation Committee regarding base salary levels, cash incentive compensation targets, performance goals, discretionary bonus targets and equity incentive awards for our NEOs (other than for himself). The Compensation Committee determines each element of the CEO’s compensation.

In February and March of each calendar year, the Compensation Committee determines cash payments under the prior year’s performance compensation plans and supplemental bonus plans, as applicable, and generally in the first ninety days of each year (except as noted above), the Compensation Committee determines target amounts and performance criteria for the current year’s annual incentive plans. The Compensation Committee similarly meets from time to time to determine equity incentive awards for eligible employees, including our NEOs.

Peer Group Considerations and the Compensation Consultant

As noted above, the Compensation Committee engaged Pearl Meyer to perform various compensation reviews in 2019 and 2020, in order to assist the Committee in evaluating whether the key components of compensation at CVB Financial Corp. for our Board of Directors, CEO and our other NEOs, as applicable, were competitive with comparable compensation packages provided for similar positions and roles at peer commercial banking organizations. In addition, from time to time, our Compensation Committee analyzes salary surveys from relevant organizations such as the Western Bankers Association and similar data provided by other recognized industry sources.

In connection with the review conducted regarding compensation for our NEOs, in December 2020, the Compensation Committee, in consultation with Pearl Meyers, modified our peer group consistent with the criteria developed and utilized for this purpose over the past decade. These criteria focus on banks and bank holding companies that we believe are reasonably comparable to the Company with respect to key indicators such as asset size, market capitalization and geographic location.

As a result of the December 2020 peer group study by Pearl Meyer, the Company’s peer group was adjusted to orient the composition more toward financial institutions based in the Western United States, to reflect the continued increase in the Company’s total assets, and to account for mergers involving banks within our prior year’s peer group. The resulting peer group consisted of the following thirteen banking institutions shown in the chart below, as ranked by market capitalization, eleven of which institutions were also part of the Company’s peer group in 2019. The data below reflects the financial information available at the time the peer group was reviewed by Pearl Meyer and the Committee in December 2020, which was based on public filings dated September 30, 2020 and stock market capitalization data available as of December 4, 2020.

Source: Standard and Poor’s Capital IQ

*	SVB Financial Group and Boston Private announced that they had entered into a definitive merger agreement on January 4, 2021.

These banking institutions were selected by the Compensation Committee because we believe they have similar business models and capabilities, and generally operate in a similar manner, to CVB Financial Corp. Specifically, the institutions in our peer group were all within an approximate ratio of 0.24x to 2.41x in both key components of total assets and market capitalization, as compared to CVB Financial Corp., as of the time when the peer group study was conducted. Within this defined universe of banks and bank holding companies, the Committee and Pearl Meyer then focused on the subset of institutions that operate in major metropolitan areas, where the Committee believes that competitive costs, pay levels and pay structures are more similar and relevant to those of the Company. Compared to the thirteen peers, CVB Financial Corp. ranked at the 24th percentile for total assets as of the September 30, 2020 comparison date and at the 45th percentile for market capitalization as of the December 4, 2020 comparison date. Using data as of

December 31, 2020 for total assets and market capitalization, CVB Financial Corp. would be ranked on these two components at the 24th and 43rd percentiles, respectively, within the peer group.

While our market analysis and the surveys by our outside compensation consultants inform our range of compensation alternatives, we do not tie our executive officers’ or directors’ compensation levels to specific market percentiles. Instead, the Compensation Committee uses this comparative compensation information as a set of reference points to assist in the retention of key executives whose performance is critical for the success of the organization and in the setting of appropriate goals with respect to the Company’s desired performance and results.

The Compensation Committee has observed that, based on the Pearl Meyer benchmarking study conducted in December 2020, the total compensation paid to Mr. Brager as our CEO and to our other four continuing NEOs, collectively, for our 2020 fiscal year, was at approximately the 25th percentile for the peer group. By contrast, the Company’s financial and operational performance on six key metrics commonly utilized to evaluate banking organizations, as summarized above in the section of this proxy statement on “Overview of our Financial and Operational Performance,” has consistently achieved the top or third quartile relative to the same peer group. As a result, effective in January 2021, the Compensation Committee made certain upward adjustments to various components of compensation for each of our NEOs, including our CEO, for our 2021 fiscal year, in order to achieve an overall target percentile that is closer to the median level of NEO compensation for the applicable position relative to our peer group. These limited upward adjustments will be covered in detail in the Company’s proxy statement for our 2022 annual meeting of shareholders.

In addition, adjustments to our NEO compensation are calibrated to the Committee’s evaluation of each individual officer performance, responsibilities, contributions and experience, as well as to the Committee’s view of competitive conditions and internal equity. It may continue to be the case that specific components of a given executive’s compensation, such as base salary, annual incentive pay, bonus compensation or equity awards, may fall outside the targeted range for our NEOs generally, depending upon individual factors, such as the executive’s position relative to our other NEOs, the executive’s history with the Company, the executive’s level of achievement of specific goals, and market conditions for the executive’s position. The Committee believes the 2020 and 2021 upward adjustments to our NEO compensation are justified by the crucial contributions made by our NEOs to the Company’s strong relative performance over a sustained period during the past several years.

Consideration of 2020 Say-On-Pay Results

In 2017 our Board of Directors recommended, and a plurality of our shareholders’ vote approved (with the support of approximately 98.81% of the total votes cast), an annual period as the frequency of our Say-On-Pay advisory vote on the compensation of our NEOs. This vote was advisory and non-binding on CVB Financial Corp., and the Board of Directors may at some point decide that it is in the best interests of our shareholders and CVB Financial Corp. to hold an advisory vote on executive compensation less frequently than on an annual basis.

At our 2020 annual meeting of shareholders, our Say-On-Pay proposal itself received the support of approximately 57% of the total shareholder votes cast. By contrast, at our 2019 annual meeting, our Say-On-Pay proposal received the affirmative vote of approximately 94% of the total shareholder votes cast.

Following our 2020 shareholder meeting, the Compensation Committee and Board of Directors closely reviewed the shareholder vote on our Say-On-Pay resolutions and the differences in voting results between our 2019 and 2020 annual meetings. Although our shareholders approved our Say-On-Pay proposal in 2020, we believe the higher percentage vote against our Say-On-Pay resolution in 2020 as compared to prior years was attributable primarily to the negative recommendations made by certain institutional shareholder advisory firms.

Following the issuance of the shareholder advisory firm recommendations, and additionally during the remainder of 2020, our CEO and CFO held numerous meetings with various shareholders and other constituencies to discuss the Company’s business, including our executive and employee pay practices. We conducted teleconferences with six of our top fifteen investors prior to our 2020 annual meeting, and we held seven teleconferences with other significant investors throughout the rest of the year. In a number of instances, we offered to make the Chairman of our Board of Directors available to meet with or answer any questions from such investors, but no investor requested such contact. In addition, none of the investors who participated in these meetings expressed any notable concerns about the Company’s compensation arrangements, practices or decisions.

We believe the recommendations of the shareholder advisory firms, and the higher negative vote in last year’s Say-On-Pay proposal, were attributable to the retirement and consulting agreements concluded between the Company and our then-CEO, Christopher D. Myers, which arrangements are described at length in our 2020 annual proxy statement. Mr. Myers announced his retirement from the Company in July 2019, after completing over thirteen years of service as our President and CEO, and he retired as scheduled on March 15, 2020.

We believe the shareholder advisory services, and the shareholders who followed the advisory services’ recommendations to vote against our Say-On-Pay resolution for 2020, failed to take into account the Company’s principal rationale and reasoned approach with respect to restructuring our specific compensation arrangements for Mr. Myers as well as the Company’s ongoing progressive changes regarding our NEO equity grant practices.

First, Mr. Myers’ decision in 2019 to retire in 2020 at age, 57 was surprising to the Company, since we had renewed his employment contract at a relatively recent date, on September 12, 2018, for a three-year term. As noted in our 2020 proxy statement, the Company believed it was important to achieve two key objectives in connection with Mr. Myers’ unexpected retirement: (1) to enable the Company to maintain leadership stability during the period that would be needed to find or promote a replacement CEO and (2) to ensure that Mr. Myers would not be in a position to compete with the Company during an initial period when our new CEO would be seeking to enhance the continuity of our key customer and employee relationships. Crucially, in order to achieve this second objective, the Company would be required to implement a non-compete arrangement that would comply with applicable California law, where non-compete agreements with officers or employees are generally void as against public policy. Accordingly, there were strong business reasons to enter into the retirement and consulting arrangements with Mr. Myers in order to provide for leadership continuity and an enforceable non-compete agreement in our home market of California.

Second, we achieved both of our key objectives, primarily by re-purposing certain time-vesting restricted stock units (“Time RSUs”) and performance restricted stock units (“PRSUs”) that had already been contractually granted to Mr. Myers, but had not yet vested, under his 2018 employment contract, as explained in our 2020 Proxy Statement. Initially, we utilized the exact number of Time RSUs and PRSUs that were due to vest (at target levels) in September 2020 and repurposed them to vest instead in March 2020, in consideration for Mr. Myers’ agreement to continue to serve as the Company’s CEO through a transition period, so the Company would be able to undertake an appropriately deliberative search for a new CEO. In addition, as also described in our 2020 Proxy Statement, we utilized the exact number of Time RSUs and PRSUs that were due to vest (again, at target levels) in September 2021 and repurposed them to vest instead on December 31, 2020, in consideration for obtaining (i) consulting support and advice from Mr. Myers and (ii) a legally enforceable agreement from Mr. Myers not to compete with the Company, in both cases for the entire remainder of 2020.

These two repurposed equity grants that were made in 2019 did not in fact constitute entirely separate and additional compensation to Mr. Myers compared to the equity grants provided in connection with his 2018 Employment Agreement. However, under the SEC’s proxy compensation calculation guidelines, the Company was required to report each of the 2018 and 2019 equity grant totals as separate and discrete compensation amounts. We explained in detail in our 2020 proxy statement how these reported totals for 2018 and 2019 differed from the actual economic equity compensation paid to Mr. Myers over the periods concerned, due to the repurposing of essentially the same 2018 equity grants for different purposes in 2019.

Third, the Company made significant and positive changes in our equity grant compensation practices, again as described in our 2020 proxy statement, with respect to our new CEO and other NEOs, for our 2020 fiscal year and beyond. Examples of these changes include no multi-year stock grants, utilization of a strong component of PRSUs for our NEOs, and a three-year performance measurement period for the vesting of all such PRSUs. These same changes have carried over to all our NEO equity grants made in early 2021 for our 2021 calendar year. In addition, as noted in our current proxy statement, the aggregate compensation paid to our NEOs (other than Mr. Myers) for 2020 was at approximately the 25th percentile of the aggregate NEO compensation paid by our peer banking institutions, according to the benchmarking study performed by Pearl Meyer for the Company in December 2020.

In conclusion, we believe the retirement arrangements with Mr. Myers were a one-time event for the Company, and we further believe our ongoing NEO pay practices are appropriate and substantially in accordance with those of our banking institution peer group. Accordingly, at this time, we do not plan to take any further specific actions in response to last year’s shareholder vote on Say-on-Pay.

Our Board of Directors has elected, once again, to solicit a non-binding, advisory vote on the compensation of our NEOs for the Company’s 2020 fiscal year. See “Proposal 3: Advisory (Non-Binding) Vote to Approve Named Executive Officers’ Compensation.”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires us to obtain, at least once every six years, a shareholder vote on the frequency of our Say-On-Pay vote. Accordingly, shareholders will next be asked to vote on the frequency of our Say-On-Pay vote at our 2023 annual meeting of shareholders.

Compensation Arrangements with our New Chief Executive Officer

David A. Brager was named as the new CEO for CVB Financial Corp. and Citizens Business Bank, effective on March 16, 2020, upon the retirement of the Company’s previous CEO, Christopher Myers. Mr. Brager has been employed by Citizens Business Bank since 2003 and was promoted from his most recent position as our Executive Vice President and Sales Division Manager. The Company has previously disclosed the key terms of our Employment Agreement with Mr. Brager, and submitted a complete copy of such Employment Agreement, pursuant to a Form 8-K filed with the SEC on February 19, 2020 (the “2020 Employment Agreement”). Our Compensation Committee utilized Pearl Meyer, along with the Company’s long-time corporate counsel, Manatt, Phelps and Phillips, LLP, to provide the Committee with support in connection with negotiating and finalizing the 2020 Employment Agreement.

Term. The 2020 Employment Agreement provides for a term of three years, commencing on March 16, 2020 and ending on March 31, 2023.

Base salary. Pursuant to the 2020 Employment Agreement, Mr. Brager’s base salary was set at $600,000 for the initial year of the term, with an annual merit increase opportunity in base salary at the discretion of the Compensation Committee, based on the Committee’s evaluation of Mr. Brager’s and the Company’s performance.

Annual incentive opportunity. Under his 2020 Employment Agreement, Mr. Brager was provided with a target cash incentive opportunity of 100% of base salary and a maximum incentive opportunity of 150% for 2020.

Long-term equity incentives. Under the terms of his 2020 Employment Agreement, Mr. Brager was granted 19,750 time-based restricted stock units (“Time RSUs”), and 19,750 performance-based restricted stock units (“Performance RSUs”) on March 25, 2020, with an aggregate initial and target value equal to 120% of his annual base salary. The aggregate number of shares, divided equally between Time RSUs and Performance RSUs, was calculated by dividing an initial and target value of shares of $720,000 (120% of Mr. Brager’s base salary) by $18.15, which was the closing price for CVB Financial Corp. stock on March 25, 2020.

The Time RSUs are scheduled to vest in three equal annual installments, in each case on the anniversary date of the 2020 grant date of March 25, in 2021, 2022 and 2023, respectively, as long as Mr. Brager is employed by the Company on the applicable vesting date. The first installment of Time RSUs vested as scheduled on March 25, 2021.

The Performance RSUs are scheduled to vest on the three-year anniversary of their March 25, 2020 grant date, based on the financial performance of the Company during a three-year performance period consisting of the Company’s 2020, 2021 and 2022 fiscal years (the “Performance Period”). The Performance RSUs are subject to two performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year Performance Period: (i) the Company’s relative return on average tangible common equity compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Relative ROATCE”) and (ii) the Company’s relative return on average assets compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Relative ROAA”). These two measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance. For the Performance Period, the target number of shares (19,750) would be issued on March 25, 2023 if the Company achieves the 50th percentile performance on both the Relative ROATCE and Relative ROAA measures over the Performance Period. In addition, the number of target shares earned would be subject to adjustment on a linear basis, plus or minus a maximum of 25%, for (x) performance above the 50th percentile up to the 75th percentile (with no additional shares to be awarded for performance above the 75th percentile) and (y) performance below the 50th percentile down to the 25th percentile (with no shares to be awarded for performance below the 25th percentile), as follows:

Performance Measure	Weighting	Measured Against	Performance and Payout
			Below Threshold	Threshold	Target	Maximum

Relative Return on Average Assets (“ROAA”)	50%	KBW NASDAQ Regional Banking Index Peers (KRX)	<25th Percentile	25th Percentile	50Th Percentile	75th Percentile

Relative Return on Average Tangible Common Equity (“ROATCE”)	50%	KBW NASDAQ Regional Banking Index Peers (KRX)	<25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout as % of Target			0%	75%	100%	125%

Severance Benefits. Subject to the Company’s receipt of a release of any claims, the 2020 Employment Agreement provides severance benefits for Mr. Brager. If Mr. Brager is terminated without “cause,” he will receive an amount, payable over 12 months, equal to two times the sum of his annual base pay and average annual bonus under the annual bonus plan for the preceding two calendar years.

In the event Mr. Brager is terminated without “cause” within 4 months before or 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in the 2020 Employment Agreement), he will be entitled to severance pay equal to two times the sum of his annual base pay plus his average annual bonus under the annual bonus plan granted for the preceding two calendar years, which amount is payable over 12 months. In addition, upon a change-in-control, with or without Mr. Brager’s termination, Mr. Brager’s unvested Time RSUs and Performance RSUs would vest immediately, and unvested Performance RSUs would vest (x) at target levels if the relevant Performance Period is less than two years at the time of the change-in-control or (y) based on the applicable performance targets if two or more years of the relevant Performance Period have transpired.

Other contract features. The 2020 Employment Agreement provides for the following additional benefits: (a) Mr. Brager’s eligibility to participate in the Company’s group benefit plans and programs available to all employees of Citizens Business Bank, (b) a monthly automobile allowance of $2,000, (c) reimbursement for the reasonable costs of one country club membership, (d) eligibility to participate in the same deferred compensation program that is available to other senior executives and directors of the Company, and (e) reimbursement for other reasonable, ordinary and necessary business expenses. In contrast to Mr. Myers’ 2018 Employment Agreement, Mr. Brager’s 2020 Employment Agreement does not provide our new CEO with an individual deferred compensation program with a guaranteed minimum earnings rate.

Compensation Arrangements with our Retired Chief Executive Officer

The Company announced in July 2019 that its President and CEO, Christopher D. Myers, would be retiring as an employee and as a director, effective March 15, 2020. Mr. Myers and the Company had previously entered into an Employment Agreement with a term of three years commencing on September 12, 2018 (the “2018 Employment Agreement”). In connection with his announced retirement, Mr. Myers and the Company entered into an amendment to his 2018 Employment Agreement (the “2019 Employment Agreement Amendment”) as well as a separate Retirement and Consulting Agreement (the “2019 Consulting Agreement”). The key elements of the 2018 Employment Agreement, as amended by the 2019 Employment Agreement Amendment, and of the 2019 Consulting Agreement, were described in detail in our proxy statement for our 2019 fiscal year issued in connection with our 2020 annual shareholders meeting, and both documents were appended in full in connection with a related Form 8-K filed by the Company with the SEC on July 19, 2019. Accordingly, for the purposes of this 2021 proxy statement, we have focused our discussion in this section on those provisions of the 2018 Employment Agreement, the 2019 Employment Agreement Amendment and the 2019 Consulting Agreement that pertain to compensation paid to Mr. Myers during our 2020 fiscal year.

Mr. Myers’ 2018 Employment Agreement, as amended by the 2019 Employment Agreement Amendment

Term. The 2018 Employment Agreement carried an original term of three years (through September 12, 2021), which was shortened under the 2019 Employment Agreement Amendment to end on March 15, 2020.

Base salary. For 2020, Mr. Myers was paid a base salary at an annualized rate of $927,000 for the period from January 1 through March 15, 2020. This base salary rate was originally set at $900,000 pursuant to the 2018 Employment Agreement, was increased by 3% in 2019 on the one-year anniversary of the 2018 Employment Agreement to $927,000, and was not further increased during 2020.

Annual incentive opportunity. Mr. Myers received no annual incentive compensation for the stub period of 2020 during which he continued to serve as our President and CEO.

Long-term equity incentives. Under the 2019 Employment Agreement Amendment, Mr. Myers vested in 90,000 time-based restricted stock units on March 15, 2020 in consideration for his agreement to continue to serve as our President and CEO until that date. These shares were repurposed from a combined grant of 90,000 Time RSUs and PRSUs (at target levels) that would have otherwise vested under the original terms of his 2018 Employment Agreement on September 18, 2020. The entire amount of this equity award was reflected in the Summary Compensation Table in our 2020 proxy statement for Mr. Myers for our 2019 fiscal year, as this equity grant was made in July 2019.

Severance Benefits. None of the severance provisions in the 2018 Employment Agreement was changed by the 2019 Employment Agreement Amendment or came into play prior to or upon Mr. Myers’ retirement on March 15, 2020.

Other contract features. The 2018 Employment Agreement provided for the following additional benefits, none of which was changed by virtue of the 2019 Employment Agreement Amendment: (a) continued participation in a CEO deferred compensation program for Mr. Myers originally implemented in 2007 with a guaranteed minimum 6% earnings rate; (b) eligibility to participate in the Company’s group benefit plans and programs; (c) reimbursement for reasonable, ordinary and necessary business expenses in connection with use of a Bank-provided automobile; (d) reimbursement for the reasonable costs of two country club memberships; and (e) reimbursement for reasonable, ordinary and necessary business expenses. Except for his ongoing participation in the CEO deferred compensation program with respect to previously deferred compensation, none of these benefits continued under the 2018 Employment Agreement past Mr. Myers’ retirement date of March 15, 2020.

Mr. Myers’ Retirement and Consulting Agreement

Consulting Services. Mr. Myers agreed to serve as a consultant to the Company providing services relating to, among other things, strategic advice, customer and employee retention, succession management and acquisition integration. Additionally and importantly, Mr. Myers agreed to refrain from competing with the Company during the entire term of the 2019 Consulting Agreement.

Term. The term of the 2019 Consulting Agreement commenced on March 16, 2020 and ended on December 31, 2020.

Monthly Cash Compensation. During the term of the 2019 Consulting Agreement, Mr. Myers received monthly cash compensation of $25,000 from March 16 through December 31, 2020, with the monthly amount prorated for the partial month of March 2020.

Restricted Stock Units. Under his 2019 Consulting Agreement, as further consideration for his consulting services to and related agreements with the Company, the Company gave Mr. Myers a one-time grant of Time RSUs for 90,000 shares which vested on December 31, 2020. This award consisted of shares that were repurposed from a combined grant of 90,000 Time RSUs and PRSUs (at target levels) that would have otherwise vested under the original terms of Mr. Myers’ 2018 Employment Agreement on September 18, 2021. The entire amount of this equity award was reflected in the Summary Compensation Table in our 2020 proxy statement for Mr. Myers relating to our 2019 fiscal year, as this equity grant was also made in July 2019.

Other contract features. The 2019 Consulting Agreement also provided for the following ancillary benefits: (a) reimbursement for reasonable, ordinary and necessary business expenses in connection with Mr. Myers’ continued use of a Bank-owned private automobile during the consulting term, and (b) reimbursement for any other reasonable, ordinary and necessary business expenses incurred by Mr. Myers at the request of the Company.

DISCUSSION OF 2020 NAMED EXECUTIVE OFFICERS’ COMPENSATION PROGRAM

Base Salary

It is our philosophy that employees should be paid a base salary that we believe is competitive with the salaries paid by comparable organizations. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial Corp. and Citizens Business Bank. In addition, we determine the base salary range, in part, by periodically benchmarking our executives’ base salaries against the base salaries for comparable positions at the institutions in our peer group, as discussed above. Our outside compensation consultants and our Human Resources Department gather this information to analyze appropriate salary levels for our NEOs, as well as for all of our other employees. Each year we generally establish a pool for base salary increases and incentive award percentage increases for each employee based on this peer group information and his or her job performance.

New CEO’s Base Salary. The annualized base salary rate for our new CEO, Mr. Brager, increased from $390,000 in 2019 to $600,000, effective on March 16, 2020, pursuant to his 2020 Employment Agreement. The increase in base salary in 2020 was due to Mr. Brager’s promotion to CEO from his previous position as Executive Vice President and Sales Division Manager of Citizens Business Bank.

Retired CEO’s Base Salary and Consulting Fees. The annualized base salary rate for our retired CEO, Mr. Myers, which was payable on a pro rata basis during the stub period from January 1 through his retirement date of March 15, 2020, was $927,000, pursuant to his 2018 Employment Agreement, as described above in the section of this proxy statement on “Compensation Arrangements with our Retired CEO.” Accordingly, Mr. Myers earned a total of $230,379 in base salary during calendar year 2020. In addition, following his retirement as our CEO, Mr. Myers earned a consulting fee of $25,000 per month for the period from March 16 through December 31, 2020, which consulting fee was pro-rated for the month of March 2020. As a result, Mr. Myers earned an additional total amount of $237,903 in consulting fees during calendar year 2020.

Base Salary of other NEOs. The base salaries of our other NEOs were increased as follows effective in 2020:

NEO	2019 Annual Salary	2020 Annual Salary	% Increase

Mr. Harvey	$390,000	$420,000	7.7%

Mr. Nicholson	$365,000	$400,000	8.75%

Mr. Farnsworth	$305,000	$315,000	3.3%

Mr. Wohl	$290,000	$300,000	3.54%

The Compensation Committee believes that these increases put the base salaries of our NEOs at levels that were reasonably consistent with those of executive officers at comparably-sized peer group banks and bank holding companies performing similar functions, based on the NEO compensation benchmarking study conducted by Pearl Meyer in November 2019.

In December 2020, the Compensation Committee made further adjustments to the base salary levels of all five of our continuing NEOs, including Mr. Brager, based on the more recent compensation benchmarking study performed by Pearl Meyer in December 2020. However, this set of base salary increases did not take effect until January 1, 2021, and they will thus be reported in connection with the Company’s annual proxy statement issued in 2022 covering our 2021 fiscal year.

Annual Performance Incentive Compensation and Supplemental Discretionary Bonus

Annual performance incentive compensation and supplemental discretionary bonuses are critical components of the Company’s overall executive compensation program. The Compensation Committee uses a combination of financial metrics and individual goals to develop an annual incentive program and supplemental bonus program for each NEO, which are calibrated to focus each NEO on the drivers of Company growth over which we believe the respective NEO can have the greatest influence.

For the Company’s 2020 fiscal year, the Committee determined that each of our NEOs (including our current CEO but excluding our retired CEO) should be eligible for both annual incentive compensation payments and annual individual supplemental bonus compensation payments, with the potentially larger incentive compensation payments to be based on entirely objective criteria and the potentially smaller discretionary bonus payments to be based on entirely subjective criteria, as further explained below. We believe this binary approach strikes the appropriate balance between holding our executives accountable to quantitative financial and performance metrics and fostering the achievement of qualitative goals and projects.

Consistent with our approach in 2019, our Compensation Committee developed two separate, independent and specific annual plans for 2020 covering (1) the objective incentive compensation and supplemental bonus compensation opportunities for our CEO, and (2) the respective objective incentive compensation and supplemental bonus compensation opportunities for our other three continuing NEOs, namely Messrs. Nicholson, Farnsworth and Harvey. The annual plan covering the objective incentive compensation and supplemental bonus compensation opportunities for Mr. Wohl for 2020 was developed by Mr. Brager and reviewed with the Committee at the end of the first quarter 2020, and was subsequently ratified by the Committee. This process occurred because Mr. Wohl’s plan was finalized before it was apparent that, due to the fact that our newly-created position of President (as discussed above) remained unfilled during 2020, Mr. Wohl would also qualify as one of our NEOs for the Company’s 2020 fiscal year.

Our CEO’s incentive compensation and supplemental bonus opportunities are governed by our CEO Performance Compensation Plan for 2020 (“CEO Plan”). Under the CEO Plan, our CEO may earn from 0% to 150% of his base salary, depending on the achievement of specified performance levels on five enumerated factors, four of which are tied to objective financial metrics and one of which is tied to a defined set of subjective and qualitative individual performance measures.

The CEO Plan was developed for Mr. Brager as our new CEO for the Company’s 2020 fiscal year. Our retiring CEO, Mr. Myers, was not eligible for any incentive compensation or supplemental bonus for the Company’s 2020 fiscal year since his tenure as our CEO ended on March 15, 2020.

By comparison, the objective incentive compensation and supplemental individual bonus opportunities for three of our continuing NEOs (Messrs. Nicholson, Farnsworth and Harvey) are governed by our Executive Performance Compensation Plan for 2020 (“NEO Plan”). Under the NEO Plan, these three NEOs may earn from 0% to 60% of their respective base salaries as incentive compensation, depending on the achievement of either four or five objective financial metrics, which may differ by position. The NEO Plan then provides for a separate, additional supplemental bonus opportunity for each of these three continuing NEOs, in an amount ranging from 0% to 20% of his respective base salary, based upon an enumerated set of subjective and qualitative individual performance measures which, again, may differ by position for each such NEO.

Mr. Wohl’s individual performance compensation plan for 2020 is more similar in structure to our CEO Plan, because it is likewise tied to the achievement of specified performance levels on five enumerated factors, four of which are based upon objective financial or performance metrics and one of which is based upon a defined set of subjective and qualitative individual performance measures, except that, under Mr. Wohl’s plan, he may earn total incentive compensation ranging from 0% to 60% of his base salary.

Accordingly, the salient difference between the CEO Plan, the NEO Plan and Mr. Wohl’s individual plan is that, for our CEO and Mr. Wohl, the applicable qualitative and subjective bonus criteria are established as one of the five core factors, along with four objective, metrics-based objectives, whereas under the NEO Plan, Messrs. Nicholson, Farnsworth and Harvey each has an incentive compensation opportunity based on either four or five objective financial metrics, and then a separate and supplemental qualitative and subjective bonus component. This variation in the configuration of our CEO Plan and Mr. Wohl’s performance plan, on the one hand, versus our NEO Plan, on the other hand, is reflected by virtue of the inclusion of “Subjective Job Performance” in the column for Mr. Brager and Mr. Wohl in the first of the two tables set forth below in this section of our proxy statement, whereas the subjective job performance measure for Messrs. Nicholson, Farnsworth and Harvey is an add-on component calculated outside the factors enumerated in such table.

The categories and parameters of the objective financial and operational metrics which underlie the determination of the incentive compensation payments under our CEO plan, NEO Plan and Mr. Wohl’s individual plan are in turn derived from our Company’s Executive Incentive Plan (the “Executive Incentive Plan”). The current Executive Incentive Plan was approved by our shareholders at our 2015 annual meeting. The Compensation Committee believes the Executive Incentive Plan plays a central role in linking executive compensation to specific and objective goals intended to result in both short-term and long-term increases in shareholder value.

With respect to the supplemental individual discretionary bonus awards to our NEOs for 2020, the amounts that were available to be earned by our CEO and our other four continuing NEOs depended upon a list of subjective and qualitative performance measures that the Committee believed to be appropriate for each applicable position. As noted above, this subjective and qualitative individual bonus opportunity is discretionary, and is evaluated differently than the objective incentive awards paid under the Executive Incentive Plan. The Compensation Committee believes this subjective individual bonus opportunity for each of our continuing NEOs is important to (i) encourage and incentivize our key Company leaders to exercise their general management and teamwork skills as well as (ii) harmonize the application of this evaluative factor across our CEO’s and each of our other continuing NEO’s respective compensation programs. The Compensation Committee takes each executive’s individual job performance into account in determining whether and in what amounts to make any annual discretionary bonus awards, so that our CEO and each other continuing NEO is accountable for his or her individual (as opposed to corporate) performance.

The design and implementation of each of these two basic components of our CEO’s and other NEOs’ respective objective incentive awards and discretionary individual bonus programs for 2020 are discussed separately below for each named executive officer. The percentages of both the objective incentive compensation amounts and the individual bonus compensation amounts for which our NEOs (including our CEO) are eligible are based upon the dollar amount of each NEO’s respective base salary. Typically, the amount of each NEO’s base salary utilized for incentive compensation and bonus calculation purposes is the annualized base salary level for such NEO in effect as of March 1st of the applicable calendar year. However, for Mr. Brager in 2020, the Committee utilized his annualized base salary level as increased at the time of his promotion as our CEO on March 16, 2020.

2020 Executive Incentive Awards. Typically, during the first quarter of each fiscal year, the Compensation Committee establishes corporate goals for that year, with the intent to balance current profitability with long-term stability and prudent risk management. The Compensation Committee then develops specific performance measures for each of our NEOs, including our CEO, utilizing defined metrics which the Committee believes are based on challenging but achievable goals. With respect to these measures, our NEOs other than the CEO may earn from 0% (in the case of performance below threshold levels) up to 60% (for superior performance) of their respective base salaries as performance incentive awards, whereas our CEO may earn from 0% (in the case of performance below threshold levels) up to 150% (for superior performance) of his base salary as a performance incentive award.

The Compensation Committee has the sole discretion, albeit consistent with our Executive Incentive Plan, to determine the standards or formulas pursuant to which each executive’s incentive award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each executive. Typically, in January or February of the following fiscal year, the Compensation Committee will then evaluate the Company’s performance and determine the amount of the performance incentive award payable to each participant, pursuant to our approved Executive Incentive Plan, for the prior fiscal year.

For purposes of the Company’s 2020 CEO Plan, NEO Plan and Mr. Wohl’s individual plan (each a “Plan” and collectively, the “Plans”), the Compensation Committee determined that, under each NEO’s respective Plan, no performance incentive award would be payable unless the Company’s net profit after tax was at least $130,000,000. The Compensation Committee set this supervening threshold for the payment of performance incentive awards under our 2020 Plans because the Committee believes that it is appropriate to make such awards contingent upon the Company’s earning sufficient profits in order to pay shareholder dividends at currently established levels and to continue to bolster retained capital at historical accretion rates. However, this threshold level for net profits after tax was set at a materially lower threshold level for 2020 compared to the threshold level established for the same metric under our 2019 CEO and NEO Plans, due to (1) the highly uncertain impact of the then-incipient COVID-19 pandemic on the Company’s potential credit losses and prospects for making new loans during our 2020 fiscal year and (2) the anticipated impact of the resulting intervention by the Federal Reserve to reduce prevailing market interest rates in order to ameliorate economic distress caused by the pandemic, which in turn was considered likely to markedly compress the Company’s net interest margins during 2020.

For 2020, the specific performance measures chosen by the Compensation Committee for our CEO and continuing NEOs, and the percentage of each executive’s annual incentive opportunity attributable to each measure, are set forth in the table below. The Compensation Committee chose these performance measures because it believed these metrics were the best measures for judging the respective contributions of these officers to the overall business success of CVB Financial Corp. and Citizens Business Bank from a bank operational and shareholder value perspective for 2020. Each performance measure received a weighting between 10% and 50%. In the case of all our continuing NEOs, a high degree of weighting (25% to 50%, depending on the officer) is assigned to the net profit after tax measure, because the Compensation Committee believes this measure best incentivizes current-year profitability, which in turn is a major component of shareholder value.

2020 TABLE OF PERFORMANCE MEASURES AND THE PERCENTAGE OF BASE SALARY THAT EACH MEASURE IS OF A NAMED EXECUTIVE OFFICER’S INCENTIVE AWARD OPPORTUNITY

Performance Measures	Brager	Nicholson	Farnsworth	Harvey	Wohl
	Performance Measure Weighting as a Percentage of Total

Net Profit After Tax (CVBF)	50%	50%	50%	50%	25%

Average Demand Deposits(1)	10%	10%	0%	10%	0%

Average Total Loans (Net)(2)	10%	10%	20%	0%	15%

Fee Income and Noninterest Income(3)	0%	10%	0%	10%	0%

Noninterest (Operating) Expenses(4)	10%	20%	10%	30%	15%

Delinquencies (Quarterly Average)	0%	0%	10%	0%	0%

Nonperforming Loans + REO/Total Loans (Quarterly Average)	0%	0%	10%	0%	0%

Legal Expenses and Recoveries(5)	0%	0%	0%	0%	25%

Subjective Job Performance	20%				20%

Total incentive award opportunity under Plan	100%	100%	100%	100%	100%

(1)	Noninterest-bearing.
(2)	Net of deferred loan fees. Calculation does not include any deduction for loan loss allowance.
(3)

Includes loan and prepayment fees. Excludes PPP loan fees, credit charges, gains or losses on other real estate owned, gains or losses on sales of branches and investment securities, and gains or losses on branch eminent domain condemnations.

(4)	Excludes acquisition expenses.
(5)	Aggregate annual outside counsel expenses, net of any recoveries related to judgments, settlements and reimbursements.

For each performance measure, we established three business performance achievement levels (Threshold-Level 1, Target-Level 2 and Maximum-Level 3) to determine the performance incentive amounts for which the applicable NEO would be eligible. The business performance achievement levels for Mr. Brager, as a percentage of his base salary, were set at Level 1 — 75%, Level 2 — 100% and Level 3 — 150%. The business performance achievement levels for each of our other NEOs, as a percentage of their respective base salaries, were set at Level 1 — 20%, Level 2 — 40% and Level 3 — 60%. Based on the percentage weighting assigned to each applicable performance measure, a fixed dollar amount of performance award is determined for the performance measure by first multiplying the associated business achievement level by the corresponding payout percentage, and then multiplying the resulting percentage by the executive’s base salary, to calculate the amount of the applicable NEO’s performance award for that performance measure under our Executive Incentive Plan. The total amount of the applicable NEO’s performance award under our Executive Incentive Plan is the sum of such amounts for the applicable performance measures. There is no interpolation between incentive levels; that is, if a performance measure achievement is better than Level 1, but less than Level 2, only the Level 1 percentage is paid. Based on our historical performance, we believed that, while challenging, each of the business performance measures at the Target level (Level 2) was achievable for 2020.

For example, here is an illustration of how the performance award payments would be calculated for a NEO other than the CEO (assuming net profit after tax for 2020 was at least $130,000,000) if the metric in question (net profit after tax) represented 50% of the incentive opportunity and performance was at Level 2 or above but below Level 3. In this case, the performance award for this metric would equal (1) the NEO’s base salary times (2) 50% (the incentive weighting) times (3) 40% (the payout percentage corresponding to Level 2 performance), resulting in a payout equal to 20% of base salary for this metric. The CEO’s calculation would be similar with 50% incentive weighting for the net profit after tax metric, but with his Level 2 payout being 100%, rather than 40%, his payout would be equal to 50% of base salary for this same metric.

From a timing standpoint, historically, the Committee has sought to adopt the annual incentive compensation plans in force for a given fiscal year for our CEO and our other four NEOs, respectively, prior to March 31 of such fiscal year, so that the goal-setting metrics would not be overly influenced by current-year performance to date. Prior to 2018, this timing was also required in order to comply with requirements previously in effect for compensation under such plans to be considered performance-based for the purposes of corporate tax deductibility under Section 162(m) of the Internal Revenue Code. However, the rules relating to the potential corporate tax deductibility of performance-based compensation changed in 2018 due to amendments made to Section 162(m) by the federal Tax Cuts and Jobs Act of 2017. Please refer to the discussion below in the section of this proxy statement on “Tax Deductibility and Executive Compensation” for information on the amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017 and the resulting impact on the potential corporate tax deductibility of performance-based compensation under federal and California tax laws for the Company. For 2020, the Committee adopted our CEO Plan (covering Mr. Brager) and our NEO Plan (covering Messrs. Nicholson, Farnsworth and Harvey) on March 31, 2020, while Mr. Wohl’s plan was finalized by Mr. Brager on April 9, 2020 and subsequently ratified by the Committee. This moderately delayed timing for the adoption of the incentive plans for our

CEO and four other continuing NEOs for 2020 was due to the fact that Mr. Brager did not assume his current position as our CEO until March 16, 2020.

The following table contains the 2020 results for each of the performance incentive plan metrics, as well as how such results compared to the Company’s 2019 results. The cash awards provided to each of our continuing NEOs under this incentive component are reflected in column (g) of the Summary Compensation Table below. The individual job performance appraisal for each such NEO in connection with his applicable supplemental bonus opportunity is also discussed separately below.

2020 TABLE OF PERFORMANCE MEASURES AND PAYOUT LEVELS FOR NAMED EXECUTIVE

OFFICER INCENTIVE AWARDS

Performance Measures	2019 Results	Level 1 (Threshold)	Level 2 (Target)	Level 3 (Maximum)	2020 Results	Payout Level
CEO Opportunity		75%	100%	150%
NEO Opportunity		20%	40%	60%

	Dollar amounts in thousands

Net Profit After Tax (CVBF)	$207,800	$130,000	$165,000	$190,000	$177,200	2

Average Demand Deposits	$5,177,000	$5,300,000	$5,350,000	$5,400,000	$6,282,000	3

Average Total Loans (Net)	$7,553,000	$7,600,000	$7,675,000	$7,750,000	$8,067,000	3

Fee Income and Noninterest Income	$56,900	$50,000	$55,000	$60,000	$58,500	2

Noninterest (Operating) Expenses	$192,300	$205,000	$197,000	$188,000	$192,900	2

Delinquencies (Quarterly Average)	0.02%	0.08%	0.06%	0.04%	0.04%	3

Nonperforming Loans + OREO/Total Loans (Quarterly Average)	0.24%	0.40%	0.30%	0.20%	0.21%	2

Legal Expenses Net of Recoveries	$872	$650	$575	$500	$585	1

2020 Supplemental Bonus Awards. As noted above, the individual discretionary bonus component for Mr. Brager and Mr. Wohl is established as one of the five core factors set forth in Mr. Brager’s CEO Plan and Mr. Wohl’s individual performance incentive plan, as applicable, whereas the individual discretionary bonus component for each of Messrs. Nicholson, Farnsworth and Harvey is established in their NEO Plan as a separate and additional award opportunity outside of the four or five core factors set forth for each respective NEO. The amount of this individual discretionary bonus opportunity ranges from 0% to 30% of base salary for our CEO, from 0% to 20% of base salary for Messrs. Nicholson, Farnsworth and Harvey, and from 0% to 12% of base salary for Mr Wohl. Depending on the specific NEO, we take into consideration factors such as customer and business retention, quality and accuracy of financial reporting, staff recruitment and retention, expense management, project management, sales and credit support, cybersecurity and fraud prevention, strategic plan development and communication, sales calling activity, product development and implementation, marketing, effective communication with shareholders and regulators, facilities management, loan portfolio management, cross-selling of customer products, loan documentation and servicing, special assets management, organizational structure and execution, technology enhancement, systems implementation and support for other divisions.

For the discretionary bonus award, our continuing NEOs (including the CEO) are evaluated, and the personal performance level indicated by the individual NEO’s performance is specified as a percentage up to a maximum of 30% or 20%, as applicable. This percentage is then multiplied by the executive’s base salary to calculate the applicable NEO’s individual discretionary bonus. The cash bonus awards provided to each of our NEOs under this component are reflected in column (d) of the Summary Compensation Table below.

The CEO evaluates the individual job performance of the NEOs (other than himself) and makes recommendations regarding their achievement levels to the Compensation Committee, which determines the amount of each NEO’s discretionary bonuses. The Compensation Committee evaluates the CEO’s individual job performance and determines his discretionary bonus award.

Total Calculated Payout Levels. The following table reflects the impact of the 2020 results for each of the performance incentive plan metrics on each NEO’s incentive compensation under his respective Plan, as well as the amounts paid under the Supplemental Bonus Awards, with additional description of the Committee’s assessment of each NEO’s performance below.

2020 TABLE OF PAYOUT LEVELS FOR EACH NAMED EXECUTIVE OFFICER BY PERFORMANCE MEASURE

Performance Measures	Brager	Nicholson	Farnsworth	Harvey	Wohl
	Calculated Payout Levels (as a % of Salary) under the Plan

Net Profit After Tax (CVBF)	50%	20%	20%	20%	10%

Average Demand Deposits	15%	6%	0%	6%	0%

Average Total Loans (Net)	15%	6%	12%	0%	9%

Fee Income and Noninterest Income	0%	4%	0%	4%	0%

Noninterest (Operating) Expenses	10%	8%	4%	12%	6%

Delinquencies (Quarterly Average)	0%	0%	6%	0%	0%

Nonperforming Loans + REO/Total Loans (Quarterly Average)	0%	0%	4%	0%	0%

Legal Expenses and Recoveries	0%	0%	0%	0%	5%

Subjective Job Performance	30%	0	0	0	12%

Total Incentive Award as a % of Salary under Plan	120%	44%	46%	42%	42%

Supplemental Discretionary Bonus	n/a	18%	12%	18%	n/a

Total Bonus Award as % of Salary	120%	62%	58%	60%	42%

Mr. Brager’s Annual Incentive. Mr. Brager’s 2020 Employment Agreement provides that the target amount of incentive and bonus compensation Mr. Brager was entitled to earn for fiscal year 2020 was a total of 100% of his base salary, with a maximum of up to 150% of base salary, as determined under the five factors that were part of his 2020 CEO Plan. In order to adequately compensate Mr. Brager in recognition of the plenary scope of his overall responsibilities, including his supervision of all our other executive officers, and to further incentivize him to meet his designated performance targets, Mr. Brager’s potential incentive and bonus compensation levels are set at higher percentages than those of our other NEOs.

With respect to his specific financial performance metrics, Mr. Brager’s aggregate incentive compensation for 2020 was $540,000.

Mr. Brager’s Subjective Job Performance rating was evaluated based on a scale of Good (75% award level), Very Good (100% award level) or Excellent (150% award level), at a target level of 20% of annual base salary under his CEO Plan. For 2020, Mr. Brager’s Job Performance was judged to be “Excellent,” which in turn resulted in Mr. Brager achieving the target award level of 30% of base salary. In calculating this discretionary bonus award for Mr. Brager, the Compensation Committee considered CVB Financial Corp.’s position during 2020 in light of the many challenges created by the COVID-19 pandemic, including challenges in managing customer needs, credit issues and workforce safety and reliability. In this connection, the Committee recognized Mr. Brager’s leadership in ensuring that Citizens Business Bank remained open and accessible as an essential business to our customers and communities throughout the courses of the pandemic, while maintaining a distinctively safe and sound financial and credit profile. Among other achievements, Citizens Business Bank recorded the highest loan origination volumes in its history during 2020, and additionally made over 4,000 new loans to customers participating in the federal SBA’s PPP, with an original principal balance of over $1.1 billion. Notably, for the second year in a row, Forbes Magazine recognized CVB Financial Corp. as the number one, top-performing bank in the U.S., among the 100 largest publicly traded banks in the nation, based on the magazine’s specified performance metrics for the applicable reporting period. Mr. Brager exercised strong oversight of a number of important corporate projects, including improvements to the Company’s technology platform and more effective and efficient credit monitoring of the Company’s loan portfolio. Moreover, CVB Financial Corp. maintained its historically strong capital ratios and significant liquidity, and over the course of 2020, CVB Financial Corp. declared its 125th consecutive quarterly dividend and achieved a record 175th consecutive quarter of profitability. In addition, the Compensation Committee evaluated a variety of factors, including Mr. Brager’s effectiveness in implementing an enhanced strategic planning and budgeting process, improving the Company’s competitive position, and recruiting and maintaining a high quality management team. In view of these considerations, the Committee awarded Mr. Brager the discretionary bonus at Level 3 under his CEO Plan (at the 150% award level or 30% of his base salary as CEO) for $180,000.

As a result of this mix of accomplishments, Mr. Brager’s aggregate objective incentive award and individual discretionary bonus for 2020 was equal to $720,000, which represents a cumulative total of 120% of his base salary in effect as of March 16, 2020.

Mr. Nicholson’s Annual Incentive. The performance measures for Mr. Nicholson for 2020 were similar to those of Mr. Brager, except that (i) Mr. Nicholson’s bonus compensation was weighted more heavily towards management of noninterest (operating) expense since, in his role as Chief Financial Officer, Mr. Nicholson is directly responsible for managing the Company’s overall financial budgeting process, and his position has correspondingly more day-to-day impact on noninterest (operating) expenses than on more sales-oriented metrics such as loan and deposit growth, and (ii) the individual criteria applicable to Mr. Nicholson’s rating for Subjective Job Performance are calibrated to the specific duties of his position.

With respect to the financial performance metrics set forth in his incentive performance plan, Mr. Nicholson’s aggregate incentive compensation for 2020 was $160,600.

In calculating the individual discretionary bonus to be paid to Mr. Nicholson for 2020, the Compensation Committee considered Mr. Nicholson’s role in helping the Company manage the financial opportunities for banking organizations in an environment that featured generally falling market interest rates, due to the pronounced national recession caused by the COVID-19 pandemic, which presented a unique set of challenges in finding appropriate securities investments and managing asset-liability valuation and duration for Citizens Business Bank’s balance sheet. In addition, Mr. Nicholson provided operational support to achieve important financial goals, including assisting with operating efficiencies, the safety and soundness of Citizens Business Bank, and supporting growth initiatives and strategy development, including his oversight of the Company’s human resources department and his work on the Company’s enhanced strategic planning and budgeting process. Lastly, he was instrumental in the Company’s implementation of ASU No. 2016 — 13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which significantly changes the Company’s methodology of measuring credit losses for most financial assets not measured at fair value. In view of these considerations, the Compensation Committee awarded Mr. Nicholson a discretionary bonus of $65,700 (which represents 18% of his base salary in effect as of March 1, 2020).

As a result, the Compensation Committee awarded Mr. Nicholson an aggregate objective incentive award and individual supplemental bonus equal to $226,300 for 2020, which represents a cumulative total of approximately 62% of his base salary in effect as of March 1, 2020.

Mr. Farnsworth’s Annual Incentive. For Mr. Farnsworth, the individual performance measures and their respective percentage weightings differed from those applicable to Messrs. Brager and Nicholson in certain respects. Besides net profit after tax, average total loans and noninterest (operating) expenses, Mr. Farnsworth is also measured on average loan delinquencies and the ratio of nonperforming loans and foreclosed properties to total loans, as these metrics are considered to be indicative of sound credit management in his role as our Chief Credit Officer. In addition, with respect to his supplemental bonus plan, Mr. Farnsworth is evaluated with respect to his efforts at creating a positive credit environment through his active management of our loan portfolio, as well as his support of sales efforts, responsiveness to customers, visits to loan centers, oversight of our new loan originations and current loan extensions, and workouts of troubled loans. Certain of Mr. Farnsworth’s performance goals are different because his credit management functions tie more closely to these credit-related performance and management goals than those of any of our other NEOs.

With respect to his specific financial performance metrics, Mr. Farnsworth’s aggregate incentive compensation for 2020 was $140,300.

In calculating the individual discretionary bonus to be paid to Mr. Farnsworth, the Compensation Committee noted that, under his supervision, Citizens Business Bank continued to maintain an extremely low loan delinquency level, at 0.04% of total assets for 2020, which was achieved in the face of a substantially heightened credit risk environment, due to the sharp national recession caused by the COVID-19 pandemic. In addition, Mr. Farnsworth’s Credit Management Division (CMD) played a critical role in helping Citizens Business Bank to achieve the highest loan origination volumes in its history, excluding loan originations under the federal SBA’s PPP, and CMD separately provided extraordinary support in assisting the Bank to originate over 4,000 PPP loans during 2020. Importantly, Mr. Farnsworth maintained a positive credit environment at Citizens Business Bank by conducting sound portfolio management, helping to implement new guidance on loan loss reserve accounting, as well as upgrading our credit stress-testing models for our real estate loan portfolio. Under Mr. Farnsworth’s direction, CMD, which is one of the Company’s largest divisions in terms of personnel and risk oversight, continued to maintain reasonable controls over operating expenses, and CMD also continued to improve our loan portfolio credit management procedures. However, the Compensation Committee also considered areas which represented potential opportunities for improvement for Mr. Farnsworth, including CMD project management and implementation. In view of these factors, the Committee awarded Mr. Farnsworth a discretionary bonus of $36,000 (which represents 12% of his base salary in effect as of March 1, 2020).

As a result of this mix of accomplishments, the Compensation Committee awarded Mr. Farnsworth an aggregate objective incentive award and individual supplemental bonus equal to $176,900 for 2020, which represents a cumulative total of approximately 58% of his base salary in effect as of March 1, 2020.

Mr. Harvey’s Annual Incentive. The weightings of Mr. Harvey’s performance measures differed from those of our other NEOs because his bonus compensation is designed to align more closely with Operations Division management, which includes a strong emphasis on management of operational expenses, plus customer service activities, staff recruitment, organizational structure and execution, technology and cyber security initiatives, systems integration, and product development and implementation.

With respect to his specific financial performance metrics, Mr. Harvey’s aggregate incentive compensation for 2020 was $163,800.

In calculating the individual discretionary bonus compensation for Mr. Harvey, the Compensation Committee considered Mr. Harvey’s key role in achieving a number of the Company’s important operational and information technology objectives for 2020, including implementing significant improvements in the Company’s operational and technology infrastructure, which are critical to the Company’s efficiency goals and fraud prevention efforts, excellent management of the Company’s operating expenses with minimal charge-offs, executing on the Company’s telephone modernization and business continuity improvement projects, providing strong operational support for Citizens Business Bank’s sizable participation in the federal SBA’s PPP, and overseeing the management of the Company’s corporate real estate and branch facilities. In the Compensation Committee’s view, Mr. Harvey’s timely and effective completion of these key objectives helped to foster the Company’s growth in deposits and fee income opportunities. In addition, Mr. Harvey helped the Company to reduce its operating expenses in a number of support service areas. The Compensation Committee determined that Mr. Harvey demonstrated effective leadership over his department. In view of these considerations, the Committee awarded Mr. Harvey a discretionary bonus of $70,200 (which represents 18% of his base salary in effect as of March 1, 2020).

As a result of the application of these measures, the Compensation Committee awarded Mr. Harvey an aggregate objective incentive award and individual supplemental bonus equal to $234,000 for 2020, which represents a cumulative total of approximately 60% of his base salary in effect as of March 1, 2020.

Mr. Wohl’s Annual Incentive. The performance measures for Mr. Wohl were also tailored to his position as the Company’s General Counsel. Slightly more than half of his bonus compensation is tied to the same performance measures that apply to our other NEOs, including net profit after tax, average total loans and noninterest expense, in order to ensure that our key executives are commonly incented and aligned to achieve the Company’s overarching financial and strategic objectives. However, as in the case of Mr. Farnsworth, a substantial portion of Mr. Wohl’s annual incentive plan is tied to performance measures related to the specific responsibilities of his position, which in Mr. Wohl’s case are focused on overseeing the Company’s legal risks, including managing our legal expenses and recoveries. Likewise, the criteria applicable to Mr. Wohl’s rating for Subjective Job Performance are designed to correspond to his duties to support and enhance our corporate governance, to provide timely assistance for our other corporate departments, to manage our litigation and to supervise our Corporate Secretary function in support of our Board of Directors.

With respect to his specific financial performance metrics, Mr. Wohl’s aggregate incentive compensation for 2020 was $87,000.

In calculating Mr. Wohl’s individual subjective job performance rating, the Compensation Committee considered, among other things, Mr. Wohl’s role in building a successful framework for the management and oversight of the Company’s outside law firms, taking on the supervision of the Corporate Secretary function in 2020, providing strong legal support for the Company’s credit, human resources, bank operations, regulatory and risk management departments, and his efficient and effective supervision of the Company’ s litigation matters. Mr. Wohl’s subjective performance overall was judged to be “Excellent,” and this in turn resulted in Mr. Wohl’s receiving an award at Level 3 for this component in the amount of $34,800 (which represents 12% of his base salary in effect as of March 1, 2020).

As a result of the application of these various measures, the Compensation Committee awarded Mr. Wohl an aggregate incentive compensation and subjective bonus award of $121,800 for 2020, which represents a cumulative total of approximately 42% of his base salary in effect as of March 1, 2020.

Mr. Myers’ Annual Incentive. As previously noted, due to his early retirement on March 15, 2020, Mr. Myers did not receive any incentive compensation or subjective bonus for our 2020 calendar year.

2021 NEO Incentive and Bonus Compensation. The Compensation Committee continues to review the annual incentive and bonus compensation arrangements for its named executive officers.

Effective for fiscal year 2021, the annual objective incentive compensation for which our NEOs are eligible is expected to be based upon net profit after tax, average total loans, operating expenses and the other factors enumerated in each of the “Table of Performance Measures” above.

Effective for fiscal year 2021, the annual individual discretionary bonus compensation for which our NEOs are eligible is expected to be awarded on a subjective basis, utilizing criteria similar to those set forth above in the discussion of “2020 Supplemental Bonus Awards” above.

Equity-Based Compensation

Our 2018 Equity Incentive Plan (“2018 Equity Incentive Plan”) was approved by our shareholders at our annual meeting on May 23, 2018 and became effective on that date. The 2018 Equity Incentive Plan authorizes the grant of awards covering to up to nine (9) million shares of CVB Financial Corp.’s common stock, and is administered by our Compensation Committee, which is comprised of all nine of our non-employee directors.

Our 2018 Equity Incentive Plan provides the Compensation Committee with the authority to grant a variety of types of equity awards, which include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of stock-based awards. No individual participant may be granted any stock options, stock appreciation rights, performance-based restricted stock, restricted stock units or other stock-based awards under our 2018 Equity Incentive Plan during any calendar year relating in the aggregate to more than 500,000 shares of our common stock.

The Compensation Committee determines the types of awards to be granted from among those provided under the 2018 Equity Incentive Plan and the terms of such awards, including the number of shares of our common stock underlying the awards; restriction and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and stock appreciation rights, which may not be less than 100% of the fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which may not be more than 10 years after the grant date. In addition, without the prior approval of our shareholders, options and other awards granted under the 2018 Equity Incentive Plan may not be repriced, replaced or amended to reduce the exercise price.

Our 2008 Equity Incentive Plan (“2008 Equity Incentive Plan”) was adopted by our shareholders at our annual meeting in 2008 and expired on April 11, 2018 at the end of its ten-year term. However, while no new equity incentive awards may be issued under the 2008 Equity Incentive Plan, it continues to govern the terms of all equity incentive awards issued during its effective term, some of which currently remain outstanding. As in the case of our 2018 Equity Incentive Plan, the Compensation Committee is authorized to continue to administer our 2008 Equity Incentive Plan with respect to equity incentive awards that were issued and remain in force under its provisions.

All equity awards made by the Compensation Committee during our 2020 fiscal year were issued pursuant to the terms of our 2018 Equity Incentive Plan. In determining the number and mix of incentive awards to be awarded to an executive officer, the Compensation Committee considers (i) the number of incentive awards previously granted to such executive officer, (ii) its own analysis of that executive’s contribution to CVB Financial Corp., including an assessment of the executive’s responsibilities and performance, (iii) whether the terms of the award would support the achievement of the Company’s strategic or financial goals, (iv) the number of incentive awards granted to executives with similar responsibilities at our peer group banks and bank holding companies, and (v) the projected percentage such incentive compensation would constitute of each executive’s overall compensation.

The Compensation Committee’s goal is generally to utilize an appropriate mix of stock options, restricted stock and time-based and performance-based restricted stock units, and to take into account the degree to which grants of particular types of awards will incentivize the Company’s executives to accomplish important corporate objectives. For example, when the Compensation Committee believes granting restricted stock instead of stock options would serve as a more effective incentive tool, it may choose to grant restricted stock. In addition, the Compensation Committee takes into account, with respect to the type of award under consideration, the compensation expense and potential share dilution factor associated with each form of equity incentive compensation.

Options, restricted stock and restricted stock units may be awarded to key employees periodically, as decided by the Compensation Committee. The Compensation Committee has concluded that, for eligible employees including our new CEO and other executives, an annual cycle for equity awards is an appropriate interval for making grants based on (i) prevailing practices for the grant of awards at competitor financial institutions in the peer group described above in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant,” (ii) the Compensation Committee’s desire to enhance the reward and retention elements of CVB Financial Corp.’s equity incentive program, and (iii) the Compensation Committee’s desire to achieve a level of award value that would more precisely track the average price of CVB Financial Corp. stock over a given period.

In addition, on occasion, we issue stock options, restricted stock or restricted stock units on dates outside our normal award cycle. This may be done in conjunction with the hiring of an individual manager, renewal of an employment contract or as a special incentive. On each occasion, the Compensation Committee is responsible for determining the amount and terms of these awards.

The exercise price for options is always the closing market price of CVB Financial Corp.’s stock as of the close of business on the date of the grant.

Equity-Based Compensation for 2020. Our Compensation Committee made three significant changes to our equity grant program in 2020 compared to prior years. In each case, these changes were implemented based on market data and recommendations provided by our outside compensation consultants at Pearl Meyer and other peer financial institution information available to the Committee.

The first change was to regularize the timing of equity grants to our NEOs and other recipients. Prior to 2020, our Compensation Committee had looked to make equity grants to our NEOs, other than our CEO, on a periodic basis, and to our CEO at those times when the CEO’s employment contract was consummated or renewed. However, the Committee made the decision in March 2020 to re-align the timing of Company’s equity grants for all our continuing NEOs to an annual, 12-month cycle.

The second change was a related decision by the Compensation Committee to provide “catch-up” equity grants to four of our NEOs in 2020 to make up for the lack of any regular equity grants during 2019. While the Company’s then-CEO, Mr. Myers, had received two special grants in July 2019 in connection with his retirement and consulting arrangements (as discussed above in the section of this proxy statement on “Compensation Arrangements with our Retired CEO”), our other four NEOs had received no equity grants of any kind in or for their service in 2019. In this regard, the Committee took into account the Company’s extraordinary performance over the course of 2019, including record net earnings of $207.8 million, and the Company’s selection, in January 2020, as the number one, top-rated bank in the United States by Forbes “America’s Best Banks 2020” which was based on metrics achieved for 2019. The Committee recognized the key roles that our other NEOs had played in guiding the Company to these accomplishments and decided that it would be appropriate to provide corresponding equity awards. The respective amounts of the “catch-up” grants made to each of our continuing NEOs are described below in the section of this proxy statement on “Equity Compensation for other NEOs.”

The third change involved the adoption by the Compensation Committee of several new structural modifications in connection with the Company’s 2020 equity award program, again based on peer data and recommendations provided by our outside compensation consultants at Pearl Meyer. These modifications included (i) the making of annual as opposed to multi-year equity grants for all our continuing NEOs, including our CEO, so as to provide the Committee with the flexibility to adjust equity awards more regularly in order to better reflect the Company’s and each executive’s ongoing performance, (ii) the incorporation of a strong component of performance restricted stock units (“PRSUs”) in regular annual equity awards to be granted to each of our continuing NEOs, in contrast to the Committee’s prior practice of providing solely time-based vesting for restricted stock awards (“Time RSUs”), and (iii) the development of consistent performance criteria for the vesting of PRSUs and the utilization of a three-year performance period over which such performance criteria would be measured. The Committee believes the employment of these features is more consistent with certain “best practices” utilized in similar equity programs by the Company’s peer banking institutions.

Based upon this revised approach, in March 2020, the Committee provided both regular annual equity grants for 2020 (equally divided between PRSUs and Time RSUs) and “catch-up” equity grants for 2019 (in the form of Time RSUs) to each of our four continuing NEOs (Messrs. Brager, Nicholson, Farnsworth and Harvey) who served as NEOs in 2019. All the equity grants to our NEOs awarded in 2020 were made pursuant to the terms of our 2018 Equity Incentive Plan.

Equity Compensation for Mr. Brager. Mr. Brager received an equity award of 19,750 PRSUs and 19,750 Time RSUs on March 25, 2020 as his aggregate equity grant for the Company’s 2020 fiscal year. Pursuant to his 2020 Employment Agreement, as described above in the section of this proxy statement on “Compensation Arrangements with our New CEO,” Mr. Brager is entitled to receive an annual equity grant with a dollar value of shares equal to 120% of his annualized base salary at the time of the grant. The Committee’s grant to Mr. Brager for a total of 39,500 shares of restricted stock equated to a dollar value of approximately $717,000 at the closing price for the Company’s shares of $18.15 on the grant date of March 25, 2020, as compared to his annualized base salary on that date of $600,000. The specific performance criteria applicable to Mr. Brager’s grant of PRSUs for 2020 are summarized in detail above in the section of this proxy statement on “Compensation Arrangements with our New CEO.” The Time RSUs granted to Mr. Brager for 2020 were set to vest in equal annual increments over a three-year period on the respective anniversary dates of the original March 25, 2020 grant date.

In addition, for the reasons noted above, Mr. Brager received an additional “catch-up” equity grant of 12,000 Time RSUs on March 25, 2020 because no equity grant was made for his services as the Executive Vice President and Sales Division Manager for Citizens Business Bank during the Company’s 2019 fiscal year. This grant of Time RSUs was likewise set to vest in equal annual increments over a three-year period.

Equity Compensation for Other NEOs. Messrs. Nicholson and Harvey each received grants of 21,000 shares of restricted stock on March 25, 2020 for the Company’s 2020 fiscal year, divided equally between PRSUs (10,500 shares) and Time RSUs (10,500 shares). The specific performance criteria applicable to this initial grant of performance-contingent restricted stock units to Messrs. Nicholson and Harvey are the same as those utilized for the performance-contingent grants to our CEO and are summarized below in the section of this proxy statement on “PRSU Performance Criteria and Measurement Period.” As in the case of Mr. Brager’s Time RSUs, the Time RSUs granted to Messrs. Nicholson and Harvey were set to vest in equal increments over the succeeding three-year period on the respective anniversary dates of the grant date.

In addition, Messrs. Nicholson and Harvey each received an additional “catch-up” equity grant of 12,000 Time RSU’s on March 25, 2020 because no equity grant was made for their respective services as our Executive Vice President and Chief Financial Officer and our Executive Vice President and Chief Operations Officer during the Company’s 2019 fiscal year. Similar to Mr. Brager’s “catch-up” grant, these grants of Time RSUs to Messrs. Nicholson and Harvey were set to vest in equal increments over the same three-year period.

Mr. Farnsworth received equity grants on March 25, 2020 in the same configuration and on the same vesting and performance schedules as Messrs. Nicholson’s and Harvey’s grants, except in smaller respective amounts. Mr. Farnsworth’s aggregate grant for the Company’s 2020 fiscal year was for 10,500 shares, split equally between PRSUs and Time RSUs, and his “catch-up” grant for the Company’s 2019 fiscal year consisted of 6000 shares of Time RSUs.

Mr. Wohl received an equity grant on March 25, 2020 of 10,000 Time RSUs which were scheduled to vest over the succeeding five-year period on the respective anniversary dates of the grant date. Mr. Wohl did not receive any “catch-up” equity grant for 2019 because he was not one of our NEOs in 2019. In addition, Mr. Wohl did not receive a PRSU grant for 2020 because, at the time such grants were made by the Committee on March 25, 2020, it was not known that Mr. Wohl would become one of our NEOs for the Company’s 2020 fiscal year (for further explanation, see the introductory paragraphs to the “Compensation Discussion and Analysis” section of this proxy statement).

Our former CEO and President, Christopher Myers, did not receive any equity grants during 2020, as he retired on March 15, 2020 and was not eligible to receive any additional equity awards beyond the grants that he had received in 2019 in connection with his retirement and consulting arrangements (see the section on “Compensation Arrangements with our Retiring CEO” in our 2020 proxy statement).

Equity Compensation for our NEOs for 2021. As will be further explained in our proxy statement for our 2022 meeting of shareholders, all equity grants awarded to our NEOs for 2021, as of the date of this proxy statement, have been made on terms consistent with the “best practices” structural modifications that our Compensation Committee made to our NEO equity award program for 2020, including the employment of annual as opposed to multi-year grants, the inclusion of PRSUs in the amount of 50% (at target levels) of the overall number of shares granted to each NEO, the use of consistent performance criteria as compared to prior year PRSU grants, and the utilization of a three-year performance measurement period for PRSU vesting.

Policy on Pledging and Hedging of Company Equity Securities by Directors, Officers and Employees

The Company has adopted an “Insider Trading Policy” governing transactions in CVB Financial Corp. equity securities by officers, directors, employees and consultants of the Company, which Policy was most recently re-approved by our Board of Directors on December 18, 2019. In addition to the Policy’s general prohibitions on insider trading in violation of applicable federal law, this Policy contains a more specific set of restrictions which apply to any of our directors, NEOs and certain other officers whom the Company has designated as restricted persons due to their positions with the Company or their access to material non-public information regarding the Company (collectively, “Restricted Persons”). Under this Policy, our Restricted Persons are prohibited from engaging in specified types of transactions involving the Company’s equity securities, including any trading on a short-term basis (i.e., purchases and sales within a six-month period), short-selling or buying or selling options (including the trading of puts, calls or other market derivatives). Other forms of hedging or monetization transactions, such as equity swaps, zero-cost collars and forward sale contracts, which would allow the Restricted Person to continue to own the affected CVB Financial Corp. equity security, but without the full risks and rewards of outright ownership, are discouraged under the Policy, because such Restricted Person may no longer have the same incentives as the Company’s other shareholders, and accordingly, any Restricted Person wishing to enter into such a transaction is required to provide a detailed justification and to pre-clear the transaction with our General Counsel. Likewise, the pledge or placement in a margin account of any equity securities of the Company owned by a Restricted Person is discouraged and requires written justification and pre-clearance with our General Counsel. Pre-planned stock trading programs that otherwise satisfy the requirements of Securities and Exchange Commission Rule 10b5-1 and the terms of our Policy are generally permitted. As of the date of this proxy statement, no hedging or pledging transactions by Restricted Persons have been approved within the prior fiscal year or the current year.

Retirement Plans

The CVB Financial Corp. 401(k)/Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including our named executive officers. It also has death and disability benefit features.

All eligible employees receive a Qualified Non-Elective Contribution to the 401(k) portion of the Plan each year, which is immediately vested. Annual Qualified Non-Elective Contributions are made solely by CVB Financial Corp. These contributions are provided to eligible 401(k) Plan participants. For 2020, CVB Financial Corp. contributed 3% of total eligible employee base salary and bonus (which eligible salary and bonus amount for any employee was a maximum of $285,000 in 2020) in the form of a Qualified Non-Elective Contribution, resulting in contributions of $8,550 for each of our NEOs.

For our Profit Sharing Plan, employees become eligible upon completing at least one year of employment and having at least 1,000 hours of service in the applicable calendar year. Profit Sharing Plan participants become fully vested in amounts contributed upon reaching six years of service. Contributions to the Profit Sharing Plan are made by CVB Financial Corp. at the discretion of the Board of Directors. For 2020, CVB Financial Corp. contributed 2% of total eligible employee base salary and bonus to our Profit Sharing Plan, resulting in contributions of $5,700 for each of our NEOs, other than Mr.  Myers who did not have 1,000 hours of service in 2020.

Deferred Compensation Programs

A separate deferred compensation plan for Mr. Myers allowed him to elect to defer compensation to be paid in a year later than the year in which it was earned. The Compensation Committee had the discretion to contribute additional amounts to Christopher D. Myers’ deferred compensation plan during the period when he was employed at the Company as our President and CEO. CVB Financial Corp. has committed to provide Mr. Myers a fixed annual rate of return on the balance in his deferred compensation accounts of 6% or a rate equal to the sum of the Treasury Bond Rate (as defined under the plan) plus 2% to the extent, if any, that it exceeds the fixed rate of 6%. This preferential rate of return continues to apply to any remaining balances in Mr. Myers’ deferred compensation plan, even after his retirement on March 15, 2020, until such amounts are fully distributed. The Compensation Committee agreed to this rate of return when Mr. Myers was initially hired in 2006 in order to induce him to join CVB Financial Corp.

We also have a broader based deferred compensation program for certain other senior employees, including all our current NEOs and our directors. There is no guaranteed rate of earnings on this broader deferred compensation program. This program was updated in the form of a new plan document that was adopted in December 2020 and will be effective for any contributions made starting in 2021.

These deferred compensation programs allow our NEOs, directors and other program participants to realize certain tax deferral benefits for compensation that they otherwise earn, as permitted by the applicable deferred compensation plan. Mr. Brager is eligible to participate in the Company’s broader based deferred compensation plan on the same terms as other participants and was not provided with any separate plan or preferential rate of return when he was promoted to become our new CEO.

Health and Welfare Benefits

Health and welfare benefits are an additional part of our compensation package. We offer our employees a full range of medical, dental, vision, life and long-term disability coverage. All employees, including our NEOs, pay approximately 25% of the costs, while the Company pays the remaining 75%. We believe these benefits are comparable to those offered to employees by our peer group banks and financial institutions.

Change in Control Agreements and Severance Arrangements

To ensure the continuity of management in the event of a change in control of the Company, each of our current NEOs, other than our CEO, has entered into a Severance Compensation Agreement with change in control features. By contrast, the Company has typically entered into a separate employment agreement with the individual serving as our CEO which contains its own specific change in control features.

Additional information regarding the specific change in control arrangements for each of our NEOs is set forth below in the section of this proxy statement on “Potential Payments Upon Termination or Change in Control.”

In order to receive cash severance benefits under the change in control provisions of the agreements with our NEOs, both of the following events must occur: (x) there must be a change in control of CVB Financial Corp. or Citizens Business Bank, and (y) either the executive’s employment is terminated by the Company or its successor entity within a specified period prior to or within one year following the occurrence of the change in control, or the executive resigns his employment for good reason within one year following the occurrence of the change in control.

Under the terms of Mr. Brager’s 2020 Employment Agreement and the respective Severance Compensation Agreements applicable to our four other NEOs, (i) “change in control” is generally defined as a person or group action that changes and then controls more than 50% of the stock ownership or voting power of the Company, a majority of the membership of our Board of Directors, or the ownership of more than 50% of the gross fair market value of the assets of Citizens Business Bank, and (ii) “good reason” is generally defined as a reduction or diminution of the executive’s base salary, benefits, authority, duties, responsibilities or line of reporting, or a forced relocation of more than 50 miles.

The Compensation Committee believes that this “double trigger” change in control severance compensation arrangement for Mr. Brager and our other four NEOs helps to strike the right balance between facilitating continuity of management and ensuring successful integration in the event of a change in control, on the one hand, and allowing each NEO some degree of protection by enabling the named executive to be appropriately compensated if the successor company decides to terminate the NEO or otherwise materially change the conditions of the NEO’s employment, on the other hand.

Additionally, under the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan, and Mr. Brager’s 2020 Employment Agreement, all outstanding unvested stock options, restricted stock and restricted stock units would accelerate upon the occurrence of a change in control, whether or not the named executive officer is terminated or resigns for good reason.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code limits the corporate tax deduction for compensation paid to our NEOs in any fiscal year to $1 million per individual. This limitation applies to compensation paid to or with respect to anyone who had been an NEO in fiscal year 2017 or in any later fiscal year, even if the individual is not an NEO in the year for which deduction would be taken. Prior to 2018, this deduction limitation did not apply to compensation that met certain requirements to be considered performance-based. However, as a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is included in compensation subject to the $1 million annual deduction limitation, subject to certain exceptions for performance-based compensation granted before November 3, 2017. Beginning with our fiscal year 2019, the California Revenue and Taxation Code was conformed to the 2017 amendments to Section 162(m), so that performance-based compensation, unless granted before April 1, 2019, is included in compensation subject to the $1 million annual deduction limitation in determining the Company’s California franchise tax liability.

The Company’s annual incentive compensation plans for our NEOs had been designed generally to satisfy the exception for performance-based compensation prior to the 2017 and 2019 federal and state tax law changes. The Company’s current Executive Incentive Plan was approved by our shareholders at our annual meeting in 2015. For purposes of maintaining compensation best practices, the Compensation Committee may continue to provide performance-based compensation that meets the pre-amendment requirements of Section 162(m).

Stock options granted under our 2008 Equity Incentive Plan were intended to qualify as performance-based compensation that is exempt from the deduction limitation under Section 162(m), and we believe that our stock options granted on or before November 2, 2017 (on or before March 31, 2019 for California tax purposes), and not modified thereafter, will continue to so qualify. However, as a result of the tax law changes described above, income recognized on exercise of options granted after November 2, 2017, will not be exempt from the Section 162(m) federal tax deduction limitation. Stock options, stock appreciation rights and other performance awards granted under our 2018 Equity Incentive Plan on or before March 31, 2019 may qualify as performance-based for California tax deduction purposes, so that income recognized on exercise of such stock options may be exempt from the deduction limitation under California tax law. However, income recognized on exercise of options granted after March 31, 2019, will not be exempt from the deduction limitation under California tax law.

The Compensation Committee believes that shareholder interests are best served if it has discretion and flexibility to award compensation to our executives that is not necessarily performance-based and that is not restricted to $1 million annually, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Compensation Committee has approved bonus compensation and equity grants for our NEOs that may not be fully deductible because of the Section 162(m) limitation and may approve other compensation that is not deductible for income tax purposes.

The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to maintain our ability to attract and retain key executives while taking into account the tax deductibility of compensation programs. The Compensation Committee has retained the flexibility, however, to pay compensation that is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Discussion of Compensation Policies and Practices Related to Risk Management

The Compensation Committee noted that, while CVB Financial Corp.’s cash incentive programs reward employees, including senior executives, based in part on their business line performance and the achievement of certain performance objectives, specifically profit and expense metrics, loan growth and retention, and deposit growth and retention, which presented the potential for excessive risk taking, CVB Financial Corp. also has a practice of paying long-term compensation as a significant portion of total compensation and an emphasis on overall performance in making incentive award and bonus compensation decisions. Additionally, the Compensation Committee found that CVB Financial Corp., through the monitoring of its Board Audit Committee and the the Board Risk Management Committee of Citizens Business Bank, has appropriate compliance, internal control, and disclosure review and reporting programs. Further, Citizens Business Bank’s Chief Risk Officer actively oversees the Company’s compliance with the requirements of the Risk Management Policy and Program, acts as chair of the management-level Compliance Committee at Citizens Business Bank, and is in regular contact with the foregoing Board committees to address material business and compliance risks. In addition, several key senior executives at Citizens Business Bank, including the Chief Financial Officer, Chief Risk Officer, General Counsel and Director of Human Resources, serve on management’s Compensation Compliance Committee, which specifically reviews officer compensation plans and associated risks. Finally, we believe that CVB Financial Corp.’s director stock ownership guidelines and the prohibition on, and right to discipline employees and/or “claw back” bonus payments made to our executives for, manipulating financial statements or business goals for compensation purposes in accordance with our Code of Ethics, also contribute to mitigating any risks associated with compensation incentives. Ultimately, the Compensation Committee has determined that the foregoing measures provide adequate safeguards that should either prevent or discourage excessive risk taking.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filings, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Hal W. Oswalt, Chair	Marshall V. Laitsch
George A. Borba, Jr.	Kristina M. Leslie
Stephen A. Del Guercio	Raymond V. O’Brien III
Rodrigo Guerra, Jr.	Jane Olvera
Anna Kan

SUMMARY OF COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid for services and received by (1) our four continuing NEOs (Messrs. Brager, Nicholson, Farnsworth and Harvey) for the last three fiscal years ended December 31, 2020, 2019 and 2018, (2) for Mr. Wohl for the fiscal year ended December 31, 2020, since 2020 was Mr. Wohl’s first year as one of our NEOs, and (3) for Mr. Myers for the fiscal years ended December 31, 2020, 2019 and 2018, since Mr. Myers retired as our long-time CEO on March 15, 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(4)(5)(6)(7)	Option Awards ($)(7)(8)	Non- Equity Executive Incentive Plan Comp. ($)(9)(10)(11)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(12)	All Other Comp. ($)(13)	Total ($)

David A. Brager	2020	551,539	180,000	934,725	—	540,000	—	81,427	2,287,691

CEO of the Company and the Bank, and formerly EVP, Sales Division Manager of the Bank	2019	379,039	75,000	—	—	157,500	—	65,350	676,889
	2018	345,769	125,800	354,300	—	174,200	—	63,967	1,064,036

E. Allen Nicholson	2020	391,923	65,700	598,950		160,600	—	51,347	1,268,520

EVP, Chief Financial Officer of the Company and the Bank	2019	354,039	70,000	—	—	171,500	—	50,387	645,925
	2018	324,423	98,800	283,440	—	151,200	—	49,480	907,343

David F. Farnsworth	2020	312,693	36,600	299,475		140,300		50,369	839,437

EVP, Chief Credit Officer of the Bank	2019	301,346	30,000	—	—	123,000	—	57,344	511,690
	2018	289,038	41,800	141,720	—	148,200	—	56,130	676,888

David C. Harvey	2020	413,077	70,200	598,950		163,800		70,212	1,316,239

EVP, Chief Operations Officer of the Bank	2019	379,039	56,250	—	—	187,500	—	67,424	690,213
	2018	345,769	100,800	354,300	—	174,200	—	66,069	1,041,138

Richard H. Wohl	2020	291,154	34,800	181,500		87,000	—	56,001	650,455

EVP, General Counsel of the Company and the Bank

Christopher D. Myers	2020	230,379	—	—	—	—	429,837	265,682	925,898

Retired CEO of the Company and the Bank	2019	907,996	270,000	3,715,200	—	1,966,250	227,333	85,952	7,172,732
	2018	828,462	160,000	4,987,500	506,740	880,000	253,801	77,508	7,694,011

(1)

These are the base salary amounts paid to each of our NEOs for each of the years indicated. For Mr. Brager in 2020, the base salary amount indicated represents a blend between Mr. Brager’s annualized base salary of $390,000 in his capacity as the Bank’s EVP and Sales Division Manager from January 1 to March 15, 2020, and the increase in his base salary to an annualized rate of $600,000 following his promotion as our CEO, commencing on March 16, 2020. During 2020, Mr. Nicholson’s annualized base salary increased from $365,000 to $400,000, Mr. Farnsworth’s annualized base salary increased from $305,000 to $315,000, and Mr. Harvey’s annualized base salary increased from $390,000 to $420,000, and each of these annualized base salary increases was effective on March 16, 2020. Mr. Wohl’s annualized base salary was increased during 2020 from $290,000 to $300,000, with such increase effective on November 8, 2020. Our retired CEO, Mr. Myers, received a pro rata portion of his base salary, paid at the then-applicable annualized rate of $927,000, for the stub period from January 1 to March 15, 2020, and Mr. Myers was not eligible for any interim increases in base salary during this stub period. For 2019 and 2018, the respective base salary amounts indicated for Messrs. Brager, Nicholson, Farnsworth, Harvey and Myers likewise reflect their individual cumulative actual base salary pay for the year in question, due to the fact that interim adjustments were also made to our NEO base salaries during the course of each of those two years.

(2)

The amounts shown in column (d) for 2020 for Mr. Brager reflect the cash award made to him under the “CEO Subjective Job Performance” factor included in his 2020 CEO Plan, whereas the amounts shown in column (d) for Messrs. Nicholson, Farnsworth and Harvey, respectively, reflect their supplemental bonuses related to the “subjective award” component specified individually for each of our NEOs, other than Mr. Brager and Mr. Wohl, under our 2020 NEO Plan. Mr. Wohl was not included in the NEO Plan at the time it became effective in March 2020, because he had not previously qualified as one of our NEOs, so the amounts shown in column (d) for Mr. Wohl reflect the cash award made to Mr. Wohl under the “Subjective Job Performance” factor included in his individual performance compensation plan for 2020. Our retired CEO, Mr. Myers, was not eligible for any bonus during 2020, but the amounts listed in this column for Mr. Myers for 2019 and 2018 reflect, as in the case of Mr. Brager for 2020, the respective cash awards made to Mr. Myers for those years under the “CEO Subjective Job Performance” factor under Mr. Myers’ CEO Performance Plan when Mr. Myers served as our CEO. Further information regarding the awards of supplemental bonuses to all our NEOs including our current CEO is provided above in the section of this proxy statement on “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus.”

(3)

The amounts shown in column (d) for 2018 reflect the cash award made to Mr. Myers in his capacity as our then-CEO under the “other job performance” component of his 2018 Performance Compensation Plan, whereas the amounts shown in column (d) for 2018 for Messrs. Nicholson, Brager, Farnsworth and Harvey, respectively, reflect both their supplemental bonuses related to their “overall job performance” and the special supplemental bonuses that they received in recognition of their extraordinary efforts in 2018 in connection with our acquisition and integration of Community Bank.

(4)

For our 2020 fiscal year, the aggregate amount of the stock award shown in column (e) for Mr. Brager 2020 consists of two equity award components. The first component consists of an initial annual grant of restricted stock made pursuant to his 2020 Employment Agreement, with an approximate value equal to 120% of his base salary in his capacity as our CEO. The second component consists of a “catch-up” grant made in 2020 and intended to compensate Mr. Brager for the absence of any equity grant provided to him in his capacity as our EVP and Sales Division Manager for our 2019 calendar year. Likewise, each of the aggregate stock award amounts shown in column (e) for 2020 for three of our other continuing NEOs (Messrs. Nicholson, Farnsworth and Harvey) consists of the same two components, namely, (i) an equity grant intended to cover the respective executive’s performance for 2020 and (ii) a “catch-up” grant intended to compensate for the absence of any equity grants made to these three continuing NEOs for 2019. The 2020 component of each of the foregoing equity awards for Messrs. Brager, Nicholson, Farnsworth and Harvey was in turn equally divided (50%/50%) between Time RSUs and PRSUs, and the dollar amounts disclosed with respect to the PRSU grants made to each such NEO reflects the number of PRSUs to be granted based on performance at target levels under the performance criteria applicable to the vesting of such PRSUs. By contrast, the stock award shown in column (d) for Mr. Wohl for 2020 was provided solely in connection with our 2020 calendar year equity award program, and Mr. Wohl did not receive any additional “catch-up” equity grant for his service as one of our executive officers during 2019, as he was not one of our NEOs during 2019.

(5)

For our 2019 fiscal year, as noted in the preceding footnote, four of our NEOs (Messrs. Brager, Nicholson, Farnsworth and Harvey) did not receive equity awards during such year, and instead received separate “catch-up” grants in 2020 intended to compensate them for the equity awards that were not provided in 2019. With respect to our retired CEO, Mr. Myers, the aggregate stock award amount disclosed in this Table for Mr. Myers for 2019 consisted of two components. The first component comprised a combined 90,000 Time RSUs and PRSUs (at target levels) originally granted to Mr. Myers under his 2018 Employment Agreement and originally scheduled to vest on September 12, 2020. This component was re-purposed in connection with Mr. Myers’ retirement to vest instead on March 15, 2020, as consideration for Mr. Myers’ agreement to continue to serve as our CEO until that date. The second component comprised a combined 90,000 Time RSUs and PRSUs (at target levels) also granted to Mr. Myers under his 2018 Employment Agreement and originally scheduled to vest on September 12, 2021. This component was likewise re-purposed in connection with his retirement to vest instead on December 31, 2020, as consideration for his agreement to serve as a consultant to the

Company, and not to compete with the Company, through the end of 2020. More detailed information about Mr. Myers’ 2019 stock awards is provided in the section of our 2020 proxy statement on “Compensation Arrangements with our Retiring CEO.”
(6)

For our 2018 fiscal year, the Time RSUs and PRSUs disclosed in the Table as having been awarded to Mr. Myers in 2018 were originally granted under his 2018 Employment Agreement and were scheduled to vest in equal increments over the succeeding three-year period. However, only the first annual installment of the 2018 equity grant vested on schedule on September 12, 2019, whereas the second and third annual installments of the 2018 equity grant originally scheduled to vest in 2020 and 2021 were instead re-purposed in connection with Mr. Myers’ retirement and consulting arrangements, as described in the preceding footnote and in the relevant sections of our 2020 proxy statement.

(7)

Pursuant to SEC regulations regarding the valuation of equity awards, all amounts listed in columns (e) and (f) represent the applicable full grant date fair values of stock awards and stock options in accordance with FASB ASC Topic 718, excluding the effect for forfeitures, and including the value of dividends to be paid on unvested shares of restricted stock and RSUs. For all our NEOs, the grant date fair value of the Time RSUs received by each such NEO in 2020 is based on the number of shares awarded times the per share closing price of the Company’s common stock on the grant date of March 25, 2020, which was $18.15, and the grant date fair value of the PRSUs received by each qualifying NEO in 2020 is based on the target number of shares awarded times the per share closing price of the Company’s common stock on the grant date of March 25, 2020, which was $18.15. The amounts reflected in the table correspond to our accounting expense and do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the respective year end.

(8)

The Option Award disclosed in the Table awarded to Mr. Myers in 2018 in connection with his 2018 Employment Agreement, at an aggregate reported value of $506,740, consisted of 100,000 options, vesting in equal increments over the following three years, to purchase CVB Financial Corp. stock at the closing price of our shares on the grant date of September 12, 2018 of $23.75. However, due to Mr. Myers’ early retirement from the Company, the first one-third of this Option Award vested as scheduled on September 12, 2019, but the remaining two installments (comprising $337,827 of the value reported in 2018) were forfeited and cancelled when Mr. Myers’ retired as our CEO on March 15, 2020.

(9)

The amount shown in column (g) for Mr. Brager for 2020 was awarded to Mr. Brager in February 2021 pursuant to the factors enumerated in Mr. Brager’s 2020 CEO Plan, as set forth in the 2020 Table of Performance Measures provided above in the section of this proxy statement on “2020 Executive Incentive Awards” (except for the compensation awarded to Mr. Brager for the “CEO Subjective Job Performance” factor in the Table of Performance Measures which is instead accounted for in column (d) as described in footnote 2 above).

(10)

The amounts shown in column (g) for Messrs. Nicholson, Farnsworth and Harvey, respectively, for 2020 reflect their incentive compensation awards made pursuant to the objective factors enumerated in their 2020 NEO Plan, whereas the corresponding amount shown for Mr. Wohl for 2020 reflects his incentive compensation award made pursuant to the objective factors set forth in his individual executive performance plan, since he was not part of the NEO Plan when it was adopted in March 2020. All such objective factors are set forth in the Table of Performance Measures provided above in the Compensation Discussion and Analysis section of this proxy statement under “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus” and “2020 Executive Incentive Awards.”

(11)

The aggregate amount shown in column (g) for Mr. Myers for 2019 reflects the sum of two separate performance incentive compensation awards. The first component, in the amount of $866,250, was awarded to Mr. Myers in February 2020 pursuant to the factors enumerated in Mr. Myers’ 2019 CEO Performance Compensation Plan (except for the compensation awarded to Mr. Myers for the “CEO Subjective Job Performance” factor in the Table of Performance Measures which is instead accounted for in column (d) for 2019 as described in footnote 2 above). The second component, in the amount of

$1,100,000, was awarded to Mr. Myers on September 12, 2018 and paid in September 2019, pursuant to a special incentive cash award opportunity provided in his 2018 Employment Agreement and as further described in our 2019 and 2020 proxy statements.
(12)

The amount included in column (h) for 2020 represents the amount of interest which exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code), on compensation previously deferred by for Mr. Myers, for the period from January 1 through December 31, 2020.

(13)	The amounts shown in column (i) reflect the following for each of our NEOs for 2020:
a.

Mr. Brager’s other compensation represents $7,410 for country club dues, $28,807 for health benefits, $816 for life insurance premiums, $14,250 for contributions to the 401(k)/Profit Sharing Plan, $21,785 auto allowance pursuant to Mr. Brager’s 2020 Employment Agreement, $8,118 for reimbursement for legal expenses associated with his 2020 Employment Agreement, and $241 for special expenses associated with his spouse’s attendance at business events.

b.

Mr. Nicholson’s other compensation represents $21,668 for health benefits, $816 for life insurance premiums, $14,250 for contributions to the 401(k)/Profit Sharing Plan, a $14,400 auto allowance and $213 for special expenses associated with his spouse’s attendance at business events.

c.

Mr. Farnsworth’s other compensation represents $20,873 for health benefits, $816 for life insurance premiums, $14,250 for contributions to the 401(k)/Profit Sharing plan, $30 gift card and a $14,400 auto allowance.

d.

Mr. Harvey’s other compensation represents $11,715 for country club dues, $28,807 for health benefits, $816 for life insurance premiums, $14,250 for contributions to the 401(k)/Profit Sharing Plan, a $14,400 auto allowance and $224 for special expenses associated with his spouse’s attendance at business events.

e.

Mr. Wohl’s other compensation represents $28,807 for health benefits, $794 for life insurance premiums, $14,250 for contributions to the 401(k)/Profit Sharing Plan, $150 for a holiday gift card and a $12,000 auto allowance.

f.

Mr. Myers’ other compensation represents amounts paid pursuant to his 2018 Employment Agreement for the period from January 1 through March 15, 2020, and amounts paid pursuant to his 2019 Retirement and Consulting Agreement for the period from March 16 through December 31, 2020, as follows: $237,903 for consulting fees earned pursuant to his 2019 Retirement and Consulting Agreement, $5,025 for country club dues, $4,612 for health benefits, $204 for life insurance premiums, $8,550 for contributions to the 401(k)/Profit Sharing Plan, an aggregate $7,414 auto allowance provided initially under his 2018 Employment Agreement and subsequently under his 2019 Retirement and Consulting Agreement, and $1,973 for special expenses associated with his spouse’s attendance at business events.

GRANTS OF PLAN-BASED AWARDS IN 2020

The following Table illustrates the terms of plan-based awards initially granted to our NEOs during our 2020 fiscal year as follows: (i) the cash performance incentive compensation award for Mr. Brager under his CEO Plan for 2020, (ii) the respective cash performance incentive compensation awards for three of our continuing NEOs, Messrs, Nicholson, Farnsworth and Harvey, pursuant to our NEO Plan for 2020, (iii) the cash performance incentive compensation award for Mr. Wohl under his individual executive incentive plan for 2020, since he was not considered to be one of our NEOs at the time of the adoption of our NEO Plan in March 2020, (iv) the equity grants made to Messrs. Brager, Nicholson, Farnsworth and Harvey for 2020, which consisted of equal components (50%/50%) of Time RSUs and PRSUs, (v) the equity grant made to Mr. Wohl for 2020 which consisted exclusively of Time RSUs since he was not considered to be one of our NEOs at the time that equity grants for 2020 were made by our Compensation Committee in March 2020, and (vi) the “catch-up” equity awards made to each of our four continuing NEOs, Messrs. Brager, Nicholson, Farnsworth and Harvey, which “catch-up” awards were made at the same time as our equity awards for service in 2020 in order to compensate these four NEOs for having received no equity awards during 2019.

The “catch-up” equity awards made to four of our continuing NEOs (Messrs. Brager, Nicholson, Farnsworth and Harvey) in 2020 for their service during 2019 consisted exclusively of Time RSUs, and as a result, for purposes of the following Table, the column entitled “All Other Stock Awards” includes both the Time RSU awards for 2019 as well as the Time RSU component of additional equity awards made in 2020 for these four continuing NEOs for their service during 2020. Mr. Wohl did not receive a “catch-up” equity award for 2019, as he was not one of our NEOs in 2019. Lastly, although our retired CEO, Christopher D. Myers, is required to be listed as one of our NEOs for purposes of the following Table, his retirement was effective on March 15, 2020, and accordingly, he was not eligible to receive, and he did not receive, any grants of plan-based awards during the Company’s 2020 calendar year.

	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Performance Compensation Plan Awards			Estimated Possible Payouts Under Equity Performance Incentive Plan Awards: Number of Shares of Stock or Units			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)

David A. Brager	Cash Incentive Award		360,000	480,000	720,000

	Time RSUs	3/25/2020							31,750			576,263

	PRSUs	3/25/2020				14,813	19,750	24,688				358,463

E. Allen Nicholson	Cash Incentive Award		80,000	160,000	240,000

	Time RSUs	3/25/2020							22,500			408,375

	PRSUs	3/25/2020				7,875	10,500	13,125				190,575

David F. Farnsworth	Cash Incentive Award		63,000	126,000	189,000

	Time RSUs	3/25/2020							11,250			204,188

	PRSUs	3/25/2020				3,938	5,250	6,563				95,288

David Harvey	Cash Incentive Award		84,000	168,000	252,000

	Time RSUs	3/25/2020							22,500			408,375

	PRSUs	3/25/2020				7,875	10,500	13,125				190,575

Richard H. Wohl	Cash Incentive Award		47,200	94,400	141,600

	Time RSUs	3/25/2020							10,000			181,500

	PRSUs

Christopher D. Myers	Cash Incentive Award

	Time RSUs PRSUs

(1)

This amount represents the maximum payout which could be earned by each named executive officer, based upon the applicable percentage of his base salary level in effect on the date specified in his respective 2020 Performance Compensation Plan, by calculating the incentive compensation to be awarded to such executive under the objective factors set forth in his respective Performance Compensation Plan, as described in the section of this proxy statement on “Compensation Discussion and Analysis.” However, these maximum amounts do not include the separate component of each executive’s compensation for 2020 that was based on subjective criteria and is considered to have been made on a fully discretionary basis. See the sections of this proxy statement above on “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus” and “2020 Supplemental Bonus Awards” for more specific information about the individual discretionary bonus plans and awards provided to our CEO and to each of our other continuing NEOs for our 2020 fiscal year.
(2)

The specific performance criteria and performance period governing the vesting of each of the PRSU equity grants made to our NEOs who received such grants in 2020 are identical and are discussed in detail in the section of this proxy statement below on “PRSU Performance Criteria and Measurement Period.”

(3)

As noted above, for Messrs. Brager, Nicholson, Farnsworth and Harvey, the “All Other Stock Awards” column in this Table includes two components of Time RSUs, namely, (i) the 50% portion of the equity grant received by each executive for 2020 in the form of Time RSUs and (ii) the entire amount of the equity grant received in 2020 as a “catch-up” award to compensate such executive for having received no equity award during 2019. The number of Time RSUs awarded to each of Messrs. Brager, Nicholson and Harvey as “catch-up” awards for 2019 was 12,000 shares, while Mr. Farnsworth received a ”catch-up” award for 2019 of 6000 shares.

(4)

For information on equity grant valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the applicable year end. In the case of restricted stock shares or units that are subject to time-based vesting, the fair value is computed as the number of shares covered by the award multiplied by the closing price of our common stock on the grant date. In the case of performance-based restricted stock units, the fair value is computed as the target number of shares, within the range specified in the award, multiplied by the closing price of our stock on the date of grant. For 2020, all equity grants to our NEOs were made on March 25, 2020, and the closing price of our stock on such date was $18.15.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary of Compensation” Table and the “Grants of Plan-Based Awards in 2020” Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Certain Terms Applicable to All Equity Incentive Grants to our NEOs. All options, restricted stock, restricted stock units and performance-based share grants to our NEOs prior to our annual shareholders meeting on May 23, 2018 were made pursuant to the terms of our 2008 Equity Incentive Plan, while all options, restricted stock, restricted stock units and performance share grants to our NEOs after our annual shareholders meeting in 2018 have been and will be made pursuant to the terms of our 2018 Equity Incentive Plan, as described above in the section of this proxy statement on “Equity-Based Compensation.” Under both our 2008 and 2018 Equity Incentive Plans, dividends are paid on grants of restricted stock shares and dividend equivalents are paid on Time RSUs which have not yet vested at the same rate as dividends declared on all other shares of our common stock. With respect to PRSUs, dividend equivalents are paid retroactively for periods prior to vesting once the number of shares to be awarded has been finally determined. In the event of a change of control of CVB Financial Corp. or Citizens Business Bank, all the vesting restrictions lapse on equity awards under both our 2008 and 2018 Equity Incentive Plans. Subject to the respective terms of our 2008 and 2018 Equity Incentive Plans, our Compensation Committee has the authority, in its sole and absolute discretion, to remove any or all of the vesting restrictions on the restricted stock, restricted stock unit, performance-based share and option grants made under such Plans.

Equity Incentive Grants to our CEO. As noted above in the section of this proxy statement on “Equity-Based Compensation,” our CEO, Mr. Brager, received an equity award of 19,750 Time RSUs and 19,750 PRSUs on March 25, 2020 as his aggregate equity grant for the Company’s 2020 fiscal year. Pursuant to his 2020 Employment Agreement, as described above in the section of this proxy statement on “Compensation Arrangements with our New CEO,” Mr. Brager is entitled to receive an annual equity grant with a dollar value of shares equal to 120% of his annualized base salary at the time of the grant. The

Committee’s grant to Mr. Brager for a total of 39,500 shares of Time RSUs and PRSUs for 2020 equated to a dollar value of approximately $717,000 at the closing price for the Company’s shares of $18.15 on the grant date of March 25, 2020, as compared to his annualized base salary on that date of $600,000. The Time RSUs granted to Mr. Brager for 2020 were set to vest in equal annual increments over a three-year period on the respective anniversary dates of the original March 25, 2020 grant date. The specific performance criteria and performance measurement period applicable to Mr. Brager’s grant of PRSUs for 2020 are summarized below in the section of this proxy statement on “PRSU Performance Criteria and Measurement Period.”

In addition, for the reasons noted above, Mr. Brager received a separate “catch-up” equity grant of 12,000 Time RSUs on March 25, 2020 because no equity grant was made for his services as the Executive Vice President and Sales Division Manager for Citizens Business Bank during the Company’s 2019 fiscal year. This grant of Time RSUs was likewise set to vest in equal annual increments over a three-year period.

Equity Incentive Grants to our Other NEOs. Messrs. Nicholson and Harvey each received equity grants of 21,000 shares of restricted stock units on March 25, 2020 for the Company’s 2020 fiscal year, divided equally between Time RSUs (10,500 shares) and PRSUs (10,500 shares). In addition, Messrs. Nicholson and Harvey each received additional “catch-up” equity grants of 12,000 Time RSUs on March 25, 2020 because no equity grant was made for their respective services as our Executive Vice President and Chief Financial Officer and our Executive Vice President and Chief Operations Officer during the Company’s 2019 fiscal year. Similar to Mr. Brager’s equity grants, the Time RSUs awarded to Messrs. Nicholson and Harvey were set to vest in equal increments over the same three-year period, and the PRSUs are subject to the identical performance criteria and performance measurement period as are being applied to Mr. Brager’s 2020 PRSU grant.

Mr. Farnsworth received equity grants on March 25, 2020 in the same configuration and subject to the same vesting and performance criteria and measurement periods as Messrs. Nicholson’s and Harvey’s grants, except in smaller respective amounts. Mr. Farnsworth’s aggregate grant for the Company’s 2020 fiscal year was for 10,500 shares, split equally between PRSUs and Time RSUs, and his “catch-up” grant for the Company’s 2019 fiscal year consisted of 6,000 shares of Time RSUs.

Mr. Wohl received an equity grant on March 25, 2020 of 10,000 Time RSUs which were scheduled to vest over the succeeding five-year period on the respective anniversary dates of the grant date. Mr. Wohl did not receive any “catch-up” equity grant for 2019 because he was not one of our NEOs in 2019. In addition, Mr. Wohl did not receive a PRSU grant for 2020 because, at the time such grants were made by the Committee on March 25, 2020, it was not known that Mr. Wohl would become one of our NEOs for the Company’s 2020 fiscal year (see the introductory paragraphs to the “Compensation Discussion and Analysis” section of this proxy statement).

Our former CEO and President, Christopher Myers, did not receive any equity grants during 2020, as he retired on March 15, 2020 and was not eligible to receive any additional equity awards beyond the grants that he had previously received in 2019 in connection with his retirement and consulting arrangements (see the section on “Compensation Arrangements with our Retiring CEO” in our 2020 proxy statement).

PRSU Performance Criteria and Measurement Period. For each of our four NEOs who received grants of PRSUs in 2020, such PRSUs are scheduled to vest on the three-year anniversary of their March 25, 2020 grant date, based on the financial performance of the Company during a three-year performance period consisting of the Company’s 2020, 2021 and 2022 fiscal years (the “Performance Period”).

The PRSUs are subject to two performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year Performance Period: (i) the Company’s relative return on average tangible common equity compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Relative ROATCE”) and (ii) the Company’s relative return on average assets compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Relative ROAA”). These two measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance.

The target number of shares would be issued on March 25, 2023 if the Company achieves the 50th percentile performance on both the Relative ROATCE and Relative ROAA measures over the Performance Period. In addition, the actual number of shares earned would be subject to adjustment on a linear basis, plus or minus a maximum of 25% of the target number of shares (i.e., up to 125% or down to 75% of the target number of shares), for (x) performance above the 50th percentile up to the 75th percentile (with no additional shares to be awarded for performance above the 75th percentile) and (y) performance below the 50th percentile down to the 25th percentile (with no shares to be awarded for performance below the 25th percentile), as follows:

Performance Measure	Weighting	Measured Against	Performance and Payout
			Below Threshold	Threshold	Target	Maximum
Relative Return on Average Assets (“ROAA”)	50%	KBW NASDAQ Regional Banking Index Peers (KRX)	<25th Percentile	25th Percentile	50th Percentile	75th Percentile
Relative Return on Average Tangible Common Equity (“ROATCE”)	50%	KBW NASDAQ Regional Banking Index Peers (KRX)	<25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout as % of Target			0%	75%	100%	125%

By way of example, using Mr. Brager’s PRSU grant for 2020 of 19,750 shares, if performance by the Company under each of the Relative ROAA and Relative ROTCE measures was achieved at the 45th percentile for the Performance Period, the percentage of the target number of shares vesting under those performance criteria for that Performance Period would be 95% (75% + 20%) on each measure, and the final number of such shares vesting for Mr. Brager would be 18,763 (95% x 19,750 target), which is the mathematical calculation rounded up or down to the nearest whole share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists the outstanding equity awards for our named executive officers who had outstanding equity awards at December 31, 2020. All of the awards have been adjusted for the stock dividends and stock splits declared by CVB Financial Corp. since the grant date, if any.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) That Have Not Vested	Market Value of Shares or Units of Stock (#) That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)

David A. Brager					12,000(2)	234,000
					19,750(2)	385,125	24,688(6)	481,416

					5,000(3)	97,500

					3,000(4)	58,500

					3,000(5)	58,500

E. Allen Nicholson	3,000	3,000(7)	16.62	6/22/2026

					12,000(2)	234,000

					10,500(2)	204,750	13,125(6)	255,938

					4,000(3)	78,000

					2,000(5)	39,000

David F. Farnsworth	12,000	3,000(8)	17.03	7/20/2026

					6,000(2)	117,000

					5,250(2)	102,375	6,563(6)	127,979

					2,000(8)	39,000

					2,000(3)	39,000

David C. Harvey					12,000(2)	234,000

					10,500(2)	204,750	13,125(6)	255,938

					5,000(3)	97,500

					3,000(4)	58,500

					2,000(5)	39,000

Richard H. Wohl					3,000(9)	58,500

					10,000(10)	195,000

Christopher D. Myers(11)

(1)

The market value of the unvested stock awards represents the product of the closing price of CVB Financial Corp. common stock on December 31, 2020, which was $19.50, and the number of shares underlying such awards.

(2)	One-third of the unvested shares vest on each March 25, 2021, 2022 and 2023.
(3)	The unvested shares vest on September 19, 2021.
(4)	The unvested shares vest on October 19, 2021.
(5)	Half of the unvested shares vest on each November 15, 2021 and 2022.
(6)

The unvested shares, reflected at maximum award levels, are scheduled to vest on March 25, 2023, subject to the achievement of performance criteria set forth in the preceding section of this proxy statement over a three-year measurement period. Maximum award levels for these PRSU grants have been utilized based on interim 2020 performance results exceeding target levels for both of the two specified performance measures.

(7)	The unvested options vest on June 22, 2021.

(8)	The unvested options and unvested shares vest on July 20, 2021.
(9)	One-third of the unvested shares vests on each September 19, 2021, 2022 and 2023.
(10)	One-fifth of the unvested shares vests on each March 25, 2021, 2022, 2023, 2024 and 2025.
(11)	Mr. Myers retired as our CEO on March 15, 2020, and all his previously outstanding options and equity awards were fully vested or expired unvested on or before December 31, 2020.

OPTION EXERCISES AND STOCK VESTED

The following table lists option exercises and stock vested during the year-ended December 31, 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David A. Brager			9,500	169,095
E. Allen Nicholson			5,000	89,010
David F. Farnsworth			4,000	69,520
David C. Harvey			9,000	159,030
Richard H. Wohl			1,000	17,220
Christopher D. Myers			180,000	3,285,900

(1)	Represents the product of the number of shares acquired on option exercise and the difference between the closing price of our common stock on the exercise date and the option exercise price.
(2)	Represents the product of the number of shares acquired on vesting and the closing price of our common stock on the vesting date.

The following table provides information as of December 31, 2020, with respect to shares of CVB Financial Corp. common stock that may be issued under our equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

(a)	(b)	(c)	(d)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b))
Equity compensation plans approved by security holders	428,320	$17.57	7,322,206
Equity compensation plans not approved by security holders	—	—	—
Total	428,320	$17.57	7,322,206

DEFERRED COMPENSATION

The Company currently provides two separate deferred compensation programs, one of which is provided for our NEOs, directors and certain other specified senior officers, and the other of which was devised and offered solely to our former CEO, Christopher D. Myers, at the time he was initially hired as our CEO, as part of his overall compensation package that was negotiated at that time.

We adopted the Deferred Compensation Plan for Directors and Certain Specified Officers, effective as of February 21, 2007 (“2007 DCP”), for the benefit of our directors and named executive officers (other than Mr. Myers) and certain other executives, employees and contractors. Under the 2007 DCP, each participant may defer up to 90% of his or her base salary and up to 100% of his or her director’s fees, bonus, any commissions, and any independent contractor compensation, for each calendar year in which the Plan is effective. This Plan does not provide for a guaranteed yield or return. Our current CEO, Mr. Brager, participates in this Plan, and Mr. Brager was not provided with any special individual deferred compensation plan when he was promoted as our CEO in March 2020.

In December 2020, an updated CVB Financial Corp. Deferred Compensation Plan (“2020 DCP”) was adopted and made effective for contributions made on and after January 1, 2021 for the benefit of our directors and certain specified senior officers and consultants. Under the terms of our 2020 DCP, each participant may defer up to 100% of his or her “Compensation” as defined therein, which includes any director’s fees, bonus, any commissions, and any independent contractor compensation, for each calendar year in which the 2020 Plan is effective. As was the case for the 2007 Plan, the 2020 Plan does not provide for any guaranteed yield or return to participants. All our NEOs, including Mr. Brager, are eligible to participate in the 2020 DCP if they so elect for calendar year 2021 and beyond. The 2007 Plan was effectively frozen as to any additional deferrals at the time of its replacement by adoption of the 2020 Plan.

Under the CVB Financial Corp. Deferred Compensation Plan for Christopher D. Myers, adopted effective January 1, 2007, Mr. Myers was able to defer up to 75% of is base salary and up to 100% of his bonus for each calendar year in which he served as our CEO. He did not elect to defer any compensation to this Plan during 2020, either with respect to (i) the portion of his base salary that he earned from January 1 to March 15, 2020 prior to his retirement or (ii) the monthly consulting fees that he earned pursuant to his Retirement and Consulting Agreement following his retirement, from March 16 to December 31, 2020. During his tenure as our CEO, CVB Financial Corp. had the discretion to make additional contributions to the Plan for the benefit of Mr. Myers but did not do so in 2020. Interest is credited to Mr. Myers’ account balance at a guaranteed rate equivalent to the greater of a fixed rate of 6% or a rate equal to the sum of the Treasury Bond Rate (as defined in the Plan) plus 2%. The Compensation Committee has the discretion to make available to Mr. Myers one or more measurement funds, based on certain mutual funds, for the purpose of crediting or debiting additional amounts to Mr. Myers’ deferrals. The amount to be credited to Mr. Myers’ account balance is determined assuming Mr. Myers’ account balance had been hypothetically allocated among the measurement funds. This Plan continues in effect for Mr. Myers, including after his retirement as our CEO, as long as any amounts of his undistributed deferred compensation remain in this Plan.

Mr. Myers was given the election to receive all or part of his Plan balance following his retirement in one lump sum or in annual installments for a period of up to 15 years. On January 1, 2014, a First Amendment to this Plan was adopted which provides for additional distribution elections for any deferrals made by Mr. Myers after the effective date of the Amendment. We may delay payment to Mr. Myers under this Plan to the extent necessary to allow us to deduct the full amount of the payment without limitation under Section 162(m) of the Internal Revenue Code, although the efficacy of any such delay has been substantially impacted by the enactment of the Tax Cuts and Jobs Act of 2017 and its amendments to Section 162(m). See the section of this proxy statement on “Tax Deductibility and Executive Compensation.” In October, 2020, following his retirement as our CEO on March 15, 2020, Mr. Myers received his first distribution of compensation that he had previously deferred under this Plan.

Effective October 17, 2014, a “Rabbi Trust” was established for deferral amounts and any earnings credited thereto under all of our Deferred Compensation Plans, pursuant to IRS Revenue Procedure 92-64. The purpose of the “Rabbi Trust” is to protect the participants’ deferral and distribution elections regarding the funds in the Company’s three Deferred Compensation Plans in the event of a change of control involving the Company, although such funds will not be protected from claims of creditors in the event of any bankruptcy or insolvency of the Company.

The following table shows contributions and earnings during 2020 and account balances as of December 31, 2020 for our NEOs (other than Mr. Myers) under CVB Financial Corp.’s nonqualified 2007 Deferred Compensation Plan for Directors and Certain Specified Officers, and for Mr. Myers pursuant to our nonqualified Deferred Compensation Plan for Mr. Myers.

NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions Last FY ($)	Aggregate Earnings in Last FY ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)
David A. Brager	55,477	—	44,250	—	424,805
E. Allen Nicholson	119,163	—	34,548	—	339,591
Christopher D. Myers	—	—	702,484	1,778,211	11,146,330

(1)	These amounts relate to compensation that was reported in the 2020 Summary Compensation Table.
(2)

Reflects 2020 earnings on deferred compensation in column (d) (or negative earnings if the measurement funds decreased in value) and the deferred compensation balance as of December 31, 2020 in column (f) for the named executive officer under the applicable Deferred Compensation Plan.

(3)

Of the amount included in column (d) for Mr. Myers, $429,837 represents the amount of interest which exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code) on deferred compensation for Mr. Myers through December 31, 2020, as reported in the 2020 Summary Compensation Table. Of the amount included in column (f) for Mr. Myers, $9,171,750 represents aggregate contributions and $1,743,526 represents the aggregate above-market earnings that were reported as compensation to Mr. Myers in the Company’s Summary Compensation Table for prior years. Of the amount included in column (f) for Mr. Brager, $259,008 represents aggregate contributions that were reported as compensation to Mr. Brager in the Company’s Summary Compensation Table for prior years. Of the amount included in column (f) for Mr. Nicholson, $286,163 represents aggregate contributions that were reported as compensation to Mr. Nicholson in the Company’s Summary Compensation Table for prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AT DECEMBER 31, 2020

We have Severance Compensation Agreements with each of our NEOs, except for Messrs. Brager and Myers, which, as explained further below, provide for termination payments in situations related to a change of control of the Company, and which were in force as of December 31, 2020 for each such NEO other than our current CEO or retired CEO. These NEO Severance Compensation Agreements, which have typically carried three-year terms, expired at the end of 2020 and were renewed for all our NEOs, except for Messrs. Brager and Myers, in early 2021. In the case of Mr. Brager, in his role as our CEO, his potential termination payments are triggered by a broader range of circumstances as provided in his 2020 Employment Agreement. In the case of our retired CEO, Mr. Myers, his potential termination payments were provided under his 2018 Employment Agreement, as amended in 2019 in connection with his retirement arrangements, and as indicated in the Table below on “Potential Payments Upon Termination of Employment,” no such termination payments were triggered prior to his retirement date on March 15, 2020.

Under Mr. Brager’s 2020 Employment Agreement, if he is terminated for cause or as a result of his death, he would be paid his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date. If Mr. Brager’s employment is terminated without cause (other than in connection with a “change in control” as defined in the 2020 Employment Agreement), then Mr. Brager would be entitled to (i) his base salary earned through the termination date plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to (x) two times his then-current annual base salary plus (y) two times his average annual bonus granted for the preceding two calendar years (or, in the event such termination were to occur prior to the end of his second calendar year as our CEO, averaging the amount of his actual bonus for 2020 and his target bonus for 2021). The additional payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code.

If Mr. Brager’s employment is terminated without cause by the Company or its successor entity within one year following a change in control or within 120 days prior to a change in control of CVB Financial Corp. or Citizens Business Bank, or Mr. Brager resigns his employment for “good reason” (as defined in his 2020 Employment Agreement) within one year following a change in control, Mr. Brager would be entitled to receive (i) his base salary earned through the termination date, plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to (x) two times his annual base salary for the last calendar year immediately preceding the change in control plus (y) two times his average annual bonus granted for the preceding two calendar years (or, in the event such change in control were to occur prior to the end of his second year as our CEO, averaging the amount of his actual bonus for 2020 and his target bonus for 2021). The additional payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code. In addition, upon a change in control, with or without Mr. Brager’s termination, (a) Mr. Brager’s unvested Time RSUs and any options or restricted shares would vest immediately and (b) Mr. Brager’s unvested PRSUs for which less than two years of the applicable Performance Period have been completed would vest at target levels (or would vest at the number of shares based upon the performance levels actually achieved if at least two years of the applicable Performance Period have been completed at the time of any such termination or change in control).

If Mr. Brager’s employment is terminated in connection with a disability, Mr. Brager would receive the disability benefits that he is entitled to be paid under Citizens Business Bank’s employee insurance plans.

The receipt by Mr. Brager of additional payments in connection with his termination without cause, upon his disability, or in connection with a change in control, would be conditioned upon his execution of a release in favor of CVB Financial Corp. and Citizens Business Bank. In addition, Mr. Brager agreed in his 2020 Employment Agreement not to solicit any customers or fellow employees of the Company for a period of one year following his termination of employment.

Our other four current NEOs are entitled to severance only in limited circumstances following a change of control, as described above in the section of this proxy statement on “Change in Control Agreements.” Specifically, our Severance Compensation Agreements were amended and restated, effective on January 1, 2018, to provide that, in the event any of our NEOs (other than our CEO) terminates his employment for “good reason” or his employment is terminated during the 120 day period prior to a change of control, or during the one year period following a change in control, for any reason (other than for cause), the NEO concerned will receive an amount equal to (x) twice such executive’s annual base salary for the most recent calendar year plus (y) two times the average of the last two years’ bonuses paid to such executive immediately preceding the change in control. This amount will be paid in 24 equal monthly installments (without interest or other adjustment) on the first day of each month commencing with the first such date that is at least six (6) months after the date of the NEO’s “separation from service” (as such term is defined for purposes of Section 409A of the Internal Revenue Code pursuant to Treasury Regulations and other guidance promulgated thereunder) and continuing for successive months thereafter.

In addition, under the terms of the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan, upon a “change of control” of the Company, unless otherwise stated in an award agreement, (i) awards granted under both Plans become fully exercisable as of the date of the change in control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control. Under each of our NEO’s respective PRSU award agreements, unvested PRSUs for which less than two years of the applicable Performance Period have been completed would vest at target levels (or would vest at the number of shares based upon the performance levels actually achieved if at least two years of the applicable Performance Period have been completed at the time of any such termination or change in control).

The Compensation Committee believes these change in control agreements are important for the Company’s executives. By means of these agreements, CVB Financial Corp. believes it is more likely that an executive would remain in place to facilitate continuity of management and/or to assist an acquirer through the completion of a change in control. These agreements also assist an executive who may be displaced because of the change in control.

The Table below reflects the amount of compensation that would be awarded to each of our NEOs in the event of termination of such executive’s employment under the circumstances described in the Table. The amounts shown assume that such termination was effective as of December 31, 2020, and thus is based upon amounts earned through such time and are estimates of the amounts which would be paid to the respective executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Incentive and/or bonus compensation earned during the year, as long as the executive was employed during the entire period for which such incentive and/or bonus compensation is payable;
•	Stock options or restricted stock which has already vested;
•	Vested account balances under our 401(k)/Profit Sharing Plan (including the vested portions of any Company contribution amounts);
•	Account balances under any applicable Deferred Compensation Plan; and
•	Unused vacation pay.

Since these earned amounts would be payable to employees or officers generally, without regard to employment termination, they are not included in the table below, which describes the potential and specific payments to which our NEOs are or would be entitled upon termination.

Payments Made Upon Retirement

Other than the items identified immediately above under “Payments Made Upon Termination” and in the next paragraph, our NEOs receive no benefits in the event of retirement, except that the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan both permit the Compensation Committee to accelerate the vesting of stock options and to reduce the period of restriction on restricted stock in the event the continuous service of an employee or consultant terminates due to retirement or death.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the NEO will receive benefits under our employee disability plan or payments under our employee life insurance plan, as appropriate.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Except as otherwise noted below, the amounts set forth in this table are amounts that would have been paid if the payment triggering event or events had occurred on December 31, 2020.

Name	Cash Severance Arrangements/ Compensation ($)	Acceleration of Unvested Options, Stock Awards and Any Incentive Cash Awards ($)	Total Termination Benefits ($)

David A. Brager

Voluntary Termination or Retirement(5)	—	—	—

Involuntary Termination (other than For Cause)	2,400,000(2)	—	2,400,000

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	2,400,000(2)	1,218,750(4)	3,618,750

Death or Disability(5)	—	—	—

E. Allen Nicholson

Voluntary Termination or Retirement(5)	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	1,267,800(3)	786,420(4)	2,054,220

Death or Disability(5)	—	—	—

David F. Farnsworth

Voluntary Termination or Retirement(5)	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	959,900(3)	444,120(4)	1,404,110

Death or Disability(5)	—	—	—

David C. Harvey

Voluntary Termination or Retirement(5)	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	1,317,750(3)	838,500(4)	2,156,250

Death or Disability(5)	—	—	—

Richard H. Wohl

Voluntary Termination or Retirement(5)

Involuntary Termination (other than For Cause)

Involuntary Termination (For Cause)

Termination in Connection with a Change in Control	853,800(3)	253,500(4)	1,107,300

Death or Disability(5)

Christopher D. Myers(1)

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	—	—	—

Death or Disability	—	—	—

(1)	As noted elsewhere in this proxy statement, Mr. Myers retired from the Company on March 15, 2020 without any termination-related payments being triggered.

(2)

In Mr. Brager’s case, his termination payments are governed by his 2020 Employment Agreement, and because, under the terms of his 2020 Employment Agreement, Mr. Brager had not served a full calendar year as our CEO as of the December 31, 2020 reference date for this table, his base salary multiplier would be two times $600,000 (the amount of his annualized base salary on the reference date), and his bonus multiplier would also be two times the average of $600,000 (the amount of his target bonus for 2020 on the reference date).

(3)	This amount represents two times base compensation plus two times the average of the last two years’ annual bonuses under the applicable NEO’s Severance Compensation Agreement.
(4)

Amounts represents (i) the sum of (w) the number of shares of unvested Time RSUs that each individual held on December 31, 2020, (x) the number of shares of unvested PRSUs (assuming vesting at target levels) that each individual held on December 31, 2020, and (y) the number of unvested stock options each individual held at December 31, 2020, times (ii) the closing price of the Company’s shares on December 31, 2020, minus (iii) the exercise price of such unvested stock options times the number of such unvested stock options.

(5)

The Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan both permit the Compensation Committee to accelerate the vesting of stock options and reduce the period of restriction on restricted stock in the event of the continuous service of the employee or consultant terminates due to retirement or death.

PAY RATIO DISCLOSURE

We are providing the following information to comply with Item 402(u) of Regulation S-K.

For 2020, the annual total compensation of our median employee other than our CEO was $80,933. Our median employee’s annual total compensation was determined using the same methodology we used to determine the annual total compensation of our NEOs, which, along with our CEO’s compensation, included the cost to the Company of specified employee benefits provided on a non-discriminatory basis, including group health care coverage.

For 2020, the annual total compensation of our CEO for pay ratio calculation purposes was $2,336,152. This aggregate amount includes an incremental upward adjustment to our CEO’s base salary as compared to the actual base salary amount reported for Mr. Brager for 2020 in the “Summary Compensation Table” above. We made this upward adjustment in order to utilize the annualized base salary for Mr. Brager for 2020 in his capacity as our CEO (e.g., $600,000), since the actual amount reported under “Salary” for Mr. Brager in our “Summary Compensation Table” above represents a blend between this annualized salary level and the lower annualized salary level that Mr. Brager earned for the first two and one-half months of 2020 in his prior role as our Executive Vice President and Sales Division Manager. By contrast, the bonus, stock awards and incentive compensation amounts as reported for Mr. Brager for 2020 in our “Summary Compensation Table” above were not adjusted for the purpose of this pay ratio disclosure, since these amounts were awarded to Mr. Brager for 2020 in his capacity as our CEO following his promotion as though he was serving in that role for a full calendar year.

Accordingly, for 2020, the ratio of our CEO’s compensation to the median employee’s compensation was 28.87 to 1. We believe that the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2020 from our entire workforce on such date of approximately 1,052 full-time and part-time employees based upon cash compensation from their Form W-2s for the period from January 1, 2020 to December 31, 2020.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

DIRECTOR COMPENSATION

Our Board of Directors holds monthly meetings of the full Board, and also meets in various committees on a monthly or quarterly basis, depending upon the commitee concerned. Our Chairman and Vice Chairman meet separately from time to time with our Chief Executive Officer, forming the Executive Committee of the Board of Directors.

CVB Financial Corp. uses a combination of cash and stock-based compensation to attract and retain qualified individuals to serve as directors. The most recent review by our Compensation Committee of compensation for our Board of Directors was conducted in September 2019, when the Committee engaged our outside compensation consultant, Pearl Meyer, to perform a study of the key elements of compensation for our Board of Directors relative to our then-current peer group of financial institutions. Based on this review, at our Compensation Committee meeting of September 18, 2019, the Committee decided to (i) increase the annual cash compensation to be paid to our non-employee directors (other than our Chairman and Vice Chairman of the Board), (ii) increase the annual compensation paid to two of our Board Committee Chairs, (iii) change the formula for the amount of annual restricted stock grants to be made to our non-employee directors, and (iv) to increase the minimum amount of stock ownership in CVB Financial Corp. expected of a non-employee director.

Only non-employee directors are entitled to receive monthly cash compensation for serving on our Board of Directors. Each director who is not the Chair of the Audit Committee, Chair of the Risk Management Committee, Vice Chairman of the Board or Chairman of the Board received a cash payment of $5,833 per month, for an annualized total of $70,000, for our 2020 fiscal year. This amount was increased from the previous annualized pay level of $60,000, with the increase effective on January 1, 2020. In addition, effective in September 2019, we implemented an increase in the annual compensation for the Chair of our Risk Management Committee from no additional pay to $10,000 additional annual pay, and an increase in the additional annual compensation for the Chair of our Audit Committee from $10,000 to $20,000, in recognition of the heightened responsibilities demanded by those two committee chair positions on our Board. For similar reasons, our Vice Chairman of the Board receives compensation of $8,333 monthly, or an annualized total of $100,000 for the year, and our Chairman of the Board receives compensation of $11,917 per month, or an annualized total of $143,000 for the year. These latter amounts were not increased in 2019 or 2020 and remained at the same level as in prior years.

Commencing in 2020, based on the recommendation of Pearl Meyer, our formula for making annual restricted stock grants to our non-employee directors was changed from a share-based number of 4,000 shares of restricted stock to a dollar value of shares equal to $85,000, so that the number of shares awarded annually to each non-employee director is based on a fraction, where the numerator is $85,000 and the denominator is the price of the Company’s stock on the grant date, rounded to the nearest whole share.

Accordingly, at a meeting of our Compensation Committee on March 25, 2020, each of our non-employee directors was granted 4,683 shares of restricted stock of the Company for our 2020 fiscal year, which is the rounded whole share total closest to $85,000 in stock value divided by the closing price of $18.15 for the Company’s stock on that day. These 2020 restricted stock grants to our non-employee directors were made pursuant to our 2018 Equity Incentive Plan, and each of the 2020 restricted stock grants to our non-employee directors is scheduled to vest one year from the grant date.

In addition, at its meeting on September 18, 2019, the Compensation Committee decided to modify our policy regarding the minimum stock ownership expected of a director. Historically, the expectation was that each director should own $100,000 in CVB Financial Corp.’s stock within one year of becoming a director as a minimum equity position. Under the revised standard, each director is expected to own at least three times (3X) the minimum annual compensation paid to our non-employee directors, which as noted above was increased to $70,000 for 2020. This in turn means that the minimum stock ownership expectation for each of our directors was raised to $210,000 for 2020. However, it was also recognized that a new director on our Board should be given a reasonable period to accumulate such an ownership position, including by utilizing the annual restricted stock grants provided to our non-employee directors. We believe that all our current directors are in compliance with our new stock ownership policy, except for our newest director, Ms. Jane Olvera, who joined our Board on February 10, 2021.

The Compensation Committee intends to conduct periodic reviews of our director compensation using our outside compensation consultants and other available information, because the Committee believes that retention and continuity of board service is important to our success, and because we seek to provide an appropriate blend of cash compensation and equity-based incentives to better align board and shareholder perspectives and interests. Based on the 2019 review of board compensation conducted by Pearl Meyer, and other information available to the Compensation Committee, we believe our compensation for director service is currently in approximately a median range compared to peer companies.

In addition, as described above, in 2020, our directors had the option of participating in our 2007 Deferred Compensation Plan for Directors and Certain Specified Officers, which was established for the benefit of our directors and NEOs (other than our former CEO, Christopher D. Myers) and certain other executives and employees. Under this 2007 Plan, each director was given the opportunity to defer up to 100% of his or her director fees, and any independent contractor compensation, for each calendar year in which such Plan was available. Our Chairman, Raymond V. O’Brien, was the only one of our current directors to participate in our 2007 DCP during 2020. Effective January 1, 2021, our directors will have the same opportunity to defer up to 100% of director fees, and any independent contractor compensation, under the updated CVB Financial Corp. Deferred Compensation Plan adopted in December 2020, with our 2007 DCP remaining in force only for deferrals prior to 2021. Neither the 2007 DCP nor the 2020 DCP provides for any fixed or minimum yield or return on deferral contributions.

The following table summarizes the compensation earned or paid to our non-employee directors during 2020. Because our newest director, Ms. Jane Olvera, did not join our Board until February 2021, she did not earn any compensation from the Company as a director during 2020. In addition, compensation paid to our retired CEO, Mr. Christopher D. Myers, and our current CEO, Mr. David A. Brager, is set forth in the Summary Compensation Table above, because our CEO is an employee of the Company and such individuals did not and do not receive separate compensation for serving on our Board of Directors.

OUTSIDE DIRECTOR COMPENSATION IN 2020

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Stock Option Awards ($)(2)	All Other Comp ($)(3)	Total ($)
George Borba, Jr. (Vice-Chairman)	100,000	85,000	—	—	185,000
Stephen A. Del Guercio	80,000	85,000	—	—	165,000
Rodrigo Guerra, Jr.	70,000	85,000	—	—	155,000
Anna Kan	70,000	85,000	—	—	155,000
Marshall V. Laitsch	70,000	85,000	—	—	155,000
Kristina M. Leslie	90,000	85,000	—	—	175,000
Raymond V. O’Brien III (Chairman)	143,000	85,000	—	—	228,000
Jane Olvera	—	—	—	—	—
Hal W. Oswalt	70,000	85,000	—	—	155,000

(1)

As noted above, for 2020, each of our non-employee directors (other than those named below) received director fees of $5,833 per month; our Chairman, Mr. O’Brien, received compensation of $11,917 per month; our Vice-Chairman, Mr. Borba, received compensation of $8,333 per month; our Audit Committee Chair, Ms. Leslie, received compensation of $7,500 per month; and our Risk Management Committee Chair, Mr. Del Guercio, received compensation of $6,667 per month.

(2)

Pursuant to SEC regulations regarding the valuation of equity awards, each amount under Restricted Stock Awards and Stock Options Awards represents the applicable full grant date fair values of the restricted stock award or stock option award, as applicable, in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. These amounts correspond to our accounting expense and do not correspond to the actual value that will be realized by the director. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for 2020. As noted above, the value of the restricted stock grants to each of our non-employee directors was $85,000 in 2020, and the number of shares of stock granted to each director is based on a formula, whereby the numerator is the target stock grant value of $85,000, divided by the denominator equal to the closing price of our Company’s stock on the grant date, which was $18.15 on March 25, 2020.

(3)	All other compensation represents expenses (if any) associated with the director’s spouse’s attendance at certain business conferences and seminars.

On December 31, 2020, none of our non-employee directors who served as directors during 2020 held options to purchase our common stock. As of December 31, 2020, our non-employee directors held restricted shares of our common stock which had not yet vested in the following amounts: Mr. O’Brien, 4,683; Mr. G. Borba, Jr., 4,683; Mr. Del Guercio, 4,683; Mr. Guerra 4,683; Ms. Kan, 4,683; Mr. Laitsch, 4,683; Ms. Leslie, 4,683; and Mr. Oswalt, 4,683. As noted above, Ms. Olvera was not one of our directors during 2020 and thus received no stock grants in 2020 and had no unvested shares of our stock as of December 31, 2020.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the current members of the Compensation Committee has ever been an officer or employee of CVB Financial Corp. or any of its subsidiaries. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served on either our Board or our Compensation Committee. We do not believe that any current member of our Compensation Committee has a relationship with the Company that would compromise such member’s ability to be independent of management.

Certain Relationships and Related Transactions

Some of the directors and executive officers of CVB Financial Corp. and/or their associates were customers of, and had loans, deposits and commitments with, Citizens Business Bank in the ordinary course of its business during 2020, and we expect such transactions will continue in the future. All of these loans, deposits and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness who were not related to the Company in accordance with the provisions of the Sarbanes-Oxley Act of 2002. In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features.

Policies and Procedures for Approving Related Person Transactions

CVB Financial Corp. has a Related Party Transaction Policy which prescribes policies and procedures for approving a “Related Party Transaction.” The term “Related Party Transaction” is defined as a transaction or arrangement (or any series of similar transactions or arrangements) in which CVB Financial Corp. (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest. “Related Party” is defined as:

•

Any person who is, or at any time since the beginning of CVB Financial Corp.’s last fiscal year was, a director or executive officer of CVB Financial Corp. or a nominee to become a director of CVB Financial Corp.;

•	Any person who is known to be the beneficial owner of more than 5% of any class of CVB Financial Corp.’s voting securities;
•

Any immediate family member of any of the foregoing persons, who might control or influence such person, or be controlled or influenced by such person, which would normally include any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner;

•

Any firm, corporation or other entity in which any of the forgoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The procedures exclude from coverage loans made by Citizens Business Bank if the loan (a) is made in the ordinary course of business, (b) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, (c) did not involve more than the normal risk of collectability or present other unfavorable features, and (d) is otherwise made pursuant to the Company’s applicable policies and applicable law for extension of credit to Related Persons. In the case of such loans, the procedures set forth in the policies and procedures applicable to such loans shall be followed rather than the procedures set forth in the Related Party Transaction Policy.

The Board of Directors has delegated to the Audit Committee the responsibility of reviewing and approving Related Party Transactions. In evaluating Related Party Transactions, the Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee, including

•	The benefits to CVB Financial Corp.;
•

The impact on a director’s independence in the event the Related Party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties or to our employees generally.

No member of the Audit Committee may participate in any review, consideration or approval of any Related Party Transaction with respect to which such member or any of his or her immediate family members or affiliated entities is the Related Party. The Audit Committee or the Chair may approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of CVB Financial Corp. and its shareholders, as the Audit Committee determines in good faith. The Chair is required to report to the Audit Committee at the next Audit Committee meeting any approvals made pursuant to delegated authority.

In the event CVB Financial Corp.’s Chief Executive Officer or Chief Financial Officer becomes aware of a Related Party Transaction that has not been previously approved or previously ratified under the Policy, the following procedures apply: (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Chair promptly, and the Committee or Chair will consider all of the relevant facts and circumstances, including those items listed above. Based on the conclusions reached, the Audit Committee shall evaluate all options, including ratification, amendment or termination of the Related Party Transaction; and (b) if the transaction is completed, the Audit Committee will evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate, and shall request that the Chief Financial Officer evaluate CVB Financial Corp.’s controls and procedures to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to these controls and procedures are recommended.

STOCK OWNERSHIP

Who Are the Largest Owners of CVB Financial Corp.’s Stock?

The following table shows the beneficial ownership of common stock by those persons we know to be the beneficial owners of more than 5% of the outstanding shares of common stock of CVB Financial Corp., based on information those persons have filed with the SEC on Schedule 13G or Schedule 13D, as applicable. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial Corp.’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it, or you have the right to acquire it within sixty (60) days of the date selected for reference purposes below.

Name	Address	Common Stock Beneficially Owned
		Number of Shares	Percent of Class(1)

BlackRock, Inc.	55 East 52nd Street New York, NY 10055	19,813,781(2)	14.6%

The Vanguard Group	100 Vanguard Boulevard Malvern, PA 19355	13,639,690(3)	10.4%

The Marital Trust Under the George Borba Family Trust (“Borba Family Trust”); The Borba Children’s Holding Trust (“Borba Children’s Trust”); George A. Borba, Jr., individually and as co-trustee (with share voting and dispositive power) of the Borba Family Trust and Children’s Trust; Linda B. Gourdikian, individually and as co-trustee (with shared voting and dispositive power) of the Borba Family Trust and the Borba’s Children’s Trust (collectively, the “Borba Family Group”)	14461 Taft Highway Bakersfield, CA 93311	6,986,420(4)	5.1%

(1)

The “Percent of Class” calculation in the table was made using (x) the number of shares reported as beneficially owned by the shareholder in the applicable Schedule 13G or Schedule 13D filing and (y) the number of shares of our common stock outstanding on March 29, 2021, which was 135,919,625 shares.

(2)

This information is based on a Schedule 13G filed by BlackRock, Inc. on January 26, 2021. BlackRock, Inc. has sole voting power over 19,539,242 shares and sole dispositive power over all 19,813,781 shares. According to its Schedule 13G/A, BlackRock, Inc. holds the shares in the ordinary course of business and various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held by BlackRock, Inc., and the interest of only one such person in such shares, iShares Core S&P Small-Cap ETF, represents more than 5% of CVB Financial Corp.’s total outstanding shares.

(3)

This information is based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2021. The Vanguard Group has sole voting power over 0 shares, shared voting power over 127,239 shares, sole dispositive power over 13,407,556 shares, and shared dispositive power over 232,134 shares. According to its Schedule 13G/A, the Vanguard Group holds the shares in the ordinary course of business.

(4)

This information is based on a Schedule 13D filed by the Borba Family Group on February 11, 2021, and includes the following items: (i) 4,599,439 shares owned by the Borba Family Trust, (ii) 2,277,000 shares owned by the Borba Children’s Trust, (iii) 30,203 shares owned by George A. Borba, Jr. individually (which total includes 288 shares held by Mr. Borba as custodian for minor children), (iv) 28,547 shares owned by Mr. Borba’s sister, Linda B. Gourdikian, individually, and (v) 47,625 shares owned by the Gourdikian Family Trust. Mr. Borba and Ms. Gourdikian have disclaimed beneficial ownership of the shares held by each other, the Borba Family Trust and the Borba Children’s Trust, except to the extent of their respective distributable interests in the Borba Children’s Trust. In addition, in computing the percentage of shares beneficially owned, any shares which Mr. Borba, Ms. Gourdikian, the Borba Family Trust or the Borba Children’s Trust has a right to acquire pursuant to stock options that become exercisable within sixty (60) days after March 29, 2021 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by the Borba Family Group, but are not deemed outstanding for the purpose of computing percentages of shares beneficially owned by the other shareholders in this table. Furthermore, any annual grants of restricted shares awarded to Mr. Borba in his capacity as one of CVB Financial Corp.’s outside directors, even if unvested as of the date of this proxy statement, are deemed outstanding for the purposes of computing both the percentage of common stock beneficially owned by the Borba Family Group and for the purpose of computing total CVB Financial Corp. shares outstanding, because grantees of unvested restricted shares have the right to vote such shares and to receive dividends on such shares prior to vesting pursuant to CVB Financial Corp.’s 2018 Equity Incentive Plan; as a result, 3,606 shares granted to Mr. Borba on March 17, 2021 in his capacity as one of our outside directors have been added to the total number of shares beneficially owned by the Borba Family Group as compared to the information disclosed in the above-referenced Schedule 13D.

How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own?

The following table shows the beneficial ownership of CVB Financial Corp.’s common stock as of the record date for our annual meeting, which is March 29, 2021, by (i) each director, all of whom are also nominees for director, (ii) those persons serving as our named executive officers in 2020 and (iii) by all directors and current executive officers as a group.

	Common Stock Beneficially Owned

Name	Number of Shares(1)	Percent of Class(2)

George A. Borba, Jr.(3)(4)	6,910,248	5.1%
Vice-Chairman of the Board and Nominee

David A. Brager	96,232	*
Chief Executive Officer, Director and Nominee

Stephen A. Del Guercio(4)	34,289	*
Director and Nominee
Rodrigo Guerra, Jr.(4)	23,289	*
Director and Nominee

Anna Kan(4)	28,289	*
Director and Nominee

Marshall V. Laitsch(4)	29,332	*
Director and Nominee

Kristina M. Leslie(4)	28,289	*
Director and Nominee

Raymond V. O’Brien III(4)	40,289	*
Chairman of the Board and Nominee

Jane Olvera(4)	3,606	*
Director and Nominee

Hal W. Oswalt(4)	28,289	*
Director and Nominee

David F. Farnsworth(5)	41,255	*
Executive Vice President, Chief Operations Officer

David C. Harvey	79,199	*
Executive Vice President, Chief Operations Officer

E. Allen Nicholson(5)	69,877	*
Executive Vice President, Chief Financial Officer

Richard H. Wohl	18,683	*
Executive Vice President, General Counsel

Christopher D. Myers	250,000
Retired Chief Executive Officer

Current Directors and Executive Officers as a Group(6)	7,776,515	5.7%
(16 persons)

*	Less than 1%.
(1)

Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.

(2)	The percentage for each of these persons or group is based upon the total number of shares of CVB Financial Corp.’s common stock outstanding as of March 29, 2021, which was 135,919,625 plus the shares which the respective individual or group has the right to acquire within sixty (60) days after March 29, 2021, by the exercise of stock options. In computing the percentage of shares beneficially owned by each person or group of persons, any shares which the person (or group) has a right to acquire within sixty (60) days after March 29, 2021 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by that person (or group), but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.
(3)

Represents 4,599,439 shares held by the Borba Family Trust; 2,277,000 shares held by the Borba Children’s Trust, of which Mr. Borba is co-trustee (with shared voting and dispositive power) and as to which Mr. Borba disclaims beneficial ownership, except to the extent of his distributable interest in the Borba Children’s Trust; and 33,809 shares which Mr. Borba owns outright or which are subject to time vesting restrictions, of which 288 shares are held by Mr. Borba as custodian for minor children.

(4)

For each of CVB Financial Corp.’s outside directors, the number of shares of common stock beneficially owned includes an annual grant for 2021 of 3,606 shares which was awarded to each of our outside directors on March 17, 2021. This number of 3,606 shares for each of our outside directors stock awards for our 2021 fiscal year was calculated using the established annual grant value for each of our outside directors of $85,000, divided by the closing price for CVB Financial Corp. stock on March 17, 2021 of $23.57. These 2021 share awards are included in the total number of shares of CVB Financial Corp. common stock benefically owned by each of our outside directors because, although such shares are subject to a one-year time vesting requirement, the individual grantee has the right to vote such shares and to receive dividends on such shares under the terms of our 2018 Equity Incentive Plan.

(5)

Includes 12,000 shares which Mr. Farnsworth may acquire within 60 days after March 29, 2021 by the exercise of stock options and 3,000 shares which Mr. Nicholson may acquire within 60 days after March 29, 2021 by the exercise of stock options.

(6)

The total number of current directors and executive officers as a group includes one executive officer of the Company who is not a named executive officer. Number of shares includes 20,000 shares which members of the group may acquire within 60 days after March 29, 2021 by the exercise of stock options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of CVB Financial Corp.’s equity securities, to file reports of ownership and changes in ownership with the SEC. The SEC requires executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file.

Based solely on our review of these reports and of certifications furnished to us, we believe that, during the fiscal year ended December 31, 2020, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for two late filings on Form 4 that were filed on (1) April 1, 2020, relating to the recurring annual restricted stock grant for 4,683 shares made to Kristina Leslie on March 25, 2020 in her capacity as one of our outside directors, and (2) July 30, 2020, relating to the vesting of 692 shares of restricted stock previously granted to David Farnsworth, our Chief Credit Officer.

THE BOARD RECOMMENDS A VOTE “FOR” ALL TEN NOMINEES FOR DIRECTOR

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. The Audit Committee appoints our independent auditors. KPMG LLP has served as our independent registered public accountants since July 5, 2007. We believe KPMG LLP has provided audit services at customary rates and terms.

Principal Auditor’s Fees

The aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by KPMG LLP, which acted as our independent registered public accountants for the fiscal years ended December 31, 2020 and 2019, were as follows:

	2020 ($)	2019 ($)

Audit Fees(1)	1,582,007	1,799,675

Audit-related Fees(2)		—

Tax Fees(3)		—

All Other Fees(4)		—

Total	1,582,007	1,799,675

(1)

Audit Fees consisted of fees and out-of-pocket expenses for the audit of CVB Financial Corp.’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in CVB Financial Corp.’s annual and quarterly reports.

(2)	Audit-related Fees consisted of any fees billed for professional assurance and related services other than those noted in footnote (1) above.
(3)	Tax Fees (if any) consisted of fees billed for the preparation of the Company’s federal and state income tax returns, including amended tax returns, tax planning and tax advice.
(4)	All Other Fees (if any) consisted of any fees for other non-audit services.

The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit, audit-related and tax services provided by KPMG LLP were pre-approved by our Audit Committee. The Audit Committee has granted general pre-approval for certain audit, audit-related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the Audit Committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the Audit Committee. If specific pre-approval of a service is required, both the independent auditor and CVB Financial Corp.’s Chief Financial Officer must submit a request to the Audit Committee including the reasons why the proposed service is consistent with the SEC’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

The pre-approval policy also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

The Audit Committee also considers whether any other non-audit services that may from time to time be provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Representatives of KPMG LLP will be present at our annual meeting or available on the concurrent live audio call. They will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial Corp. and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF KPMG LLP AS CVB FINANCIAL CORP.’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2021

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Act requires, among other things, that we permit a non-binding, advisory vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this proxy statement.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our named executive officers to achieve superior performance on both a short-term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Accordingly, we ask our shareholders to indicate their support for our compensation practices for our named executive officers and vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is advisory, which means that the vote on executive compensation is not binding on CVB Financial Corp., our Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. See “Consideration of 2020 Say-on-Pay Results” above.

Your advisory vote will not be construed (i) as overruling a decision by CVB Financial Corp. or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of CVB Financial Corp. or the Board of Directors, (iii) to create or imply any additional fiduciary duties for CVB Financial Corp. or the Board of Directors, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What Is the Purpose of This Proxy Statement?

The purpose of this proxy statement is to solicit your vote at our 2021 annual meeting of shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. The record date for those shareholders entitled to vote at the meeting is March 29, 2021. On the record date there were 135,919,625 shares of our common stock outstanding.

How Can I Access the Proxy Materials?

We follow the SEC’s notice and access rule. On or about our mailing date, we mailed our shareholders who are entitled to vote at the meeting a notice about the Internet availability of the proxy materials (the “Notice”). Along with the proxy statement, we also made available by Internet our 2020 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Instructions on how to access the proxy materials over the Internet and to request a paper copy of the proxy materials, if desired, may be found in the Notice. We mailed to shareholders who have previously asked to receive paper copies of the proxy materials, a full set of the proxy materials, instead of the Notice. If you hold your CVB Financial Corp. shares in street name, and currently receive paper copies of our proxy materials, please refer to the information provided by your bank, broker or other holder of record for instructions on how to elect to receive only electronic copies of future proxy statements and annual reports.

How Do I Vote by Proxy?

You can vote by proxy whether or not you attend the annual meeting. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. The Board of Directors is soliciting your proxy.

•	To vote, follow the instructions printed on the Notice.
•	If you received a full set of proxy materials:
–	To vote by Internet, go to www.investorvote.com/CVBF and follow the instructions there. You will need the 15-digit number included on your proxy card.
–	To vote by telephone, dial the number listed on your proxy card. You will need the 15-digit number included on your proxy card.
–	To vote using the traditional proxy card, please sign and date the enclosed proxy card and return it promptly in the envelope provided.

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 12 a.m., Pacific Daylight Time, on May 19, 2021. Voting by proxy will not affect your right to attend the annual meeting and vote in person if you desire to do so.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.

How Will My Proxy Be Voted?

If you properly complete your proxy card and we receive it in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If we receive an executed proxy card from you, on which you have not made specific choices with respect to the proposals, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all ten nominees for director;
•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for 2021; and
•	“FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in the proxy’s own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

How Many Votes Do I Have?

Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee’s(s’) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his or her intention to vote his or her shares cumulatively. Cumulative voting allows you to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. Our receipt of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

May I Change My Vote After I Have Voted?

Yes. Even after you have submitted your proxy, or cast your vote by telephone or Internet ballot, you may change your vote at any time before the proxy is exercised, if you file with CVB Financial Corp.’s Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date, or cast a new vote by telephone or Internet. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Vote Is Required for Each Proposal?

The ten nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

Proposal 2 regarding the ratification of the appointment of our auditors and Proposal 3 regarding “Say-On-Pay” each requires the approval of a majority of the shares represented and voting at the meeting, with affirmative votes constituting at least a majority of the required quorum.

Who Are Shareholders of Record Versus Beneficial Owners?

If you are a shareholder of record, CVB Financial Corp. has sent the Notice directly to you.

If your shares are held in street name, you are considered the “beneficial owner” of the shares. Your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares, should have forwarded the Notice directly to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions on the proxy card or in the Notice.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the annual meeting with respect to such matter.

How Are Broker Non-Votes and Abstentions Treated?

“Broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees have discretionary voting power for Proposal 2 (approval of KPMG LLP as independent auditor), but not for Proposal 1 (election of directors) or Proposal 3 (Say-On-Pay). If you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposals 1 or 3. It is therefore important that you provide instructions to your bank, broker, or other holder of record if your shares are held by a bank, broker, or other holder of record, so that your votes with respect to these proposals are counted.

Abstentions will have no effect on Proposals 1 or 3 unless there are insufficient votes in favor of the proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against such proposals.

What Are the Costs of Solicitation of Proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing the Notice and any requested paper copies of this proxy statement and the materials used in this solicitation of proxies.

The proxies will be solicited through the mail, and as noted above, shareholders may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. We have retained the services of Georgeson, Inc. to serve as our proxy solicitor in connection with our annual meeting at an estimated cost of approximately $14,250.

ANNUAL REPORT ON FORM 10-K

Together with this proxy statement, CVB Financial Corp. has distributed or made available via the Internet to each of its shareholders its Annual Report on Form 10-K for the year ended December 31, 2020, which includes the consolidated balance sheets of CVB Financial Corp. and its subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of earnings and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020. If you did not view or receive the Annual Report on Form 10-K (or would like a paper copy), we will send it to you without charge.

The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K that we have posted or delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please call (909) 980-4030 or write to:

Corporate Secretary

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information and exhibits we file with the SEC.

PROPOSALS OF SHAREHOLDERS FOR 2022

If you wish to submit a proposal for consideration at our 2022 annual meeting of shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act and in our Bylaws. To be eligible for inclusion in our proxy statement and proxy materials under applicable rules of the Securities and Exchange Commission, our Corporate Secretary must receive your proposal no later than December 8, 2021, at the above address. Please also refer to the section of this proxy statement on “Consideration of Shareholder Proposals and Director Nominees” for a summary of the requirements applicable to such proposals or director nominations under our corporate bylaws.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if CVB Financial Corp. (a) receives notice of the proposal before the close of business on February 21, 2022 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on February 21, 2022.

Notices of intention to present proposals at the 2022 annual meeting of shareholders should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Suite 350, Ontario, California 91764, and must comply with the provisions of our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

CVB FINANCIAL CORP.

David A. Brager

Chief Executive Officer

Dated: April 7, 2021

Citizens business bank A Financial services company CVB Financial Corp. CitizensTrust TM701 N Haven Avenue | Ontario, CA 91764 | 909.980.4030 | cbbank.com

Vote CVB Financial Corp ENDORSEMENT LINE SACKPACK 000004 123456789012345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 19, 2021 at 12:00 AM, local time. Online Go to www.investorvote.com/CVBF or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CVBF Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01—George A. Borba, Jr. 05—Anna Kan 09—Jane Olvera 02—David A. Brager 06—Marshall V. Laitsch 10—Hal W. Oswalt 03—Stephen A. Del Guercio 07—Kristina M. Leslie 04—Rodrigo Guerra, Jr. 08—Raymond V. O’Brien III Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 08 09 10 2. Ratification of appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2021. 4. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any and all adjournments or postponements thereof. If any other matter is presented, your Proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting. For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-On-Pay”). For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 JNT 03FJQB MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2021 Annual Meeting Admission Ticket 2021 Annual Meeting of CVB Financial Corp. Shareholders May 19, 2021, 8:00 AM local time CVB Financial Corp. Corporate Headquarters 701 North Haven Avenue, Ontario, CA 91764 Upon arrival, please present this admission ticket and photo identification at the registration desk. We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the COVID-19 pandemic, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to participate in our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. There will be no food or refreshments provided at this meeting. The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 19, 2021). To participate in our conference call facility, please dial 1 (833) 301-1161, passcode 5992194. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 26, 2021. To access the replay, please dial 1 (855) 859-2056, passcode 5992194. Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on the matters to be considered at our annual meeting, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. Listening into the meeting by audio conference call will not constitute attendance for legal purposes. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The materials are available at: www.cbbank.com/annualmaterials. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CVBF IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. CVB FINANCIAL CORP. Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2021 David A. Brager, E. Allen Nicholson and Richard H. Wohl, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CVB Financial Corp. to be held on May 19, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.